As filed with the Securities and Exchange Commission on July 31, 2026

Registration No. 333-291800

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Grayscale Zcash Trust (ZEC)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	c/o Grayscale Investments Sponsors, LLC	82-6646113
(State or Other Jurisdiction of	290 Harbor Drive, 4th Floor	(I.R.S. Employer
Incorporation or Organization)	Stamford, Connecticut 06902	Identification Number)
(212) 668-1427

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kathryn Masci

Interim Chief Financial Officer

Grayscale Investments Sponsors, LLC

290 Harbor Drive, 4th Floor

Stamford, Connecticut 06902

(212) 668-1427

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Hillary A. Coleman

Dennis Chu

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 31, 2026

PRELIMINARY PROSPECTUS

GRAYSCALE ZCASH TRUST (ZEC)

Grayscale Zcash Trust (ZEC) (the “Trust”) is a Delaware statutory trust that issues common units of fractional undivided beneficial interest (“Shares”), which represent ownership in the Trust. In connection with the effectiveness of this registration statement and the listing of the Shares on NYSE Arca, Grayscale Investments Sponsors, LLC, the sponsor of the Trust (the “Sponsor”) intends to rename the Trust as Grayscale Zcash ETF by filing a Certificate of Amendment to the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA. The Trust’s purpose is to hold “ZEC”, which are digital assets that are created and transmitted through the operations of the peer-to-peer Zcash Network, a decentralized network of computers that operates on cryptographic protocols. The Trust’s investment objective is for the value of the Shares (based on ZEC per Share) to reflect the value of ZEC held by the Trust, as determined by reference to the Index Price (as defined herein), less the Trust’s expenses and other liabilities. While an investment in the Shares is not a direct investment in ZEC, the Shares are designed to provide investors with a cost-effective and convenient way to gain investment exposure to ZEC. CSC Delaware Trust Company is the trustee of the Trust (the “Trustee”), The Bank of New York Mellon is the transfer agent of the Trust (in such capacity, the “Transfer Agent”) and the administrator of the Trust (in such capacity, the “Administrator”), Coinbase, Inc. is the prime broker of the Trust (the “Prime Broker”) and Coinbase Custody Trust Company, LLC is the custodian of the Trust (the “Custodian”).

The Trust intends to list the Shares on NYSE Arca, Inc. (“NYSE Arca”) under the symbol “ZCSH.” The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares. It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of ZEC and the trading price of the Shares on the NYSE Arca at the time of each sale.

The Shares may be purchased from the Trust only in one or more blocks of 10,000 Shares (a block of 10,000 Shares is called a “Basket”). The Trust issues Baskets of Shares to certain authorized participants (“Authorized Participants”) on an ongoing basis as described in “Plan of Distribution.” In addition, the Trust redeems Shares in Baskets on an ongoing basis from Authorized Participants. The Trust is permitted to conduct creations and redemptions of Shares via in-kind transactions with Authorized Participants or their designees (any such designee, an “AP Designee”) in exchange for ZEC and also accepts Cash Orders (as defined herein). See “Description of Creation and Redemption of Shares.” Some of the activities of the Authorized Participants may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions under the Securities Act of 1933, as amended (the “Securities Act”). See “Plan of Distribution.”

Investing in the Shares involves significant risks. You should carefully consider the risk factors described on page 16 in this prospectus.

______________________________

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced reporting requirements. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee.

The U.S. dollar value of a Basket of Shares at 4:00 p.m., New York time, on the trade date of a creation or redemption order is equal to the “Basket Amount”, which is the amount of ZEC required to create or redeem a Basket of Shares, multiplied by the “Index Price,” which is the U.S. dollar value of a ZEC derived from the Digital Asset Trading Platforms (as defined herein) that are reflected in the CoinDesk Zcash Benchmark Rate (the “Index”), calculated at 4:00 p.m., New York time, on each business day. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

_____________________________

The Trust is not a registered investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is therefore not subject to regulation under the Investment Company Act. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), as administered by the Commodity Futures Trading Commission (the “CFTC”) and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor. See “Part I—Item 1A. Risk Factors—Risk Factors Related to the Trust and the Shares—Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The date of this prospectus is , 2026.

Neither the Trust nor the Sponsor has authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of the Trust. Neither the Trust nor the Sponsor takes any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Neither the Trust nor the Sponsor is making an offer to sell any security or soliciting any offer to buy any security in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement and any free writing prospectus or any document incorporated by reference is accurate as of any date other than the respective dates on the front of such documents. The Trust’s business, assets, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell, or an invitation on behalf of the Trust or the Sponsor, to subscribe to or purchase any securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. This prospectus summarizes certain documents and other information in a manner the Sponsor believes to be accurate. In making an investment decision, you must rely on your own examination of the Trust, the Zcash industry, the operation of the Zcash market and the terms of the offering and the Shares, including the merits and risks involved. Although the Sponsor believes this information to be reliable, the accuracy and completeness of this information is not guaranteed and has not been independently verified.

See “Glossary of Defined Terms” for the definition of certain capitalized terms used in this prospectus.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business of Grayscale Zcash Trust (ZEC) (the “Trust”). Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. Investors are therefore cautioned against relying on forward-looking statements. All statements (other than statements of historical fact) included in or incorporated by reference into this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions, the Trust’s operations, the Sponsor plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially from such statements. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks described in this prospectus, in “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (as amended and supplemented through the date of this registration statement, the “Annual Report”), in any applicable prospectus supplement and in the other documents incorporated or deemed incorporated by reference herein. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

•
recent developments in the digital asset economy which have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity;
•
the extreme volatility of trading prices that many digital assets, including ZEC, have experienced in recent periods and may continue to experience, which could cause the value of the Shares to be volatile and/or have a material adverse effect on the value of the Shares;
•
the recency of the development of digital assets and the uncertain medium-to-long term value of the Shares due to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets;
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the value of the Shares depending on the acceptance of digital assets, such as ZEC, which represent a new and rapidly evolving industry;
•
the value of the Shares relating directly to the value of ZEC then held by the Trust, the value of which may be highly volatile and subject to fluctuations due to a number of factors;
•
a temporary or permanent “fork” or a “clone”, which could adversely affect the value of the Shares;
•
the largely unregulated nature and lack of transparency surrounding the operations of Digital Asset Trading Platforms, which may adversely affect the value of digital assets and, consequently, the value of the Shares;
•
the limited history of the Index;
•
competition from the emergence or growth of other digital assets could have a negative impact on the price of ZEC and adversely affect the value of the Shares;
•
the liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements or the Liquidity Engager is unable to engage Liquidity Providers;
•
the commencement of a redemption program, in conjunction with the listing of the Shares on the NYSE Arca, may impact whether the Shares trade at a discount or premium to the NAV per Share;
•
any suspension or other unavailability of the Trust’s redemption program may cause the Shares to trade at a discount to the NAV per Share;
•
the possibility that the Shares may trade at a price that is at, above or below the Trust’s NAV per Share as a result of the non-concurrent trading hours between NYSE Arca and the Digital Asset Trading Platform Market;

ii

•
regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies that may affect the value of the Shares or restrict the use of one or more digital assets, mining activity or the operation of their networks or the Digital Asset Trading Platform Market in a manner that adversely affects the value of the Shares;
•
a determination that ZEC or any other digital asset is or involves a transaction in a “security” may adversely affect the value of ZEC and the value of the Shares and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust;
•
changes in the policies of the U.S. Securities and Exchange Commission (the “SEC”) that could adversely impact the value of the Shares;
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regulatory changes or other events in foreign jurisdictions that may affect the value of the Shares or restrict the use of one or more digital assets, mining activity or the operation of their networks or the Digital Asset Trading Platform Market in a manner that adversely affects the value of the Shares;
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the possibility that an Authorized Participant, the Trust or the Sponsor could be subject to regulation as a money service business or money transmitter, which could result in extraordinary expenses to such Authorized Participant, the Trust or the Sponsor and also result in decreased liquidity for the Shares;
•
regulatory changes or interpretations that could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust;
•
potential conflicts of interest that may arise among the Sponsor or its affiliates and the Trust;
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the potential discontinuance of the Sponsor’s continued services, which could be detrimental to the Trust;
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the limited ability to facilitate in-kind creations and redemptions of Shares, which could have adverse consequences for the Trust;
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the Trust’s reliance on third-party service providers to perform certain functions essential to the affairs of the Trust and the challenges replacement of such service providers could pose to the safekeeping of the Trust’s ZEC and to the operations of the Trust; and
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the Custodian’s possible resignation or removal by the Sponsor or otherwise, without replacement, which could trigger early termination of the Trust.

Consequently, all forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in this prospectus, in “Part I—Item 1A. Risk Factors” in the Annual Report, in any applicable prospectus supplement and in the other documents incorporated or deemed incorporated by reference herein, or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws.

iii

PROSPECTUS SUMMARY

You should read this entire prospectus and the material incorporated by reference herein, including “Part I— Item 1A. Risk Factors” in the Annual Report, in any applicable prospectus supplement and in the other documents incorporated or deemed incorporated by reference herein, before making an investment decision about the Shares.

Trust Overview

Grayscale Zcash Trust (ZEC) (the “Trust”) is a Delaware Statutory Trust that was formed on October 23, 2017, by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). Prior to the effectiveness of the registration statement of which this prospectus forms a part, the name of the Trust was Grayscale Zcash Trust (ZEC). In connection with the effectiveness of this registration statement and the listing of the Shares on NYSE Arca, the Sponsor intends to rename the Trust as Grayscale Zcash ETF by filing a Certificate of Amendment to the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA. The Trust’s purpose is to hold Zcash (“ZEC” or “Zcash”).

Zcash, an alternative software implementation of Bitcoin, was created in 2016 by a group of scientists, cryptographers, and engineers. Although Zcash is similar to Bitcoin, there are several key differences between the Zcash Network and the Bitcoin Network. The fundamental difference between Bitcoin and Zcash is that Zcash offers selective privacy-preserving features. Zcash accomplishes this privacy preservation by using novel cryptographic protocols called Zero-Knowledge Succinct Non-Interactive Argument of Knowledge (“zk-SNARKs”) to protect both the amount and the sender and recipient of the transaction. Transactions employing zk-SNARKs are referred to as “shielded” transactions and are distinct from “unshielded” transactions, which are publicly viewable on the Zcash network and can be used to selectively disclose information as needed for regulatory compliance. Zcash’s shielded pool (known as “z-addresses”) is also believed to provide enhanced resistance to certain potential quantum computing attacks that could be used to derive the user’s private key by running Shor’s algorithm on a quantum computer, as it does not expose a user’s public key. By contrast, Bitcoin and Zcash’s unshielded pool (known as “t-addresses”) does expose a user’s public key. However, the zk-SNARK system itself relies certain key generation mechanisms that may also be susceptible to quantum computing attacks, and the privacy-preserving features of the Zcash Network make it susceptible to certain unique vulnerabilities not present in transparent blockchains like the Bitcoin Network, resulting in a distinct overall risk profile for the Zcash Network. See “Part I—Item 1. Business—Overview of the ZEC Industry and Market” in the Annual Report incorporated by reference herein and “Risk Factors—The cryptography used to enhance the privacy of transactions on the Zcash Network could ultimately fail, which could negatively affect the price of ZEC and the value of the Shares.”

Zcash has a current block size of approximately 2MB compared to maximum block size of approximately 4MB on the Bitcoin Network. Zcash blocks are generated every 1.3 minutes, which is approximately 8 times faster than Bitcoin’s block production. Due to a similar monetary supply curve to Bitcoin, Zcash halvings also take place approximately every four years, occurring every 210,000 blocks. Zcash’s mining difficulty is lower than Bitcoin’s, making it easier to mine blocks and earn rewards. Additionally, Zcash and Bitcoin both have a maximum supply of 21 million coins. As of June 30, 2026, Zcash had a circulating supply of 16.7 million ZEC which was less than Bitcoin’s circulating supply of approximately 20.1 million Bitcoin. As of June 30, 2026, the 24-hour trading volume of Zcash and Bitcoin were approximately $195.0 million and $9.2 billion, respectively. As of June 30, 2026, the aggregate market value of Zcash was $6.7 billion as compared to the $1.2 trillion aggregate value of Bitcoin. As of June 30, 2026, ZEC was the 12th largest digital asset by market capitalization as tracked by CoinMarketCap.com.

As of June 30, 2026, the Trust holds approximately 2.3% of the ZEC in circulation. In contrast to other protocols in which token holders participate in the governance of the network, ownership of ZEC confers no such rights. Therefore, the size of the Trust’s position does not itself enable the Sponsor or the Trust to participate in or otherwise influence the development of the Zcash Network. As a decentralized digital asset network, the Zcash Network consists of several stakeholders, including core developers of ZEC, users, services, businesses, miners and other constituencies, of which the Trust is only one constituent.

As a passive investment vehicle, the Trust’s investment objective is for the value of the Shares (based on ZEC per Share) to reflect the value of ZEC held by the Trust, determined by reference to the Index Price, less the Trust’s expenses and other liabilities. The Trust does not seek to generate returns beyond tracking the price of ZEC. There can be no assurance that the Trust will be able to achieve its investment objective. Historically, the Trust has not met its investment objective and the Shares quoted on OTCQX have not reflected the value of ZEC held by the Trust, less the Trust’s expenses and other liabilities, but instead have traded at both premiums and discounts to such value, which at times have been substantial. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

The Trust historically issued common units of fractional undivided beneficial interest (“Shares”), which represent ownership in the Trust, on a periodic basis to certain “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act in exchange for deposits of ZEC. The Shares were quoted on OTC Markets Group Inc.’s OTCQX® Best Market (“OTCQX”) under the ticker symbol “ZCSH.” From and after the date of this prospectus, the Trust intends to issue Shares on an ongoing basis pursuant to this registration statement, intends to rely on an exemption or other relief from the SEC under Regulation M to operate a redemption program, and intends to list the Shares on NYSE Arca under the symbol “ZCSH.” The Shares will be distributed by Authorized Participants who will be able to take advantage of arbitrage opportunities to keep the value of the Shares closely linked to the Index Price (referred to as the “arbitrage mechanism”). Immediately prior to listing on NYSE Arca, it is expected that the market price of the Shares will be at, or approximate to, a value that aligns with NAV per Share. Upon listing on NYSE Arca, the Sponsor expects the market price of the Shares and the NAV per Share to converge, thus closing the current discount to NAV per Share. Subsequent to the first day of trading, the Sponsor expects there to be a net creation of Shares if the Shares trade at a premium to NAV per Share and a net redemption of Shares if the Shares trade at a discount to NAV per Share, representing the effective functioning of the arbitrage mechanism.

Thereafter, it is expected that the Shares will be sold by the Authorized Participants to the public at varying prices to be determined by reference to, among other considerations, the price of the ZEC represented by each Share and the trading price of the Shares on NYSE Arca at the time of each sale. Shares registered hereby are of the same class and will have the same rights as any Shares distributed prior to this offering.

As previously noted, the Shares have historically traded at a substantial premium over, or a substantial discount to, the value of the Trust’s ZEC, less the Trust’s expenses and other liabilities. For example, from October 18, 2021 to June 30, 2026, the maximum premium of the closing price of the Shares quoted on OTCQX over the value of the Trust’s NAV per Share was 240%, the average premium was 53%, the maximum discount of the closing price of the Shares quoted on OTCQX below the value of the Trust’s NAV per Share was 55%, and the average discount was 19%. The closing price of the Shares, as quoted on OTCQX at 4:00 p.m., New York time, on each business day between October 18, 2021 and June 30, 2026, has been quoted at a discount on 700 days. As of June 30, 2026, the last business day of the period, the Trust’s Shares were quoted on OTCQX at a discount of 17% to the Trust’s NAV per Share. As of July 29, 2026, the closing price of the Shares quoted on OTCQX was $30.20 and the Trust’s Shares were quoted on OTCQX at a discount of 18.07% to the Trust’s NAV per Share.

Until December 31, 2024, Grayscale Investments, LLC was the sponsor of the Trust. As a result of the Reorganization (as defined herein) on January 1, 2025, Grayscale Investments Sponsors, LLC (“GSIS”) and Grayscale Operating, LLC (“GSO”), consolidated subsidiaries of Digital Currency Group, Inc. (“DCG”), became Co-Sponsors of the Trust. On January 3, 2025 GSO voluntarily withdrew as a Sponsor of the Trust, and effective May 3, 2025 GSIS is the sole remaining Sponsor. Prior to May 3, 2025, all references herein to the “Sponsor” shall be deemed to include both GSIS and GSO as Sponsors unless the context otherwise requires, and on or after May 3, 2025, all references herein to the “Sponsor” shall refer only to GSIS. CSC Delaware Trust Company is the trustee (the “Trustee”) of the Trust, The Bank of New York Mellon is the transfer agent (in such capacity, the “Transfer Agent”) and the administrator (in such capacity, the “Administrator”) of the Trust, Continental Stock Transfer & Trust Company is the co-transfer agent of the Trust (the “Co-Transfer Agent”), Coinbase, Inc. is the prime broker (the “Prime Broker”) of the Trust, and Coinbase Custody Trust Company, LLC is the custodian (the “Custodian”) of the Trust.

The Trust issues Shares only in one or more blocks of 10,000 Shares (a block of 10,000 Shares is called a “Basket”) to certain authorized participants (“Authorized Participants”) from time to time. Baskets are offered in exchange for ZEC. Through its redemption program, the Trust will redeem Shares from Authorized Participants on an ongoing basis.

The U.S. dollar value of a Basket of Shares at 4:00 p.m., New York time, on the trade date of a creation or redemption order is equal to the Basket Amount, which is the amount of ZEC required to create or redeem a Basket of Shares, multiplied by the “Index Price,” which is the price of a ZEC calculated by applying a weighting algorithm to the price and trading volume data for the immediately preceding 24-hour period as of 4:00 p.m., New York time, derived from the selected Digital Asset Trading Platforms that are reflected in, from the commencement of the Trust’s operations until March 31, 2026, the CoinDesk Zcash Price Index (ZCX) (the “Index”) on each business day. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements. As of April 1, 2026 the Index is the CoinDesk Zcash Benchmark Rate. See “—The Index and the Index Price.”

The Basket Amount on any trade date is determined by dividing (x) the amount of ZEC owned by the Trust at 4:00 p.m., New York time, on such trade date, after deducting the amount of ZEC representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one ZEC (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000.

The Trust creates Baskets of Shares only upon receipt of ZEC and will redeem Shares only by distributing ZEC or proceeds from the disposition of ZEC. Authorized Participants may submit orders to create or redeem Shares under one of two procedures, which are referred to as “In-Kind Orders” and “Cash Orders” in this prospectus. In connection with In-Kind Orders, Authorized Participants, or their AP Designees, deposit ZEC directly with the Trust or receive ZEC directly from the Trust. Cash Orders are made through the participation of a Liquidity Provider (as defined herein) and facilitated by the Transfer Agent, as described in “Description of Creation and Redemption of Shares.” Authorized Participants must pay a Variable Fee (as defined herein) in connection with certain Cash Orders, which is not applicable to In-Kind Orders, and thus will result in different execution prices for Cash Orders versus In-Kind Orders.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee. As provided under the Trust Agreement, the Trust’s assets will not be loaned or pledged, or serve as collateral for any loan, margin, rehypothecation, or other similar activity to which the Sponsor, the Trust or any of their respective affiliates are a party.

Some of the notable features of the Trust and its Shares include the holding of ZEC in the Trust’s own accounts, the experience of the Sponsor’s management team in the ZEC industry and the use of the Custodian to protect the Trust’s private keys. See “Part I—Item 1. Business—Activities of the Trust” in the Annual Report.

The lack of full insurance and shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent and Custodial Entities expose the Trust and its shareholders to the risk of loss of the Trust’s ZEC for which no person or entity is liable.

The Sponsor maintains an internet website at etfs.grayscale.com/zcsh, through which the Trust’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are made available free of charge after they have been filed with or furnished to the SEC. Additional information regarding the Trust may also be found on the SEC’s EDGAR database at www.sec.gov.

The contents of the websites referred to above and any websites referred to herein are not incorporated into this filing or any other reports or documents we file with or furnish to the SEC. Further, our references to the URLs for these websites are intended to be inactive textual references only.

The Index and the Index Price

The Index is a U.S. dollar-denominated composite reference rate for the price of ZEC. The Index is designed to (1) mitigate the effects of fraud, manipulation and other anomalous trading activity from impacting the ZEC reference rate, (2) provide a real-time, volume-weighted fair value of ZEC and (3) appropriately handle and adjust for non-market related events.

The Index Price is determined by the Index Provider through a process in which trade data is cleansed and compiled in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. This is accomplished by adjusting the weight of each data input based on price deviation relative to the observable set, as well as recent and long-term trading volume at each venue relative to the observable set. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

All references to the NAV and NAV per Share of the Trust in this prospectus prior to April 1, 2026 have been calculated using the Index Price based on the CoinDesk Zcash Price Index (ZCX) unless otherwise indicated. As of April 1, 2026, the NAV and NAV per Share of the Trust calculated using the Index Price based on the CoinDesk Zcash Benchmark Rate.

Constituent Trading Platform Selection

Digital Asset Trading Platforms are selected for inclusion in the Index based on a methodology developed by the Index Provider in alignment with the International Organization of Securities Commissions (“IOSCO”) Principles for Financial Benchmarks. To qualify as a Constituent Trading Platform, a platform is evaluated across the following core criteria listed below (the “Inclusion Criteria”):

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Market Quality: Overall liquidity, trading activity, price reliability, and market stability.
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Security: Cybersecurity safeguards, custody practices, and operational risk controls.
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Legal and Regulatory: Licensing status, regulatory compliance, and legal transparency.
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KYC: Assessment of anti-money laundering (“AML”) and know-your-customer (“KYC”) frameworks, transaction monitoring capabilities, and market oversight.
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Data Provision: Quality, accessibility, and reliability of trading data and technical infrastructure.
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Transparency: Financial and operational disclosures, including reserve and governance transparency.
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Team: Assessment of executive leadership, relevant experience, organizational structure, and service offerings across institutional and retail markets.
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Negative Events: The Index Provider may apply a downward adjustment for material adverse events, including data breaches, regulatory penalties, withdrawal freezes, or other significant incidents.

Trading platforms that meet these Inclusion Criteria are also required to be licensed and able to serve customers in one or more of the following jurisdictions:

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United States (FinCEN, state regulatory authorities)
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United Kingdom (FCA)
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European Union (MiCA passport)
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Hong Kong (SFC)
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Singapore (MAS)
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United Arab Emirates, including the emirates of Dubai and Abu Dhabi (VARA, ADGM)
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Gibraltar (GFSC)

A Digital Asset Trading Platform is removed from the Constituent Trading Platforms when it no longer satisfies the Inclusion Criteria. The Index Provider may also exclude certain trading platforms that require additional support from such contributing trading platform at its discretion. The Index Provider does not currently include data from over-the-counter markets or derivatives platforms among the Constituent Trading Platforms. Over-the-counter data is not currently included because of the potential for trades to include a significant premium or discount paid for larger liquidity, which creates an uneven comparison relative to more active markets. There is also a higher potential for over-the-counter transactions to not be arms-length, and thus not be representative of a true market price. ZEC derivative markets are also not currently included. While the Index Provider has no plans to include data from over-the-counter markets or derivative platforms at this time, the Index Provider will consider IOSCO principles for financial benchmarks, the management of trading venues of ZEC derivatives and the aforementioned Inclusion Criteria when considering whether to include over-the-counter or derivative platform data in the future.

The Index Provider and the Sponsor have entered into the index license agreement, dated as of February 1, 2022 (as amended, the “Index License Agreement”), governing the Sponsor’s use of the Index Price. Pursuant to the terms of the Index License Agreement, the Index Provider may adjust the calculation methodology for the Index Price without notice to, or consent of, the Trust or its shareholders. The Index Provider may decide to change the calculation methodology to maintain the integrity of the Index Price calculation should it identify or become aware of previously unknown variables or issues with the existing methodology that it believes could materially impact its performance and/or reliability. The Index Provider has sole discretion over the determination of the Index Price and may change the methodologies for determining the Index Price from time to time. Shareholders will be notified of any material changes to the calculation methodology or the Index Price in the Trust’s current reports and will be notified of all other changes that the Sponsor considers significant in the Trust’s periodic or current reports. The Sponsor will determine the materiality of any changes to the Index Price on a case-by-case basis, in consultation with external counsel.

The Index Provider may change the trading venues that are used to calculate the Index or otherwise change the way in which the Index is calculated at any time. For example, the Index Provider has scheduled monthly reviews in which it may add or remove Constituent Trading Platforms that satisfy or fail the Inclusion Criteria as well as other requirements detailed in the Index Methodology. The Index Provider does not have any obligation to consider the interests of the Sponsor, the Trust, the shareholders, or anyone else in connection with such changes. While the Index Provider is not required to publicize or explain the changes or to alert the Sponsor to such changes, it has historically notified the Trust of certain changes to the Constituent Trading Platforms, including any additions or removals of the Constituent Trading Platforms, in addition to issuing press releases in connection with the same. The Sponsor will provide updates of such changes in the Trust’s quarterly reports on Form 10-Q. Although the Index methodology is designed to operate without any manual intervention, rare events would justify manual intervention. Intervention of this kind would be in response to non-market-related events, such as the halting of deposits or withdrawals of funds on a Digital Asset Trading Platform, the unannounced closure of operations on a Digital Asset Trading Platform, insolvency or the compromise of user funds. In the event that such an intervention is necessary, the Index Provider would issue a public announcement through its website, API and other established communication channels with its clients.

Determination of the Index Price

The Index, as reflected by the CoinDesk Zcash Benchmark Rate, for ZEC is calculated through the application of an algorithm to the price of ZEC on the Constituent Trading Platforms calculated every 5 seconds over a 24-hour period. The Index’s algorithm is expected to reflect a five-pronged methodology to calculate the Index Price from the Constituent Trading Platforms for ZEC:

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Volume Weighting: Constituent Trading Platforms with greater liquidity receive a higher weighting in each Index, increasing the ability to execute against (i.e., replicate) the Index in the underlying spot markets. The Index methodology is a volume-weighted real-time price where the latest trade price for each Constituent Trading Platform is weighted based on its trailing 24-hour volume.
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FX Conversion: The Index algorithm utilizes a volume-weighted real-time FX conversion rate for any trading activity for the relevant Stablecoin-USD pair. This normalizes all trading activity to USD denomination.
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Outlier Detection Factor: The Index algorithm excludes trade data and price(s) deemed to be an outlier relative to the most recently calculated Index.
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Inactivity Adjustment: The Index algorithm penalizes stale activity from any given Constituent Trading Platform. When a Constituent Trading Platform does not have recent trading data, the outdated prices and their contribution to the Index calculation are gradually reduced until they are de-weighted to 0.1%. Similarly, once trading activity at a Constituent Trading Platform resumes, the corresponding weighting for that Constituent Trading Platform will no longer be penalized.

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Manipulation Resistance: In an effort to determine and prioritize the most significant Constituent Trading Platforms (i.e., those that are likely to have the most impact on price discovery) for a given asset, the Index Provider conducts a Constituent Trading Platform selection and review process, which seeks to identify the highest-ranking Constituent Trading Platforms based on both qualitative and quantitative factors. The qualitative review includes legal and regulation, data provision, security, trade monitoring, market quality, and negative events policy, among others. The quantitative review includes review of trading activity for the asset on the given Constituent Trading Platform.

The Index Provider re-evaluates the weighting algorithm on a periodic basis, but maintains discretion to change the way in which an Index Price is calculated based on its periodic review or in extreme circumstances. The Index is designed to limit exposure to trading or price distortion of any individual Digital Asset Trading Platform that experiences periods of unusual activity or limited liquidity by discounting, in real-time, anomalous price movements at individual Digital Asset Trading Platforms.

The Sponsor believes the Index Provider’s selection process for Constituent Trading Platforms as well as the methodology of the Index Price’s algorithm provides a more accurate picture of ZEC price movements than a simple average of Digital Asset Trading Platform spot prices, and that the weighting of ZEC prices on the Constituent Trading Platforms limits the inclusion of data that is influenced by temporary price dislocations that may result from technical problems, limited liquidity or fraudulent activity elsewhere in the ZEC spot market.

By referencing multiple trading venues and weighting them based on trade activity, the Sponsor believes that the impact of any potential fraud, manipulation or anomalous trading activity occurring on any single venue is reduced.

If the Index Price becomes unavailable, or if the Sponsor determines in good faith that such Index Price does not reflect an accurate price for ZEC, then the Sponsor will contact the Index Provider to obtain the Index Price directly from the Index Provider. If after such contact such Index Price remains unavailable or the Sponsor continues to believe in good faith that such Index Price does not reflect an accurate price for ZEC, then the Sponsor will employ a cascading set of rules to determine the Index Price, as described in “Item 1. Business—Overview of the ZEC Industry and Market—ZEC Value—The Index and the Index Price—Determination of the Index Price When Index Price is Unavailable” in the Annual Report.

The Trust values its ZEC for operational purposes by reference to the Index Price. The Index Price is the value of a ZEC as represented by the Index, calculated at 4:00 p.m., New York time, on each business day.

Illustrative Example

For the purposes of illustration, outlined below are examples of how the attributes that impact weighting and adjustments in the aforementioned methodology may be utilized to generate the Index Price for a digital asset.

For example, Constituent Trading Platforms used to calculate the Index Price of the digital asset may include trading platforms such as Crypto.com, Kraken, LMAX Digital and Bitstamp by Robinhood.

The Index Price algorithm, as described above, is designed to account for manipulation at the outset by only including data from executed trades on Constituent Trading Platforms that charge trading fees. Then, the below-listed elements may impact the weighting of the Constituent Trading Platforms on the Index Price as follows:

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Volume Weighting: Each Constituent Trading Platform will be weighted to appropriately reflect the trading volume share of the Constituent Trading Platform relative to all the Constituent Trading Platforms during this same period. For example, a weighting of 67.06%, 14.57%, 11.88%, and 6.49% for Crypto.com, Kraken, LMAX Digital and Bitstamp by Robinhood, respectively, would represent each Constituent Trading Platform’s share of trading volume during the preceding 24 hours.
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Inactivity Adjustment: Assume that a Constituent Trading Platform represented a 14% weighting on the Index Price of the digital asset and then went offline for approximately two hours. The index algorithm would automatically recognize inactivity and start de-weighting the Constituent Trading Platform at the 5-minute mark and continue to do so with each additional 5-minute period of inactivity until its influence was effectively zero, 25 minutes after becoming inactive. As soon as trading activity resumed at the Constituent Trading Platform, the index algorithm would re-weight it to the appropriate weighting based on trading volume and price-variance relative to the cohort of Constituent Trading Platforms included in the Index.
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Price Outlier Detection: New traded prices from Constituent Trading Platforms are compared to the latest calculated Index Price. If a new traded price deviates by +/- 5% from the latest calculated Index Price, it will be considered an outlier and will not be used in the calculation of the Index Price until such time as a majority of the Constituent Trading Platforms are similarly considered outlier prices. In that case, the new prices will be used to calculate the Index Price. For example, if the Index Price is $10 and there is a new trade price of $11 from Constituent Trading Platform X, the price of $11 will be considered an outlier and will not be used. However, if the most recent prices on a majority of the Constituent Trading Platforms are aligned with the price of $11, then these prices will no longer be considered outliers and will be used to calculate the new Index Price.

Trust Objective and Determination of Principal Market NAV and NAV

The Trust’s investment objective is for the value of the Shares (based on ZEC per Share) to reflect the value of ZEC held by the Trust, determined by reference to the Index Price, less the Trust’s expenses and other liabilities. There can be no assurance that the Trust will be able to achieve its investment objective.

While an investment in the Shares is not a direct investment in ZEC, the Shares are designed to provide investors with a cost-effective and convenient way to gain investment exposure to ZEC. A substantial direct investment in ZEC may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of the ZEC and may involve the payment of substantial fees to acquire such ZEC from third-party facilitators through cash payments of U.S. dollars. Because the value of the Shares is correlated with the value of ZEC held by the Trust, it is important to understand the investment attributes of, and the market for, ZEC.

The Trust’s ZEC are carried, for financial statement purposes, at fair value as required by U.S. generally accepted accounting principles (“U.S. GAAP”). The Trust determines the fair value of ZEC based on the price provided by the Digital Asset Market (defined below) that the Trust considers its principal market as of 4:00 p.m., New York time, on the valuation date. The net asset value of the Trust determined on a U.S. GAAP basis is referred to in this prospectus as “Principal Market NAV.” Prior to February 7, 2024, Principal Market NAV was referred to as NAV. “Digital Asset Market” means a “Brokered Market,” “Dealer Market,” “Principal-to-Principal Market” or “Exchange Market” (referred to as “Trading Platform Market” in this prospectus), as each such term is defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Master Glossary. See “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Principal Market and Fair Value Determination” in the Annual Report for more information on the Trust’s principal market selection.

The Trust uses the Index Price to calculate its “NAV,” a non-GAAP metric, which is the aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars or other fiat currency), less the U.S. dollar value of the Trust’s expenses and other liabilities, calculated in the manner set forth under “Part I—Item 1. Business—Valuation of ZEC and Determination of NAV” in the Annual Report. “NAV per Share” is calculated by dividing NAV by the number of Shares then outstanding. Prior to February 7, 2024, NAV was referred to as Digital Asset Holdings and NAV per Share was referred to as Digital Asset Holdings per Share.

NAV and NAV per Share are not measures calculated in accordance with U.S. GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with U.S. GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with U.S. GAAP. Prior to February 7, 2024, Principal Market NAV was referred to as NAV and Principal Market NAV per Share was referred to as NAV per Share.

Overview of the ZEC Industry and Market

Zcash, or ZEC, is a digital asset that is created and transmitted through the operations of the peer-to-peer Zcash

Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Zcash Network, the infrastructure of which is collectively maintained by a decentralized user base. The Zcash Network allows people to exchange tokens of value, called ZEC, which are recorded on a public transaction ledger known as a blockchain.

The Zcash Network is decentralized in that it does not require governmental authorities, financial institution intermediaries or others, including Electric Coin Company (f/k/a the Zcash Company) (“ECC”) and Zcash Open Development Lab (“ZODL”), to create, transmit or determine the value of ZEC. Rather, ZEC is created and allocated by the Zcash Network protocol through a “mining” process. Although development companies like ECC and ZODL do not control the Zcash Network, they monitor the development of the Zcash Network and offer updates to the ZEC protocol which the public may choose to implement or ignore. ECC and ZODL do not sell, exchange, transmit or retain custody of ZEC for consumers or the public at large. The value of ZEC is determined by the supply of and demand for ZEC on the Digital Asset Markets or in private end-user-to-end-user transactions.

Similar to the Bitcoin Network, the Zcash Network operates on a proof-of-work model. New ZEC are created and rewarded to the miners of a block in the Zcash Blockchain for verifying transactions. The Zcash Blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each ZEC transaction is broadcast to the Zcash Network and, when included in a block, recorded in the Zcash Blockchain. As each new block records outstanding ZEC transactions, and outstanding transactions are settled and validated through such recording, the Zcash Blockchain represents a complete, transparent and unbroken history of all transactions of the Zcash Network.

Similar to Bitcoin, ZEC can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Additionally, ZEC is used to pay for transaction fees to miners for verifying transactions on the Zcash Network. The Zcash Network is one of a number of projects intended to enhance blockchain technology. The Zcash Network’s primary enhancement of the blockchain was to add additional layers of privacy to traditional blockchain infrastructure so that users can make transactions that selectively discloses details related to those transactions. ZEC accomplishes this privacy preservation by using zk-SNARKs to protect both the amount and the sender and recipient of the transaction. The result is a private transaction known as a “shielded” transaction. Zcash’s shielded pools are also believed to provide enhanced resistance to certain potential quantum computing attacks that could be used to derive the user’s private key by running Shor’s algorithm on a quantum computer, as they do not expose a user’s public key. By contrast, Bitcoin and Zcash’s unshielded pool does expose a user’s public key. However, the zk-SNARK system itself relies certain key generation mechanisms that may also be susceptible to quantum computing attacks, and the privacy-preserving features of the Zcash Network make it susceptible to certain unique vulnerabilities not present in transparent blockchains like the Bitcoin Network, resulting in a distinct overall quantum-risk profile for the Zcash network.

From the inception of the Zcash Network through June 30, 2026, approximately 45% of Zcash transactions have been unshielded, 45% involved one party utilizing a shielded address, and 10% involved both parties utilizing a shielded address. On October 29, 2018, a Zcash Network upgrade called “Sapling” was activated. The purpose of Sapling was to improve the performance and functionality of shielded transactions to increase mobile, exchange and vendor adoption of shielded transactions and thus the Zcash Network’s overall privacy. The Sapling upgrade also removed a potential vulnerability, inadvertently created during the creation of Zcash, which allowed those charged with creating “shielded pools,” a term used to refer to groups of addresses capable of utilizing privacy-preserving features, to mint new ZEC without being detected. On May 31, 2022, ECC announced the activation of the NU5 upgrade. This upgrade implements Halo, a type of cryptography technology invented by the ECC, to remove the need for complex generation ceremonies and is intended to further the development of zero-knowledge proof cryptography. Additionally, in June 2026, a security researcher engaged by ZODL disclosed a critical vulnerability affecting one of the shielded pools, called Orchard, that prior to remediation could have been exploited to create counterfeit ZEC within the Orchard pool. Although the vulnerability was remediated through an emergency network upgrade and Zcash developers stated that they believe it is unlikely that the vulnerability was exploited, due to the privacy-preserving nature of shielded pool transactions, there was no cryptographic method to determine conclusively whether the vulnerability had been exploited prior to remediation. Following the disclosure of the vulnerability, the market price of ZEC declined by approximately 50%, although it has since substantially recovered.

Notwithstanding their view that exploitation was unlikely, on July 28, 2026, Zcash developers implemented an additional network upgrade, called “Ironwood,” intended to mitigate the risk of similar vulnerabilities. Ironwood retired the Orchard pool and introduced a new shielded pool, permitting ZEC to be withdrawn from Orchard only through a “turnstile” mechanism that caps total withdrawals at the amount verifiably deposited, thereby preventing any counterfeit ZEC that may exist within Orchard from being removed.

Zcash is a derivative of Bitcoin that was created in October 28, 2016 by a team of scientists, advisers, and engineers of the ECC. Rather than being a fork of the Bitcoin Network, in which Bitcoin owners would receive a proportionate number of ZEC tokens following the fork, Zcash is what is referred to as a “clone,” in which the codebase of Bitcoin was copied in order to produce the protocols underlying the Zcash network, with the principal difference between the networks being the privacy-preserving features of Zcash created by the founders of Zcash. Because Zcash was a clone and not a fork, holders of Bitcoin did not receive any ZEC as part of the clone. Since its founding, ECC has aimed to enhance the uses of ZEC and researched the development of the scalability and usability of the network. In this role, ECC historically supported the development of ZEC by, among other things, reviewing and implementing upgrades that become part of the main implementation of ZEC. On January 7, 2026, former ECC Chief Executive Officer Josh Swihart stated on social media that on the previous day, “the entire ECC team left after being constructively discharged.” In or about January 2026, Mr. Swihart and the former ECC engineering and product team formed a new entity, the ZODL, which has since continued the development of core Zcash software and protocol upgrades previously undertaken by ECC. ECC continues to exist as an entity overseen by its nonprofit board, but the personnel who historically performed core development work now do so through ZODL. Like ECC, ZODL does not control the Zcash Network, and any updates it offers to the ZEC protocol may be implemented or ignored by the public. This is analogous to the Bitcoin Network, in which a group of core developers, known as Bitcoin Core, have ultimate control over reviewing and implementing upgrades into Bitcoin Core, the most commonly used Bitcoin client.

Although Zcash is thus very similar to Bitcoin, there are several key differences between the Zcash Network and the Bitcoin Network. These differences include a block generation time of approximately 1.3 minutes for ZEC, as compared to 10 minutes for Bitcoin. Like Bitcoin, Zcash has a cap on the number of coins that will be created of 21 million. However, although all ZEC is mined, the Zcash code is designed such that, of the 21 million ZEC to be mined, 2.1 million ZEC were automatically allocated to the founders, employees and advisers of ECC, as well as to certain investors in ECC. This allocation is called the “Founders’ Reward.” To effect this, the Zcash code provides that for the first four years of ZEC’s existence, 80% of newly created ZEC went to miners, while 20% of newly created ZEC was allocated to the Founders’ Reward. After the first four years, the Founders’ Reward would be fully paid, and 100% of newly created ZEC would go to miners. The result was that 10% of ZEC’s fully diluted supply was automatically distributed to holders who themselves were not responsible for its mining.

In June 2019, in light of the expected expiration of the Founders’ Reward in November 2020, Zooko Wilcox, founder of ECC, expressed his support for a Dev Fund (as defined below) that, like the original Founders’ Reward, would allocate ZEC from “future block rewards for core support functions such as software development, user support, business development, regulatory and government outreach, security auditing and monitoring, educational and marketing initiatives and new protocol development.” The Zcash Foundation (the “Foundation”) conducted several rounds of community polling regarding whether and how a Dev Fund should be implemented. On February 14, 2020, the Foundation announced that community consensus and agreement had been reached on a final proposal, named “ZIP 1014,” which included a 20% block reward allocation for four years, split into the following three slices (collectively, the “Dev Fund”):

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35% (7% of the total mining reward) for ECC;
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25% (5% of the total mining reward) for the Foundation;
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40% (8% of the total mining reward) for additional major grants for large-scale long-term projects to be determined by the Foundation, with additional community input and scrutiny.

On November 18, 2020, ZIP 1014 was implemented in an upgrade of the Zcash Network called Canopy. However, the original Founders’ Reward and the Dev Fund established under ZIP 1014 expired in late 2024 and no longer govern current block reward allocations.

Following the expiration of the Dev Fund established under ZIP 1014 at the Zcash Network’s second halving in November 2024, the Zcash Network implemented a revised block reward allocation structure in updates known as “NU6” and “NU6.1.” Under the current structure, 80% of newly created ZEC is allocated to miners, while the remaining 20% is allocated to development-related purposes. Of this 20%, a portion is directed to a community grants program administered by the Foundation, and the remainder is allocated to a protocol-level funding mechanism intended to support future development initiatives, with the use of such funds subject to network-level processes influenced by community and ZEC-holder inputs.

Trading History

The Zcash Network is a recent technological innovation, and the ZEC that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. The price of ZEC on public Digital Asset Trading Platforms (as defined herein) has a limited history, and during this history, ZEC prices on the Digital Asset Markets more generally, and on Digital Asset Trading Platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual Digital Asset Trading Platforms, the Index Price, and the price of ZEC generally, remains subject to volatility experienced by Digital Asset Trading Platforms, and such volatility could adversely affect the value of the Shares. For example, from July 1, 2021 to June 30, 2026. The Index Price has ranged from $18.14 to $685.96, with the straight average being $108.29 through June 30, 2026. In addition, during the twelve months ended June 30, 2026, the Index Price ranged from $35.01 to $685.96. See “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report.

Several U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the SEC, the Commodity Futures Trading Commission (“CFTC”), the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of ZEC and other digital assets. However, the treatment of ZEC and other digital assets is often uncertain or contradictory. Additionally, some jurisdictions, such as the European Union, have passed legislation that will heavily restrict the use of privacy-preserving tokens such as ZEC. The regulatory uncertainty surrounding the treatment of ZEC creates risks for the Trust and its Shares. See “Part I—Item 1A. Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares” in the Annual Report and the risk factors set forth in our other filings with the SEC incorporated by reference herein.

ZEC Spot and Futures Markets

ZEC spot markets generally allow investors to open accounts with digital asset exchanges and then buy or sell ZEC via websites or mobile applications. Prices for ZEC trades on these markets are typically publicly reported. Investors wishing to trade ZEC on a digital asset platform must deposit an accepted government-issued currency or previously acquired digital assets into their platform account before they can purchase or sell ZEC. This process of setting up an account with a trading platform and executing trades is separate from, and should not be confused with, the process of transferring ZEC between addresses on the Zcash Blockchain. The latter involves activities directly on the Zcash Network, while trading on digital platforms occurs within the exchange’s order book. The platform generally records an investor’s ZEC ownership in its internal books, not on the Zcash Blockchain. ZEC is typically not transferred to the investor’s personal wallet unless they request a withdrawal to an off-platform ZEC address.

Outside of spot markets, ZEC can also be traded over-the-counter (OTC). The OTC market is predominantly institutional, with participants including firms that provide two-sided liquidity for ZEC, investment managers, proprietary trading firms, high-net-worth individuals, entities holding significant amounts of ZEC, and family offices. The OTC market offers a flexible environment in terms of quotes, pricing, and quantity, though it often involves large quantities of ZEC. There is no formal structure to the OTC market, nor an open meeting place for transactions. Parties involved in OTC trades typically agree on the price—often by phone or email—before one party initiates the transfer by sending ZEC to the buyer’s ZEC address. The buyer would then transfer the agreed-upon currency to the seller’s bank account. OTC trades are sometimes hedged and eventually settled on digital asset trading platforms.

NYSE Arca has also implemented surveillance procedures to monitor the trading of the Shares on NYSE Arca during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.

Description of the Prime Broker Agreement

The Prime Broker Agreement establishes the rights and responsibilities of the Custodian, the Prime Broker, the Sponsor and the Trust with respect to the Trust’s ZEC which is held in accounts maintained and operated by the Custodian, as a fiduciary with respect to the Trust’s assets, and the Prime Broker (together with the Custodian, the “Custodial Entities”) on behalf of the Trust. For a general description of the Custodian’s obligations, see “—Service Providers of the Trust—The Custodian and Prime Broker.”

Account; Location of ZEC

All of the Trust’s ZEC, other than that which is credited to a settlement balance maintained with the Prime Broker (the “Settlement Balance”), is held in custody accounts maintained on the books of the Custodian, as to which the Custodian controls the private keys which allow for the transfer of ownership or control of the Trust’s ZEC on the Trust’s behalf (the “Vault Balance”). The Prime Broker Agreement provides that the Trust’s Vault Balance will be held by the Custodian in segregated wallets or accounts. The Custodian will keep all of the private keys associated with the Trust’s ZEC held in the Vault Balance in an offline manner. The term “cold storage” refers to a safeguarding method where the storage of private keys may involve keeping such keys’ materials on a non-networked computer or electronic device or storing the private keys on a storage device. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private keys corresponding to the Trust’s ZEC are generated and stored in an offline manner. The term “hot storage” refers to the safeguarding method by which the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to theft, loss or damage. Additionally, at the Sponsor’s discretion, a portion of the Trust’s ZEC holdings may be credited to the Settlement Balance, which will be reflected in a ledger maintained on the books of the Prime Broker. The Prime Broker Agreement provides that any ZEC credited to the Trust’s Settlement Balance will be held (i) in omnibus cold storage wallets; (ii) in omnibus hot storage wallets; or (iii) in omnibus accounts with one of the third-party venues to which Coinbase has established connections (each, a “Coinbase Connected Venue”). The Settlement Balance shall be separate from the Vault Balance and any other account(s) the Trust or the Sponsor maintain with the Custodian. From time to time, the Prime Broker may temporarily keep a portion of the private keys associated with the ZEC credited to the Trust’s Settlement Balance in hot storage for purposes of facilitating the receipt and distribution of ZEC in connection with the creation and redemption of Baskets.

Private key shards associated with the Trust’s ZEC are distributed geographically by the Custodial Entities in secure vaults around the world, including in the United States. The locations of the secure vaults may change and are kept confidential by the Custodian for security purposes.

The Prime Broker Agreement states that the Custodian serves as a fiduciary and custodian on the Trust’s behalf with respect to the Trust’s ZEC held in the Vault Balance and the ZEC in the Vault Balance are considered fiduciary assets that remain the Trust’s property at all times and are not treated as general assets of the Custodian. Under the Prime Broker Agreement, the Custodian represents and warrants that it has no right, interest, or title in the ZEC in the Trust’s Vault Balance, and agrees that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate such digital assets. The Custodian does not reflect such digital assets as assets on the balance sheet of the Custodian, but does reflect the obligation to safeguard such digital assets with a corresponding asset measured at fair value for such obligation. With respect to the Trust’s ZEC credited to the Settlement Balance, the Prime Broker maintains an internal ledger that specifies the ZEC credited to the Trust’s Settlement Balance. The Prime Broker Agreement states that the Prime Broker treats such ZEC as custodial assets held for the benefit of the Trust, and shall not be considered the property of the Prime Broker.

Additionally, under the Prime Broker Agreement, the Prime Broker represents and warrants that it will not, directly or indirectly, sell, transfer, loan, rehypothecate or otherwise alienate the Trust’s ZEC credited to the Settlement Balance.

The Prime Broker Agreement also contains an agreement by the parties to treat the digital assets credited to the Trust’s Vault Balance and Settlement Balance as “financial assets” under Article 8 of the New York Uniform Commercial Code (“Article 8”) and to treat the Vault Balance and Settlement Balance as “securities accounts” with respect to which the Trust is the “entitlement holder” within the meaning of Article 8. The Custodial Entities’ ultimate parent, Coinbase Global, has stated in its public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate, although due to the novelty of digital assets courts have not yet considered this type of treatment for custodied digital assets. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The Trust relies on third-party service providers to perform certain functions essential to the affairs of the Trust and the replacement of such service providers could pose challenges to the safekeeping of the Trust’s ZEC and to the operations of the Trust.”

Safekeeping of ZEC

The Custodian will use commercially reasonable efforts to keep in safe custody on behalf of the Trust all ZEC received by the Custodian. All ZEC credited to the Vault Balance will (i) be held in the Vault Balance at all times, and the Vault Balance will be controlled by the Custodian; (ii) be labeled or otherwise appropriately identified as being held for the Trust; (iii) be held on a non-fungible basis; (iv) not be commingled with other digital assets held by the Custodian, whether held for the Custodian’s own account or the account of other clients other than the Trust; and (v) not without the prior written consent of the Trust be deposited or held with any third-party depositary, custodian, clearance system or wallet. Additionally, the Custodian will use commercially reasonable efforts to keep the private key or keys for the Vault Balance secure, and will not disclose such keys to the Trust, the Sponsor or to any other individual or entity except to the extent that any keys are disclosed consistent with a standard of commercially reasonable efforts and as part of a multiple signature solution that would not result in the Trust or the Sponsor “storing, holding, or maintaining custody or control of” the ZEC “on behalf of others” within the meaning of the New York BitLicense Rule (23 NYCRR Part 200) as in effect as of June 24, 2015 such that it would require the Trust or the Sponsor to become licensed under such law.

ZEC credited to the Trust’s Settlement Balance may be held in omnibus wallets maintained by the Prime Broker and/or at Coinbase Connected Venues. While the ZEC credited to the Trust’s Settlement Balance could be commingled with other assets, the ZEC in the Trust’s Settlement Balance will represent entitlement to a pro-rata share of the ZEC held in such omnibus wallets and/or at Coinbase Connected Venues. In all circumstances the Prime Broker will keep an internal ledger that specifies the assets credited to the Settlement Balance such that the Trust, its auditors and regulators can identify the Trust’s pro-rata share of the ZEC held in omnibus wallets and/or at Coinbase Connected Venues. Neither the Trust nor the Sponsor have a contractual relationship with the Coinbase Connected Venues utilized by the Custodial Entities.

Insurance

Pursuant to the terms of the Prime Broker Agreement, the Custodian is required to maintain insurance in such types and amounts as are commercially reasonable for the custodial services it provides. The Custodian has advised the Sponsor that it has insurance coverage pursuant to policies held by Coinbase Global, which procures fidelity (or crime) insurance coverage at commercially reasonable amounts for the custodial services provided. This insurance coverage is limited to losses of the digital assets the Custodian custodies on behalf of its clients, including the Trust’s ZEC, resulting from theft, including internal theft by employees of Coinbase and its subsidiaries and theft or fraud by a director of Coinbase if the director is acting in the capacity of an employee of Coinbase or its subsidiaries. Although the Prime Broker is not required to maintain insurance under the terms of the Prime Broker Agreement, the Custodial Entities have also advised the Sponsor that they maintain insurance coverage pursuant to such policies held by Coinbase Global.

Moreover, while the Custodian maintains certain capital reserve requirements depending on the assets under custody and to the extent required by applicable law, and such capital reserves may provide additional means to cover client asset losses, the Sponsor does not know the amount of such capital reserves, and neither the Trust nor the Sponsor have access to such information. The Trust cannot be assured that the Custodian will maintain capital reserves sufficient to cover losses with respect to the Trust’s digital assets. In addition, such insurance and capital reserves maintained by the Custodial Entities are shared among all of its customers and are therefore not specific to the Trust. Furthermore, Coinbase has represented in securities filings that the total value of crypto assets in its possession and control is significantly greater than the total value of insurance coverage that would compensate Coinbase in the event of theft or other loss of funds.

Deposits, Withdrawals and Storage

The Custodian and the Prime Broker provide for: (i) holding of the Trust’s ZEC in the Vault Balance and the Settlement Balance; (ii) transfer of the Trust’s ZEC between the relevant Vault Balance and the Settlement Balance; (iii) the deposit of ZEC from a public blockchain address into the respective account or accounts in which the Vault Balance or the Settlement Balance are maintained; and (iv) the withdrawal of ZEC from the Vault Balance to a public blockchain address the Trust controls (each such transaction is a “Custody Transaction”) (collectively, the “Custodial and Prime Broker Services”).

The Custodian reserves the right to refuse to process or to cancel any pending Custody Transaction as required by law or in response to a subpoena, court order, or other binding government order or to enforce transaction, threshold, and condition limits, in each case as communicated to the Trust as soon as reasonably practicable where the Custodian is permitted to do so, or if the Custodian reasonably believes that the Custody Transaction may violate or facilitate the violation of an applicable law, regulation or applicable rule of a governmental authority or self-regulatory organization. The Custodial Entities may suspend, restrict or terminate the Trust’s and the Sponsor’s access to the Custodial and Prime Broker Services, and/or suspend, restrict or close the Accounts if the Trust or Sponsor has taken certain actions, including any prohibited use or prohibited business as set forth in the Prime Broker Agreement or if either or both of the Custodial Entities are required to do so by a subpoena, court order, or other binding government order.

From the time the Custodian has verified the authorization of a complete set of instructions to withdraw ZEC from the Vault Balance, the Custodian will have a limited amount of time to process and complete such withdrawal. The Custodian will ensure that initiated deposits are processed in a timely manner but the Custodian makes no representations or warranties regarding the amount of time needed to complete processing which is dependent upon many factors outside of the Custodian’s control. Transactions relating to ZEC held in the Settlement Balance occur on the Zcash Network.

The Custodial Entities make no other representations or warranties with respect to the availability and/or accessibility of ZEC or the availability and/or accessibility of the Vault Balance, the Settlement Balance or the Custodial and Prime Broker Services.

Security of the Accounts

The Custodial Entities securely store all digital asset private keys held by the Custodian on secure servers or offline, in cold storage. Under the Prime Broker Agreement, the Custodian must use commercially reasonable efforts to keep the private key or keys to the Vault Balance secure, and may not disclose such private keys to the Sponsor, Trust or any other individual or entity.

The Custodial Entities have implemented and will maintain reasonable information security programs that include policies and procedures that are reasonably designed to safeguard the Custodial Entities’ electronic systems and the Trust’s and the Sponsor’s confidential information from, among other things, unauthorized access or misuse. In the event of a Data Security Event (as defined in the Prime Broker Agreement), the Custodial Entities will promptly (subject to any legal or regulatory requirements) notify the Trust and the Sponsor.

Record Keeping; Inspection and Auditing

The Custodian will keep timely and accurate records as to the deposit, disbursement, investment and reinvestment of the ZEC in the Vault Balance, and such records must be retained by the Custodian for no less than seven years. The Prime Broker Agreement also provides that each Custodial Entity will permit, to the extent it may legally do so, the Trust’s third-party representatives, upon thirty days’ notice, to inspect, take extracts from and audit the records that it maintains, take such steps as necessary to verify that satisfactory internal control systems and procedures are in place, as the Trust may reasonably request. The Prime Broker is obligated to notify the Trust of any audit report prepared by its internal or independent auditors if such report reveals any material deficiencies or makes any material objections.

The Trust and the Sponsor obtain and perform a comprehensive review of the Services Organization Controls (“SOC”) 1 report and SOC 2 each year. For additional information, see “—Description of Trust Documents—Description of the Prime Broker Agreement.” In addition to the review of SOC 1 and SOC 2 reports, the Trust, the Sponsor and/or their respective auditors may inspect or audit the Custodian’s records in a variety of manners if considered necessary. Such processes may include validating the existing balances as reflected on the Custodian’s user interface to nodes of the underlying blockchain and confirming that such digital assets are associated with its public keys to validate the existence and exclusive ownership of the digital assets. To validate software functionality of the private keys, the Trust may transfer a portion of its digital assets from one public key to another public key of the Trust.

The Trust, the Sponsor and their independent auditors may evaluate the Custodian’s protection of private keys and other customer information, including review of supporting documentation related to the processes surrounding key lifecycle management, the key generation process (hardware, software, and algorithms associated with generation) the infrastructure used to generate and store private keys, how private keys are stored (for example, cold wallets), the segregation of duties in the authorization of digital asset transactions, and the number of users required to process a transaction and the monitoring of addresses for any unauthorized activity. For additional information, see “—Custody of the Trust’s ZEC.”

Once each calendar year, the Trust and the Sponsor will be entitled to request that the Custodial Entities provide a copy of the Services Organization Controls (“SOC”) 1 report and SOC 2 report once per calendar year. Such reports are required to be dated within one year prior to such request. The Custodial Entities reserve the right to combine the SOC 1 and SOC 2 reports into a comprehensive report. In the event that the Custodial Entities do not deliver a SOC 1 Report or SOC 2 Report, as applicable, the Sponsor and the Trust will be entitled to terminate the Prime Broker Agreement. In addition to the review of SOC 1 and SOC 2 reports, the Trust may also request letters of representation on a quarterly basis between SOC reports regarding any known changes or conclusions to the SOC 1 and SOC 2 report.

Standard of Care; Limitations of Liability

The Custodian will use commercially reasonable efforts to keep in safe custody on behalf of the Trust all ZEC received by the Custodian. The Custodial Entities are liable to the Sponsor and the Trust for the loss of any ZEC to the extent such loss resulted from the negligence, fraud or willful misconduct of the Custodial Entities. To the extent any loss is caused by a Custodial Entity’s negligence, fraud or willful misconduct, the Custodial Entities are required to return to the Trust a quantity of ZEC equal to the quantity of any such lost ZEC.

The Custodial Entities’ or Trust’s total liability under the Prime Broker Agreement will not exceed the greater of: (i) the value of the ZEC or cash involved in the event, including but not limited to transaction(s) or deliveries(s), giving rise to such liability at the time of the event giving rise to such liability; (ii) the aggregate amount of fees paid by the Trust to the Custodial Entities in respect of the Custodial and Prime Broker Services in the 12-month period prior to the event giving rise to such liability; or (iii) five million U.S. dollars. The Custodian’s total liability under the Prime Broker Agreement will not exceed the greater of: (i) the aggregate amount of fees paid by the Trust to the Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability; or (ii) the value of the ZEC on deposit in the Vault Balance at the time of the events giving rise to the liability occurred, the value of which will be determined in accordance with the Prime Broker Agreement. In addition, the Custodian’s maximum liability in respect of each cold storage address that holds ZEC shall be limited to $100 million (the “Cold Storage Threshold”). The Sponsor monitors the value of ZEC deposited in cold storage addresses for whether the Cold Storage Threshold has been met by determining the U.S. dollar value of ZEC deposited in each cold storage address on business days. Although the Cold Storage Threshold has to date not been met for a given cold storage address, to the extent it is met the Trust would not have a claim against the Custodian with respect to the digital assets held in such address to the extent the value exceeds the Cold Storage Threshold.

The Custodial Entities and the Trust are not liable to each other for any special, incidental, indirect, punitive, or consequential damages, whether or not the other party had been advised of such losses or knew or should have known of the possibility of such damages. In addition, the Custodial Entities are not liable to the Trust for circumstances resulting from certain force majeure events.

Indemnity

The Trust and the Custodial Entities have agreed to indemnify one another from and against certain claims or losses, subject to customary exceptions and limitations.

Fees and Expenses

The Sponsor will pay an annualized fee to the Coinbase Entities, covering the Trust’s use of the Custodial and Prime Broker Services, that is accrued on a monthly basis as a percentage of the Trust’s monthly assets under custody. The Sponsor will also pay a monthly fee to the Prime Broker, covering withdrawals and deposits to or from the Settlement Balance in connection with the creation and redemption of Shares.

Term; Termination and Suspension

The Prime Broker Agreement will remain in effect until either party terminates the Prime Broker Agreement; provided, however, that the Coinbase Entities shall not restrict, suspend, or modify any Prime Broker Services following termination of the Prime Broker Agreement by a Custodial Entity without Cause (as defined in the Prime Broker Agreement) or by the Trust until the end of the applicable notice period and neither party’s termination of the Prime Broker Agreement will be effective until the Trust and/or the Custodial Entities, as the case may be, have fully satisfied their obligations thereunder.

The Trust may terminate the Prime Broker Agreement in whole or in part upon thirty days’ prior written notice to the applicable Custodial Entity; and (ii) for Custodian Cause (as defined in the Prime Broker Agreement) at any time by written notice to the Prime Broker, effective immediately, or on such later date as may be specified in such notice. The Trust will also be entitled to terminate the Prime Broker Agreement in the event that the Custodial Entities do not deliver a SOC 1 Report or SOC 2 Report, as applicable. See “—Record Keeping; Inspection and Auditing.”

The Custodial Entities may terminate the Prime Broker Agreement (i) upon one hundred eighty days’ prior written notice to the Trust; and (ii) for Cause at any time by written notice to the Trust, effective immediately, or on such later date as may be specified in the notice.

In the event that either the Trust or the Custodial Entities terminate the Prime Broker Agreement without Cause, the Custodial Entities shall use reasonable efforts to assist the Trust with transferring any digital assets, fiat currency or funds associated with the Trust’s Accounts to another custodial services provider within ninety days of receipt of the applicable termination notice.

Governing Law

The Prime Broker Agreement is governed by New York law.

Administration and Accounting Agreement

The Sponsor expects to enter into a Fund Administration and Accounting Agreement with BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, to provide administration and accounting services to the Trust. Pursuant to the terms of the Agreement and under the supervision and direction of the Sponsor and the Trust, BNY Mellon Asset Servicing keeps the operational records of the Trust and prepares and files certain regulatory filings on behalf of the Trust. BNY Mellon Asset Servicing may also perform other services for the Trust pursuant to the Agreement as mutually agreed upon by the Sponsor, the Trust and BNY Mellon Asset Servicing from time to time. The Administrator’s fees are paid on behalf of the Trust by the Sponsor. In general, the Fund Administration and Accounting Agreement provides that the parties may terminate the Fund Administration and Accounting Agreement upon advance written notice as specified in the agreement or upon the occurrence of an event that gives rise to a termination right under the agreement. For example, the Sponsor and the Administrator may agree to terminate the Fund Administration and Accounting to effect replacement with a successor administrator, and such termination becomes effective upon the effective date of the successor agreement. Any termination pursuant to the Fund Administration and Accounting Agreement is subject to the completing of any required transition services to ensure an orderly transfer of responsibilities, as applicable.

Liquidity Providers

Liquidity Providers facilitate the purchase and sale of ZEC in connection with Cash Orders for creations or redemptions of Baskets. The Liquidity Providers with which Grayscale Investments Sponsors, LLC, acting in its capacity as the Liquidity Engager, will engage in ZEC transactions are third parties that are not affiliated with the Sponsor or the Trust and are not acting as agents of the Trust, the Sponsor, or any Authorized Participant, but may be affiliated with the Authorized Participant, and such transactions will be done on an arms-length basis. Except for the contractual relationships between each Liquidity Provider and Grayscale Investments Sponsors, LLC in its capacity as the Liquidity Engager, there is no other pre-existing contractual relationship between each Liquidity Provider, on the one hand, and the Trust or the Sponsor, on the other hand.

A Liquidity Provider must enter into a “Liquidity Provider Agreement” with the Liquidity Engager and the Sponsor (on behalf of the Trust), which will obligate it to obtain or receive ZEC in connection with creations and redemptions pursuant to Cash Orders. Each Liquidity Provider Agreement may be terminated by any party upon sixty (60) days’ prior written notice to the other parties, delivered in accordance with the notice provisions of the agreement. In addition, the agreement may be terminated immediately by any party upon the occurrence of a material breach by another party of any provision of the agreement.

As of the date of this prospectus, the Liquidity Engager has engaged JSCT, LLC, Virtu Financial Singapore Pte. Ltd., and Galaxy Digital Trading Cayman LLC as Liquidity Providers. The Liquidity Engager may engage additional Liquidity Providers who are unaffiliated with the Trust in the future.

Jane Street Capital, LLC, one of the Authorized Participants, is an affiliate of JSCT, LLC, one of the Liquidity Providers. Virtu Americas LLC, one of the Authorized Participants, is an affiliate of Virtu Financial Singapore Pte., Ltd., one of the Liquidity Providers.

Recent Developments

On May 4, 2026, Grayscale Investments, as sole managing member of Grayscale Operating, LLC, the sole member of the Sponsor, appointed Peter Mintzberg, Edward McGee and Craig Salm to act as a Board of Managers to direct the affairs of the Sponsor, effectively performing the functions that a board of directors would customarily perform. Effective July 2, 2026, Edward McGee stepped down as Chief Financial Officer of the Sponsor and as a member of the Board of Managers, and Kathryn Masci was appointed Interim Chief Financial Officer of the Sponsor and a member of the Board of Managers. Ms. Masci serves as the Trust’s principal financial officer and principal accounting officer. Grayscale Investments, as sole managing member of Grayscale Operating, LLC, the sole member of the Sponsor, controls the appointment and removal of members of the Board of Managers of the Sponsor. While the board of Grayscale Investments retains overall oversight of Grayscale Investments and its subsidiaries as a whole, including the Sponsor, Mr. Mintzberg, Ms. Masci, and Mr. Salm are granted authority to manage the day-to-day affairs of the Sponsor under the amended and restated limited liability company agreement of the Sponsor.

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies that are not emerging growth companies under the JOBS Act, it will not be required to:

•
provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•
provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations;
•
comply with any new requirements that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•
provide certain disclosure regarding executive compensation required of larger public companies; or
•
obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an emerging growth company upon the earliest of:

•
the last day of the fiscal year in which the Trust has $1.235 billion or more in annual revenues;
•
the date on which the Trust becomes a “large accelerated filer” under Rule 12b-2 promulgated under the Exchange Act;
•
the date on which the Trust issues more than $1.0 billion of non-convertible debt over a three-year period; or
•
the last day of the fiscal year following the fifth anniversary of the Trust’s initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Corporate Information

The offices of the Trust and the Sponsor are located at 290 Harbor Drive, 4th Floor, Stamford, Connecticut 06902 and the Trust’s telephone number is 212-668-1427. The Trustee has a trust office at 2711 Centerville Road, Wilmington, Delaware 19808. The Prime Broker’s and the Custodian’s office is located at 548 Market Street, #23008, San Francisco, CA 94104. The Transfer Agent’s office is located at 240 Greenwich Street, New York, NY 10286. Our internet site is etfs.grayscale.com/zcsh. Our website and the information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

THE OFFERING

Shares Offered by the Trust	Shares representing units of fractional undivided beneficial interest in, and ownership of, the Trust.
Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets will consist of ZEC deposited with the Trust in connection with creations. Such ZEC will only be (i) owned by the Trust, (ii) transferred (or converted to U.S. dollars, if necessary) to pay the Trust’s expenses, (iii) distributed or otherwise disposed of in connection with the redemption of Baskets or (iv) liquidated in the event that the Trust terminates or as otherwise required by law or regulation.

Proposed NYSE Arca symbol	ZCSH
CUSIP	38963R105
Index Price

The Index Price is the price of a ZEC at 4:00 p.m., New York time, calculated based on the price and trading volume data of the Digital Asset Trading Platforms included in the Index over the preceding 24-hour period. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

The Index is a U.S. dollar-denominated composite reference rate for the price of ZEC. The Index is designed to (1) mitigate the effects of fraud, manipulation and other anomalous trading activity from impacting the ZEC reference rate, (2) provide a real-time, volume-weighted fair value of ZEC and (3) appropriately handle and adjust for non-market related events. The Index Provider formally re-evaluates the weighting algorithm quarterly, but maintains discretion to change the way in which an Index Price is calculated based on its periodic review or in extreme circumstances. The exact methodology to calculate the Index Price is not publicly available. Still, the Index is designed to limit exposure to trading or price distortion of any individual Digital Asset Trading Platform that experiences periods of unusual activity or limited liquidity by discounting, in real-time, anomalous price movements at individual Digital Asset Trading Platforms. The Digital Asset Trading Platforms that are included in the Index are selected by the Index Provider utilizing a methodology that is guided by the International Organization of Securities Commissions (“IOSCO”) principles for financial benchmarks. For a trading platform to become a Constituent Trading Platform (as defined herein), it must satisfy the Inclusion Criteria described in the Annual Report, as may be updated by the Index Provider from time to time. See “Risk Factors—Risk Factors Related to the Digital Asset Markets—The Index Price used to calculate the value of the Trust’s ZEC may be volatile, and purchasing and selling activity in the Digital Asset Markets associated with Basket creations and redemptions may affect the Index Price and Share trading prices, adversely affecting the value of the Shares.

From the commencement of the Trust’s operations until March 31, 2026, the value of the Trust’s ZEC has been calculated as the U.S. dollar value of ZEC derived from the Digital Asset Trading Platforms that are reflected in the CoinDesk Zcash Price Index (ZCX), calculated at 4:00 p.m., New York time, on each business day. As of April 1, 2026 the Index is the CoinDesk Zcash Benchmark Rate. The Sponsor determined that the CoinDesk Zcash Benchmark Rate is appropriate for the Trust because the Index Price is able to reflect accurate point-in-time pricing throughout the trading session. The Sponsor determined that the liquidity of the ZEC Digital Asset Market could support such pricing, and the Index change aligns with market practice of calculating NAV of

ETPs at 4:00 PM using the real-time price.

Index price data and the description of the Index are based on information publicly available at the Index Provider’s website at www.coindesk.com/indices/. The Sponsor does not employ index oversight procedures independent of the procedures employed by the Index Provider. None of the information on the Index Provider’s website is incorporated by reference into this prospectus.

The Index Provider may change the trading venues that are used to calculate the Index Price or otherwise change the way in which the Index Price is calculated at any time. If the Index Price becomes unavailable, or if the Sponsor determines in good faith that the Index Price does not reflect an accurate ZEC price, then the Sponsor will, on a best efforts basis, contact the Index Provider to obtain the Index Price directly from the Index Provider. If after such contact the Index Price remains unavailable or the Sponsor continues to believe in good faith that the Index Price does not reflect an accurate ZEC price, then the Sponsor will employ a cascading set of rules to determine the Index Price, as described in “—Prospectus Summary—The Index and the Index Price” in this prospectus.

The Sponsor may, in its sole discretion, select a different Index Provider, select a different index price provided by the Index Provider, calculate the Index Price using a cascading set of rules as described above, or change such cascading set of rules at any time. The Sponsor will provide notice of any such changes in the Trust’s periodic or current reports and, if the Sponsor makes such a change other than on an ad hoc or temporary basis, will file a proposed rule change with the SEC.

Digital Asset Trading Platform Public Market Data - Benchmark Rate

On each online Digital Asset Trading Platform, ZEC is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or euro, or stablecoins such as U.S. Dollar Coin (“USDC”). Over-the-counter dealers or market makers do not typically disclose their trade data.

As of June 30, 2026, the Digital Asset Trading Platforms included in the Index were Binance, Gemini, Kraken, and OKX. As further described below, the Sponsor and the Trust reasonably believe each of these Digital Asset Trading Platforms are in material compliance with applicable licensing requirements based on the Trading Platform’s Category and jurisdiction, as detailed below, and maintain practices and policies designed to comply with know-your-customer (“KYC”) and anti-money-laundering (“AML”) regulations.

Binance: A global trading platform, Binance does not name a formal headquarters. Binance does not hold any licenses or registrations in the U.S. and is not available to U.S. based customers.

Gemini: A U.S.-based trading platform registered as an MSB with FinCEN and licensed as money transmitter in various U.S. states. Gemini is exempt from applying for a BitLicense under the framework established by NYDFS because of their trust charter under NY Banking Law.

Kraken: A U.S.-based trading platform that has entities registered as MSBs with FinCEN, and that is licensed as a money transmitter in various U.S. states, and chartered as a Special Purpose Depository Institution by the Wyoming Division of Banking. Kraken does not hold a BitLicense.

OKX: A Seychelles-based trading platform. OKX does not hold any licenses or registrations in the U.S. and is not available to U.S.-based customers.

Currently, there are several Digital Asset Trading Platforms operating worldwide, and online Digital Asset Trading Platforms represent a substantial percentage of ZEC buying and selling activity and provide the most data with respect to prevailing valuations of ZEC. These trading platforms include established trading platforms such as the Digital Asset Trading Platforms included in the Index, which provide a number of options for buying and selling ZEC. The below table reflects the trading volume in ZEC and market share of the ZEC-U.S. dollar and ZEC-USDC trading pairs of each of the Digital Asset Trading Platforms included in the Index as of June 30, 2026 (collectively, “Constituent Trading Platforms”), using data since January 1, 2024:

Digital Asset Trading Platforms included in the Index as of June 30, 2026(1)	Volume (ZEC)	Market Share(2)
Kraken	21,051,819	23.74%
Gemini	1,923,263	2.17%
OKX	24,442	0.03%
Total ZEC-U.S. dollar trading pair	22,999,524	25.94%

Digital Asset Trading Platforms included in the Index as of June 30, 2026(1)	Volume (ZEC)	Market Share(2)
Binance	7,502,988	85.51%
OKX	11,659	0.13%
Total ZEC-USDC trading pair	7,514,647	85.64%

(1) The Digital Asset Trading Platforms initially expected to be included in the Index are Binance, Gemini, Kraken and OKX.

(2) Market share is calculated using trading volume (in ZEC) for certain Digital Asset Trading Platforms including, Binance, Gemini, Kraken and OKX, as well as certain other large U.S.-dollar and USDC denominated Digital Asset Trading Platforms that were not included in the Index as of June 30, 2026, including Binance.US, Bitfinex, Bitstamp by Robinhood, Coinbase and MEXC.

Basket

The number of whole and fractional ZEC represented by each Basket at any time is determined by dividing (x) the amount of ZEC owned by the Trust at 4:00 p.m., New York time, on the relevant trade date, after deducting the amount of ZEC representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place) by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one ZEC (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000 (the “Basket Amount”).

The number of ZEC represented by a Share will gradually decrease over time due to the transfer of the Trust’s ZEC to pay the Sponsor’s Fee and the delivery or sale of the Trust’s ZEC to pay any Trust expenses not assumed by the Sponsor. See “Part I—Item 1. Business—Activities of the Trust” in the Annual Report.

Creation and Redemption

The Trust issues Shares on an ongoing basis, but only in one or more whole Baskets of 10,000 Shares each. In addition, on the effective date of the registration statement of which this prospectus forms a part, the Trust reinstated its redemption program. Through its redemption program, the Trust redeems Shares from Authorized Participants on an ongoing basis.

The creation and redemption of Baskets requires the delivery to or acquisition by the Trust, or the distribution or disposition by the Trust, of the amount of ZEC represented by the Baskets being created or redeemed, the number of which is equal to the “Basket Amount” as of 4:00 p.m., New York time, on the trade date of a creation or redemption order multiplied by the number of Baskets being created or redeemed (the “Total Basket Amount”). The amount of ZEC required to create a Basket, or to be delivered or disposed of upon the redemption of a Basket, will gradually decrease over time due to the transfer of the Trust’s ZEC to pay the Sponsor’s Fee and the delivery or sale of the Trust’s ZEC to pay any Trust expenses not assumed by the Sponsor. See “Description of Creation and Redemption of Shares” in this prospectus and “Part I—Item 1. Business—Activities of the Trust” in the Annual Report.

Although the Trust creates Baskets only upon the receipt of ZEC, and redeems Baskets only by distributing ZEC or proceeds from the disposition of ZEC, at this time an Authorized Participant may choose to submit Cash Orders, pursuant to which the Authorized Participant will deposit cash into, or accept cash from, the Cash Account in connection with the creation and redemption of Baskets. Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments Sponsors, LLC, which will engage one or more eligible companies (each, a “Liquidity Provider”) that is not an agent of, or otherwise acting on behalf of, any Authorized Participant to obtain or receive ZEC in connection with such orders. Transfers of ZEC between the Trust’s Accounts and the Liquidity Provider in connection with Cash Orders are “on-chain” transactions represented on the Blockchain. The Liquidity Provider will pay any transfer fees associated with such on-chain transfers of ZEC into the Trust, while the Custodian will pay transfer fees for on-chain transfers of ZEC within the Trust or out of the Trust. Neither the Custodian nor the Liquidity Provider will pay such transfer fees with the Trust’s assets. The Sponsor may in its sole discretion limit the number of Shares created pursuant to Cash Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Cash Orders in excess of such capped amount. The redemption of Shares pursuant to Cash Orders will only take place if approved by the Sponsor in writing, in its sole discretion and on a case-by-case basis. The Trust may also create and redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its AP Designee would deposit ZEC directly with the Trust or receive ZEC directly from the Trust. See “Description of Creation and Redemption of Shares.”

The Sponsor has engaged certain unaffiliated Liquidity Providers, and intends to engage additional Liquidity Providers who are unaffiliated with the Trust in the future.

Net Asset Value

As of June 30, 2026, the Trust’s Principal Market NAV, determined on a U.S. GAAP basis, was $155,251,816 and the Trust’s Principal Market NAV per Share was $32.15. See “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Selected Operating Data” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 for additional information reconciling the Trust’s NAV and NAV per Share presented in the Annual Report (previously referred to therein as “Digital Asset Holdings” and “Digital Asset Holdings per Share”) against the U.S. GAAP metrics presented in our financial statements included hereto.

The Trust’s NAV

As of June 30, 2026, the Trust’s NAV was $155,162,421 and the Trust’s NAV per Share was $32.13. The Trust’s NAV is the aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars or other fiat currency), less the U.S. dollar value of the Trust’s expenses and other liabilities calculated in the manner set forth under “Part I—Item 1. Business—Overview of the ZEC Industry and Market” in the Annual Report.

The Sponsor also calculates the NAV per Share, which equals the NAV of the Trust divided by the number of Shares then outstanding. The Sponsor publishes the NAV and NAV per Share each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable at the Trust’s website at etfs.grayscale.com/zcsh. The contents of the website referred to above and any websites referred to herein are not incorporated into this filing. Further, our references to the URL for this website is intended to be an inactive textual reference only. See “Part I—Item 1. Business—Valuation of ZEC and Determination of NAV” in the Annual Report for a more detailed description of how the Trust’s NAV and NAV per Share are calculated.

Incidental Rights and IR Virtual Currency

Other than receiving and distributing cash from the Cash Account in connection with the creation and redemption of Baskets as described under “Description of Creation and Redemption of Shares,” the Trust will not hold cash, and will not engage a cash custodian. The Trust may from time to time be entitled to come into possession of rights incident to its ownership of ZEC, which permit the Trust to acquire, or otherwise establish dominion and control over, other virtual currencies. These rights are generally expected to arise in connection with forks in the Blockchain, airdrops offered to holders of ZEC or other similar events and arise without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. We refer to these rights as “Incidental Rights” and any such virtual currency acquired through Incidental Rights as “IR Virtual Currency.”

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency in-kind to an agent of the shareholders for resale by such agent. Because the Trust will abandon any Incidental Rights and IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. See “Business—Incidental Rights and IR Virtual Currency.”

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the “Sponsor’s Fee.” The Sponsor’s Fee will accrue daily in U.S. dollars at an annual rate of % of the NAV Fee Basis Amount of the Trust as of 4:00 p.m., New York time, on each day; provided that for a day that is not a business day, the calculation will be based on the NAV Fee Basis Amount from the most recent business day, reduced by the accrued and unpaid Sponsor’s Fee for such most recent business day and for each day after such most recent business day and prior to the relevant calculation date. This dollar amount for each daily accrual will then be converted into ZEC by reference to the same Index Price used to determine such accrual. The Sponsor’s Fee is payable in ZEC to the Sponsor daily in arrears.

To cause the Trust to pay the Sponsor’s Fee, the Sponsor will instruct the Custodian to withdraw from the Trust’s Vault Balance (as defined below) the amount of ZEC equal to the accrued but unpaid Sponsor’s Fee and transfer such ZEC to the Sponsor’s account at such times as the Sponsor determines in its absolute discretion.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee in its sole discretion. Presently, the Sponsor does not intend to waive any of the Sponsor’s Fee and there are no circumstances under which the Sponsor has determined it will definitely waive the fee.

After the Trust’s payment of the Sponsor’s Fee to the Sponsor, the Sponsor may elect to convert any ZEC received as payment of the Sponsor’s Fee into U.S. dollars. The rate at which the Sponsor converts such ZEC to U.S. dollars may differ from the rate at which the relevant Sponsor’s Fee was determined. The Trust will not be responsible for any fees and expenses incurred by the Sponsor to convert ZEC received in payment of the Sponsor’s Fee into U.S. dollars.

As partial consideration for its receipt of the Sponsor’s Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the Marketing Fee, (ii) the Administrator Fee, (iii) the Custodian Fee and fees for any other security vendor engaged by the Trust, (iv) the Transfer Agent Fee, (v) the Trustee fee, (vi) the fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including customary legal, marketing and audit fees and expenses) in an amount up to $600,000 in any given fiscal year, (vii) ordinary course, legal fees and expenses, (viii) audit fees, (ix) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act or the Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Trust’s website and (xii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including legal, marketing and audit fees and expenses) to the extent exceeding $600,000 in any given fiscal year and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”).

In such circumstances, the Sponsor or its delegate (i) will instruct the Custodian to withdraw from the Trust’s Vault Balance ZEC in such quantity as may be necessary to permit payment of such Additional Trust Expenses and (ii) may either (x) cause the Trust (or its delegate) to convert such ZEC into U.S. dollars or other fiat currencies at the Actual Exchange Rate or (y) when the Sponsor incurs such expenses on behalf of the Trust, cause the Trust (or its delegate) to deliver such ZEC in kind to the Sponsor in satisfaction of such Additional Trust Expenses.

Although the Sponsor is obligated to use its commercially reasonable efforts to obtain the highest price when engaging other parties to assist with the sale of the Trust’s ZEC to raise proceeds for any Additional Trust Expenses, the Sponsor will have some discretion in arranging for the sale of the Trust’s ZEC, and may engage one or more of its affiliates to assist with any such sale. The Sponsor and its respective directors, officers, employees, affiliates, and/or parties engaged to assist with the sale of the Trust’s ZEC may trade in the ZEC, digital asset, derivative or other markets for their own accounts, and in doing so may take positions opposite to or ahead of those held by the Trust and may compete with the Trust for positions in the marketplace. For example, sales of the Trust’s ZEC for the satisfaction of any Additional Trust Expenses may create conflicts of interest on behalf of one or more such parties in respect of their obligation to the Trust. The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and Code of Ethics, which address conflicts of interest. See “Part I—Item 1A. Risk Factors—Risk Factors Related to Potential Conflicts of Interest—Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its shareholders” in the Annual Report.

In order to raise proceeds to pay for any Additional Trust Expenses, the Sponsor would execute the sale of ZEC through eligible financial institutions that are subject to federal and state licensing requirements and practices regarding AML and KYC regulations, which may include a Liquidity Provider or one or more of their respective affiliates. The Sponsor expects that these financial institutions will generally only have access to Digital Asset Trading Platforms or other venues that they reasonably believe are operating in compliance with applicable law, including federal and state licensing requirements, based upon information and assurances provided to it by each venue. The Trust is not responsible for paying any costs associated with the transfer of ZEC to the Sponsor in connection with the payment of the Sponsor’s Fee or the sale of ZEC in connection with the payment of any Additional Trust Expenses. The amount of ZEC represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Additional Trust Expenses by transferring or selling ZEC. See “Part I—Item 1. Business— Expenses; Sales of ZEC” in the Annual Report.

The quantity of ZEC to be delivered to the Sponsor or other relevant payee in payment of the Sponsor’s Fee or any Additional Trust Expenses, or sold to permit payment of Additional Trust Expenses, will vary from time to time depending on the level of the Trust’s expenses and the value of ZEC held by the Trust. See “Part I—Item 1. Business—Expenses; Sales of ZEC” in the Annual Report. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of ZEC by the Trust for the payment of expenses will be a taxable event to shareholders. See “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Voting Rights

The shareholders take no part in the management or control of the Trust. Under the Trust Agreement, shareholders have limited voting rights. For example, in the event that the Sponsor withdraws, a majority of the shareholders may elect and appoint a successor sponsor to carry out the affairs of the Trust. The Sponsor is also permitted to make certain restatements, amendments or supplements to the Trust Agreement that would materially adversely affect the interests of the shareholders as determined by the Sponsor in its sole discretion with a 20-day notice to shareholders. Additionally, the Sponsor is permitted to make certain restatements, amendments, or supplements to the Trust Agreement that could adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes, but only if certain conditions relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes are satisfied. Furthermore, subject to certain limitations, the Sponsor may make any other amendments to the Trust Agreement which do not materially adversely affect the interests of the shareholders in its sole discretion without shareholder consent. The Sponsor will notify investors of material amendments to or termination of the Trust Agreement by filing a current report on Form 8-K. See “Description of the Shares.”

Termination Events

Upon dissolution of the Trust and surrender of Shares by the shareholders, shareholders will receive a distribution in U.S. dollars after the Sponsor has sold the Trust’s ZEC, if applicable, and has paid or made provision for the Trust’s claims and obligations. See “Part I—Item 1. Business—Description of the Trust Agreement—Termination of the Trust” in the Annual Report. The Sponsor currently expects to execute the sales of any ZEC in connection with the termination of the Trust through eligible financial institutions that are subject to federal and state licensing requirements and practices regarding AML and KYC regulations, which may include a Liquidity Provider or one or more of their respective affiliates.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants.

Each Authorized Participant must (i) be a registered broker-dealer, (ii) have entered into a Participant Agreement with the Sponsor and the Transfer Agent and (iii) in the case of any creation or redemption pursuant to In-Kind Orders, own, or their AP Designee (as defined below) must own, a ZEC wallet address that is known to the Custodian as belonging to the Authorized Participant or its AP Designee and maintain an account with the Custodian. The Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of ZEC required for the creation and redemption of Baskets, as well as the deposit with and subsequent delivery by the Trust of cash required in connection therewith, from or to an Authorized Participant or Liquidity Provider, as applicable. See “Description of Creation and Redemption of Shares.”

As of the date of this prospectus, the Sponsor, on behalf of the Trust, and the Transfer Agent entered into Participant Agreements with Jane Street Capital, LLC and Virtu Americas LLC, pursuant to which such entities have agreed to act as Authorized Participants and are able to conduct creations and redemptions pursuant to Cash Orders. In addition, as of the date of this prospectus, is able to conduct creations and redemptions in-kind. The Sponsor may engage additional Authorized Participants who are unaffiliated with the Trust in the future, and such Authorized Participants may be able to conduct creations and redemptions in-kind, in cash, or both.

Liquidity Providers

Liquidity Providers facilitate the purchase and sale of ZEC in connection with Cash Orders for creations or redemptions of Baskets. Liquidity Providers are engaged by Grayscale Investments Sponsors, LLC (in such capacity, the “Liquidity Engager”), and are not party to Participant Agreements or otherwise agents of, or otherwise acting on behalf of, any Authorized Participant. See “Description of Creation and Redemption of Shares.” The Liquidity Engager’s criteria for engaging one or more Liquidity Providers includes the completion of due diligence that considers each such Liquidity Provider’s ZEC trading capabilities, organizational structure, operating history, lines of business, controls, and other details necessary to evaluate their ability to facilitate Cash Orders. Liquidity Providers formalize their relationship through a Liquidity Provider Agreement between the Liquidity Engager, Liquidity Provider and the Sponsor (on behalf of the Trust). Pursuant to such Liquidity Provider Agreements, the Liquidity Providers will be contractually obligated to deliver or receive ZEC in exchange for cash in connection with Cash Orders for creations or redemptions.

The Liquidity Providers with which Grayscale Investments Sponsors, LLC, acting in its capacity as the Liquidity Engager, will engage in ZEC transactions are third parties that are not affiliated with the Sponsor or the Trust and are not acting as agents of the Trust, the Sponsor, or any Authorized Participant, and all

transactions will be done on an arms-length basis. Except for the contractual relationships between each Liquidity Provider and Grayscale Investments Sponsors, LLC in its capacity as the Liquidity Engager and the Sponsor (on behalf of the Trust), there is no other pre-existing contractual relationship between each Liquidity Provider, on the one hand, and the Trust, the Sponsor, or any Authorized Participant, on the other hand, in each case that relates to the Trust or the Trust’s Shares. When seeking to buy ZEC in connection with creations or sell ZEC in connection with redemptions, the Liquidity Engager will seek to obtain commercially reasonable prices and terms from the approved Liquidity Providers. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis.

As of the date of this prospectus, the Liquidity Engager has engaged JSCT, LLC, Virtu Financial Singapore Pte. Ltd., and Galaxy Digital Trading Cayman LLC as Liquidity Providers. The Liquidity Engager may engage additional Liquidity Providers who are unaffiliated with the Trust in the future.

Jane Street Capital, LLC, one of the Authorized Participants, is an affiliate of JSCT, LLC, one of the Liquidity Providers. Virtu Americas LLC, one of the Authorized Participants, is an affiliate of Virtu Financial Singapore Pte., Ltd., one of the Liquidity Providers.

Clearance and Settlement

The Shares are evidenced by one or more global certificates that the Transfer Agent issues to DTC. The Shares are primarily available in book-entry form. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”), or indirectly through entities that are DTC Participants.

Risk Factors

See the risks discussed in this prospectus, in “Part I—Item 1A. Risk Factors” in the Annual Report, in any applicable prospectus supplement and in the other documents incorporated or deemed incorporated by reference herein before you invest in the Shares.

RISK FACTORS

An investment in the Shares involves risks, including the risks described below which update the Trust’s previously filed risk factors to the extent applicable, as well as those risks set forth under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, in any applicable prospectus supplement and in the other documents incorporated or deemed incorporated by reference herein. You should also refer to the other information included or incorporated by reference in this prospectus, including the Trust’s financial statements and related notes thereto, before making an investment decision.

Risk Factors Related to the Offering

The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements or the Liquidity Engager is unable to engage Liquidity Providers.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on NYSE Arca terminates its Participant Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the value of the Shares. In addition, if the Liquidity Engager is unable to engage one or more Liquidity Providers to obtain or receive ZEC in connection with Cash Orders, the Trust may have difficulty maintaining the participation of certain Authorized Participants or engaging additional Authorized Participants. Under such circumstances, the liquidity of the Shares would likely decrease, which could adversely affect the value of the Shares.

The Shares may trade at a price that is at, above or below the Trust’s NAV per Share as a result of the non-current trading hours between NYSE Arca and the Digital Asset Trading Platform Market.

The Trust’s NAV per Share will fluctuate with changes in the market value of ZEC, and the Sponsor expects the trading price of the Shares to fluctuate in accordance with changes in the Trust’s NAV per Share, as well as market supply and demand. However, the Shares may trade on NYSE Arca at a price that is at, above or below the Trust’s NAV per Share for a variety of reasons. For example, NYSE Arca is open for trading in the Shares for a limited period each day, but the Digital Asset Trading Platform Market is a 24-hour marketplace. During periods when NYSE Arca is closed but Digital Asset Trading Platforms are open, significant changes in the price of ZEC on the Digital Asset Trading Platform Market could result in a difference in performance between the value of ZEC as measured by the Index and the most recent NAV per Share or closing trading price. For example, if the price of ZEC on the Digital Asset Trading Platform Market, and the value of ZEC as measured by the Index, move significantly in a negative direction after the close of NYSE Arca, the trading price of the Shares may “gap” down to the full extent of such negative price shift when NYSE Arca reopens. If the price of ZEC on the Digital Asset Trading Platform Market drops significantly during hours NYSE Arca is closed, shareholders may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to rapidly mitigate losses in a negative market. Even during periods when NYSE Arca is open, large Digital Asset Trading Platforms (or a substantial number of smaller Digital Asset Trading Platforms) may be lightly traded or closed for any number of reasons, which could increase trading spreads and widen any premium or discount on the Shares.

The commencement of a redemption program, in conjunction with the listing of the Shares on the NYSE Arca, may impact whether the Shares trade at a discount or premium to the NAV per Share, and any suspension or other unavailability of the Trust’s redemption program may cause the Shares to trade at a discount to the NAV per Share.

Historically, the Shares have traded on OTCQX at both premiums and discounts to the NAV per Share, which at times have been substantial. The Sponsor believes that the trading price of the Shares has diverged from the NAV per Share in the past due, in part, to the holding period under Rule 144 for Shares purchased in the private placement and the lack of an ongoing redemption program, as a result of which Authorized Participants have been unable to take advantage of arbitrage opportunities when the market value of the Shares deviated from the NAV per Share. Although the Sponsor cannot predict with certainty what effect the commencement of the Trust’s redemption program, in conjunction with the listing of the Shares on NYSE Arca, will have on the trading price of the Shares, it may have the effect of reducing any premium or discount at which the Shares have been trading on the OTCQX immediately prior to the commencement of the redemption program, and there can be no assurance that the Trust’s redemption program will not be suspended or become unavailable again in the future. In addition, if the Sponsor decides to limit Cash Orders and there are not otherwise a sufficient amount of In-Kind Orders to allow the arbitrage mechanism to function, or if the Trust is otherwise unable to satisfy creation orders made in cash, the Trust’s ability to create new Shares could be negatively impacted, which could impact the Shares’ liquidity and/or cause the Shares to trade at premiums and discounts to the NAV per Share, and otherwise have a negative impact on the value of the Shares.

Shareholders may suffer a loss on their investment if the Shares trade above or below the Trust’s NAV per Share.

Historically, the Shares have traded at both premiums and discounts to the NAV per Share, which at times have been substantial. If the Shares trade on NYSE Arca in the future at a premium, investors who purchase Shares on NYSE Arca will pay more for their Shares than investors who purchase Shares directly from Authorized Participants. In contrast, if the Shares trade on NYSE Arca in the future at a discount, investors who purchase Shares directly from Authorized Participants will pay more for their Shares than investors who purchase Shares on NYSE Arca. The premium or discount at which the Shares have traded has fluctuated over time. For example, from October 18, 2021 to June 30, 2026, the maximum premium of the closing price of the Shares quoted on OTCQX over the value of the Trust’s NAV per Share was 240%, the average premium was 53%, the maximum discount of the closing price of the Shares quoted on OTCQX below the value of the Trust’s NAV per Share was 55%, and the average discount was 19%. The closing price of the Shares, as quoted on OTCQX at 4:00 p.m., New York time, on each business day between October 18, 2021 and June 30, 2026, has been quoted at a discount on 700 days. As of June 30, 2026, the last business day of the period, the Trust’s Shares were quoted on OTCQX at a discount of 17% to the Trust’s NAV per Share. As a result, shareholders who purchase Shares on NYSE Arca at a premium may suffer a loss on their investment if they sell their Shares at a time when the premium has decreased from the premium at which they purchased the Shares even if the NAV per Share remains the same. Likewise, shareholders that purchase Shares directly from the Trust may suffer a loss on their investment if they sell their Shares at a time when the Shares are trading at a discount on NYSE Arca. Furthermore, shareholders may suffer a loss on their investment even if the NAV per Share increases because the decrease in any premium or increase in any discount may offset any increase in the NAV per Share.

There is no guarantee that an active trading market for the Shares will continue to develop.

Although an active market for the Shares had developed on OTCQX and the Shares are expected to begin trading on NYSE Arca, there can be no assurance that an active trading market for the Shares will develop or, to the extent an active market does develop, be maintained or continue to develop on NYSE Arca. In addition, NYSE Arca can halt the trading of the Shares at any time and for a variety of reasons. To the extent that NYSE Arca halts trading in the Shares, whether on a temporary or permanent basis, shareholders may not be able to buy or sell Shares, which could adversely affect the value of the Shares. If an active trading market for the Shares does not develop or continue to exist, the market prices and liquidity of the Shares may be adversely affected.

The inability of Authorized Participants and market makers to hedge their ZEC exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient ZEC liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of ZEC, wide spreads between prices quoted on different Digital Asset Trading Platforms, the closing of Digital Asset Trading Platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to ZEC may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Shares and the spread at which the Shares trade on the open market.

Arbitrage transactions intended to keep the price of the Shares closely linked to the price of ZEC may be problematic if the process for the purchase and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of ZEC to and by the Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of ZEC, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Custodian, the closing of Digital Asset Trading Platforms to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Zcash Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ZEC may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the Zcash Network, the processing of transactions on the Zcash Network may be disrupted, which in turn may prevent Liquidity Providers from depositing or withdrawing ZEC from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of ZEC and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for ZEC should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering ZEC in return for Baskets, the price of the Shares may diverge from the price of ZEC.

Risk Factors Related to the Digital Asset Markets and Digital Assets

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

In the past and through the date of this prospectus, digital asset prices have experienced significant fluctuations, leading to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including Digital Asset Trading Platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each entered into insolvency proceedings. This resulted in a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX, the third largest Digital Asset Trading Platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and several affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis Capital”), a subsidiary of Genesis Global Holdco, LLC (“Genesis Holdco”). The SEC also brought charges against Genesis Capital and Gemini Trust Company, LLC (“Gemini”) in January 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General (“NYAG”) brought charges against Gemini, Genesis Capital, Genesis Asia Pacific PTE. LTD. (“Genesis Asia Pacific”), Genesis Holdco (together with Genesis Capital and Genesis Asia Pacific, the “Genesis Entities”), Genesis Capital’s former CEO, DCG, and DCG’s CEO alleging violations of the New York Penal Law, the New York General Business Law and the New York Executive Law. In February 2024, the NYAG amended its complaint to expand the charges against Gemini, the Genesis Entities, Genesis Capital’s former CEO, DCG, and DCG’s CEO to include harm to additional investors. Also in February 2024, the Genesis Entities entered into a settlement agreement with the NYAG to resolve the NYAG’s allegations against the Genesis Entities, which settlement was subsequently approved by the Bankruptcy Court of the Southern District of New York.

On January 17, 2025, DCG agreed to the entry of a cease-and-desist order and payment of a $38 million civil money penalty arising out of the SEC’s allegations that (i) DCG negligently engaged in conduct that misled investors about the impact of the default on Genesis Capital’s financial condition and (ii) DCG’s failure to exercise reasonable care in connection with certain statements concerning Genesis Capital’s financial condition created a materially false impression to the public regarding Genesis Capital’s financial health.

Furthermore, Genesis Holdco, together with certain of its subsidiaries, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2023. While Genesis Holdco is not a service provider to the Trust, it is a wholly owned subsidiary of DCG, and is an affiliate of the Trust and the Sponsor.

These events have led to significant negative publicity around digital asset market participants including DCG, Genesis and DCG’s other affiliated entities. This publicity could negatively impact the reputation of the Sponsor and have an adverse effect on the trading price and/or the value of the Shares. Moreover, sales of a significant number of Shares of the Trust as a result of these events could have a negative impact on the trading price of the Shares.

These events have also led to a substantial increase in regulatory and enforcement scrutiny of the industry as a whole and of Digital Asset Trading Platforms in particular, including from the Department of Justice, the SEC, the CFTC, the White House and Congress. For example, in June 2023, the SEC brought charges against Binance (the “Binance Complaint”) and Coinbase (the “Coinbase Complaint”), alleging that they solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance.US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. The Binance Complaint, the Coinbase Complaint and the Kraken Complaint have led, and may in the future lead, to further volatility in digital asset prices. Between February 2025 and May 2025, the SEC entered into court-approved joint stipulations to dismiss each of the Binance Complaint, Coinbase Complaint and the Kraken Complaint. The SEC has terminated its investigation or enforcement action into many other digital asset market participants including the Zcash Foundation in January 2026.

In January 2025, the SEC launched a crypto task force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking.

Digital asset markets have also been negatively impacted by the failure of entities perceived to be integral to the digital asset ecosystem. For example, in March 2023, state banking regulators placed Silicon Valley Bank and Signature Bank into Federal Deposit Insurance Corporation (“FDIC”) receiverships. Also, in March 2023, Silvergate Bank announced plans to wind down and liquidate its operations. Because these banks were perceived to be the banks most open to providing services for the digital asset ecosystem in the United States, their failures may impact the willingness of banks (based on regulatory pressure or otherwise) to provide banking services to digital asset market participants. In addition, because these banks were perceived to be the banks most open to providing services for the digital asset ecosystem, their failure has caused a number of companies that provide digital asset-related services to be unable to find banks that are willing to provide them with such banking services. The inability to access banking services could negatively impact digital asset market participants and therefore the value of digital assets, including ZEC, and thus the Shares. In addition, although these events did not have an impact directly on the Trust or the Sponsor when these bank failures occurred, it is possible that a future closing of a bank with which the Trust or the Sponsor has a financial relationship could subject the Trust or the Sponsor to adverse conditions and pose challenges in finding an alternative suitable bank to provide the Trust or the Sponsor with bank accounts and banking services.

While the Sponsor cannot determine with certainty the specific causes of historical price volatility of ZEC, periods of price volatility in ZEC have at times coincided with increased ecosystem activity, including continued development of applications that interact with the Zcash Network, such as the Zashi wallet, and increases in on-chain usage metrics, including activity within the Zcash shielded pools. These developments may reflect broader engagement with the Zcash protocol.

Events such as these that impact the wider digital asset ecosystem are continuing to develop and change at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or on the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including declines in the trading prices and liquidity of ZEC, or the failure of service providers to the Trust, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The cryptography used to enhance the privacy of transactions on the Zcash Network could ultimately fail, which could negatively affect the price of ZEC and the value of the Shares.

The Zcash Network uses zk-SNARKs, which provide additional layers of confidentiality to transactions on the Zcash Network by protecting the amount and the recipient in ZEC transactions. This cryptography could ultimately fail, resulting in less privacy than believed or no privacy at all, and could adversely affect one’s ability to complete transactions on the Zcash Network.

Because ZEC is a privacy-preserving digital asset, it is also subject to certain types of attacks that may go undetected. For example, on February 5, 2019, the team behind Zcash announced that it discovered a vulnerability in its zk-SNARK implementation on March 1, 2018 that was subsequently patched in connection with a network upgrade called “Sapling” in October 2018. More recently, in June 2026, a security researcher engaged by ZODL disclosed a critical vulnerability affecting one of the shielded pools, called Orchard, that prior to remediation could have been exploited to create counterfeit ZEC within the Orchard pool. Although the vulnerability was remediated through an emergency network upgrade and Zcash developers stated that they believe it is unlikely that the vulnerability was exploited, due to the privacy-preserving nature of shielded pool transactions, there was no cryptographic method to determine conclusively whether the vulnerability had been exploited prior to remediation. Following the disclosure of the vulnerability, the market price of ZEC declined by approximately 50%, although it has since substantially recovered. Notwithstanding their view that exploitation was unlikely, on July 28, 2026, Zcash developers implemented an additional network upgrade, called “Ironwood,” intended to restore the ability to verify the integrity of the ZEC supply and mitigate the risk of similar vulnerabilities. Ironwood retired the Orchard pool and introduced a new shielded pool, permitting ZEC to be withdrawn from Orchard only through a “turnstile” mechanism that caps total withdrawals at the amount verifiably deposited, thereby preventing any counterfeit ZEC that may exist within Orchard from being removed.

Actual or perceived vulnerabilities, exploits, remediation efforts, emergency network upgrades, protocol modifications or uncertainty regarding the integrity of the ZEC supply could reduce confidence in the Zcash Network and adversely affect the market price of ZEC. Even if vulnerabilities are successfully remediated, users, developers, exchanges, custodians, market participants and regulators may lose confidence in the security, reliability or integrity of the network, which could adversely affect the value of ZEC and/or negatively affect the market perception of ZEC, which could in turn adversely impact the value of the Shares.

The cryptography used to enhance the privacy of transactions on the Zcash Network could be used to facilitate illicit activities, and businesses that facilitate transactions in ZEC could be at increased risk of criminal or civil lawsuits, or of having services cut off, which could negatively affect the price of ZEC and the value of the Shares.

Law enforcement agencies and other market participants have often relied on the transparency of blockchains to facilitate investigations and comply with laws, such as anti-money laundering and economic sanctions laws. Because of the privacy-enhancing features of the Zcash Network, law enforcement agencies and other market participants may have less visibility into transaction-level data, which may encourage bad actors to misuse the Zcash Network for such illicit purposes. As a result, businesses that facilitate transactions in ZEC may be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks. Since 2019, ZEC, along with several other privacy tokens including Monero, Dash, and Horizen have been delisted from multiple exchanges, including Coinbase UK, Bittrex, and OKX. In another example, in June 2023 Binance announced it would delist Zcash as well as other privacy coins including Monero, Dash, and Horizen in France, Spain, Italy and Poland, though retracted that announcement later that month, and in January 2024 announced that it would extend the “monitoring tag” to multiple privacy coins including ZEC, indicating those tokens are “at risk” of being delisted from the exchange globally. Although these digital asset trading platforms did not disclose the reasons for such delisting, and some digital asset trading platforms subsequently relisted ZEC, it is believed that they were the result of the privacy-enhancing features of the digital assets, and there is a risk that other digital asset trading platforms may remove ZEC from their platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the Zcash Network is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the Zcash Network and/or adversely affect the price of ZEC, the attractiveness of the Zcash Network and an investment in the Shares of the Trust.

When the Trust and the Sponsor, acting on behalf of the Trust, sell or deliver, as applicable, ZEC, Incidental Rights and/or IR Virtual Currency, they generally do not transact directly with counterparties other than the Authorized Participant, a Liquidity Provider or other similarly eligible financial institutions that are subject to federal and state licensing requirements and maintain practices and policies designed to comply with AML and KYC regulations. When an Authorized Participant or a Liquidity Provider sources ZEC in connection with the creation of the Shares or facilitates transactions in ZEC at the direction of the Trust or the Sponsor, it directly faces its counterparty and, in all instances, the Authorized Participant or the Liquidity Provider, as applicable, follow policies and procedures designed to ensure that it knows the identity of its counterparty. The Authorized Participant is a registered broker-dealer and therefore subject to AML and countering the financing of terrorism obligations under the Bank Secrecy Act as administered by FinCEN and further overseen by the SEC and FINRA.

In accordance with its regulatory obligations, the Authorized Participant, or the Liquidity Provider, conducts customer due diligence and enhanced due diligence on its counterparties, which enables it to determine each counterparty’s AML and other risks and assign an appropriate risk rating.

As part of its counterparty onboarding process, each of the Authorized Participant and the Liquidity Provider uses third-party services to screen prospective counterparties against various watch lists, including the Specially Designated Nationals List of the Treasury Department Office of Foreign Assets Control (“OFAC”) and countries and territories identified as non-cooperative by the Financial Action Task Force. If the Sponsor, the Trust, the Authorized Participant or the Liquidity Provider were nevertheless to transact with such a sanctioned entity, the Sponsor, the Trust, the Authorized Participant and the Liquidity Provider would be at increased risk of potential criminal or civil lawsuits.

Due to the largely unregulated nature and lack of transparency surrounding the operations of Digital Asset Trading Platforms, they may experience fraud, market manipulation, business failures, security failures or operational problems, which may adversely affect the value of ZEC and, consequently, the value of the Shares.

Digital Asset Trading Platforms are relatively new and, in many ways, are not subject to, or may not comply with, regulation in relevant jurisdictions in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. While many prominent Digital Asset Trading Platforms provide the public with significant information regarding their on-chain activities, ownership structure, management teams, corporate practices, cybersecurity practices and regulatory compliance, many other Digital Asset Trading Platforms do not provide this information. Furthermore, while Digital Asset Trading Platforms are and may continue to be subject to federal and state licensing requirements in the United States, Digital Asset Trading Platforms do not currently appear to be subject to regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in Digital Asset Trading Platforms, including prominent trading platforms that handle a significant volume of ZEC trading.

Many Digital Asset Trading Platforms, both in the United States and abroad are unlicensed, not subject to, or not in compliance with, regulation in relevant jurisdictions, or operate without extensive supervision by governmental authorities. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these Digital Asset Trading Platforms is generally significantly less regulated than trading activity on or reported by regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2022 one report claimed that trading volumes on Digital Asset Trading Platforms were inflated by over 70% due to false or non-economic trades, with specific focus on unlicensed trading platforms located outside of the United States. Such reports may indicate that the Digital Asset Trading Platform Market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the Digital Asset Trading Platform Market than is commonly understood, or that a much larger portion of digital asset market activity takes place on decentralized finance platforms than is commonly understood. Nonetheless, any actual or perceived false trading in the Digital Asset Trading Platform Market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of ZEC and/or negatively affect the market perception of ZEC, which could in turn adversely impact the value of the Shares.

The SEC has also identified possible sources of fraud and manipulation in the Digital Asset Markets generally, including, among others (1) “wash-trading”; (2) persons with a dominant position in a digital asset manipulating pricing in such digital asset; (3) hacking of the underlying digital asset network and trading platforms; (4) malicious control of the underlying digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in a digital asset, new sources of demand for a digital asset) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at Digital Asset Markets. The use or presence of such acts and practices in the Digital Asset Markets could, for example, falsely inflate the volume of ZEC present in the Digital Asset Markets or cause distortions in the price of ZEC, among other things that could adversely affect the Trust or cause losses to shareholders. Moreover, tools to detect and deter fraudulent or manipulative trading activities, such as market manipulation, front-running of trades, and wash-trading, may not be available to or employed by Digital Asset Markets, or may not exist at all. Many Digital Asset Markets also lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of ZEC on Digital Asset Markets may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges.

In addition, over the past several years, some Digital Asset Trading Platforms have been closed, been subject to criminal and civil litigation and have entered into bankruptcy proceedings due to fraud and manipulative activity, business failure and/or security breaches. In many of these instances, the customers of such Digital Asset Trading Platforms were not compensated or made whole for the partial or complete losses of their account balances in such Digital Asset Trading Platforms. In some instances, customers are made whole only in dollar terms as of the Digital Asset Trading Platform’s date of failure, rather than on a digital asset basis, meaning customers may still lose out on any price increase in digital assets.

While smaller Digital Asset Trading Platforms are less likely to have the infrastructure and capitalization that make larger Digital Asset Trading Platforms more stable, larger Digital Asset Trading Platforms are more likely to be appealing targets for hackers and malware. For example, in February 2025, hackers reportedly compromised a transaction from Bybit's multisignature cold wallets, enabling the hackers to steal over $1.5 billion of Ether from Bybit. Shortcomings or ultimate failures of larger Digital Asset Trading Platforms are more likely to have contagion effects on the digital asset ecosystem and therefore may also be more likely to be targets of regulatory enforcement action. For example, in November 2022, FTX, another of the world’s largest Digital Asset Trading Platforms, filed for bankruptcy protection and subsequently halted customer withdrawals as well as trading on its FTX.US platform. Fraud, security failures and operational problems all played a role in FTX’s issues and downfall. Moreover, Digital Asset Trading Platforms have been a subject of enhanced regulatory and enforcement scrutiny, and Digital Asset Markets have experienced continued instability, following the failure of FTX. In particular, in June 2023, the SEC brought the Binance Complaint and Coinbase Complaint, alleging that Binance and Coinbase operated unregistered securities exchanges, brokerages and clearing agencies. In addition, in November 2023, the SEC brought the Kraken Complaint, alleging that Kraken operated as an unregistered securities exchange, brokerage and clearing agency. Between February 2025 and May 2025, the SEC entered into court-approved joint stipulations to dismiss each of the Binance Complaint, Coinbase Complaint and the Kraken Complaint. The SEC has terminated its investigation or enforcement action into many other digital asset market participants including the Zcash Foundation in January 2026. Negative perception, a lack of stability and standardized regulation in the Digital Asset Markets and/or the closure or temporary shutdown of Digital Asset Trading Platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Zcash Network and result in greater volatility in the prices of ZEC. Furthermore, the closure or temporary shutdown of a Digital Asset Trading Platform used in calculating the Index Price may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. These potential consequences of such a Digital Asset Trading Platform’s failure could adversely affect the value of the Shares.

Digital Asset Trading Platforms may be exposed to front-running.

Digital Asset Trading Platforms may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy tokens at a low price and later sell them at a higher price while simultaneously exiting the position. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of Digital Asset Trading Platforms and digital assets more generally.

Digital Asset Trading Platforms may be exposed to wash-trading.

Digital Asset Trading Platforms may be susceptible to wash-trading. Wash-trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash-trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve a trading platform’s attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume trading platforms on which to list their tokens. Results of wash-trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash-trading even on regulated venues. Any actual or perceived false trading on Digital Asset Trading Platforms, and any other fraudulent or manipulative acts and practices, could adversely affect the value of ZEC and/or negatively affect the market perception of ZEC.

To the extent that wash-trading either occurs or appears to occur in Digital Asset Trading Platforms, investors may develop negative perceptions about ZEC and the digital assets industry more broadly, which could adversely impact the price of ZEC and, therefore, the price of the Shares. Wash-trading also may place more legitimate Digital Asset Trading Platforms at a relative competitive disadvantage.

The Index Price used to calculate the value of the Trust’s ZEC may be volatile, and purchasing and selling activity in the Digital Asset Markets associated with Basket creations and redemptions may affect the Index Price and Share trading prices, adversely affecting the value of the Shares.

The price of ZEC on public Digital Asset Trading Platforms has a limited history, and during this history, ZEC prices on the Digital Asset Markets more generally, and on Digital Asset Trading Platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual Digital Asset Trading Platforms, the Index Price, and the price of ZEC generally, remains subject to volatility experienced by Digital Asset Trading Platforms, and such volatility could adversely affect the value of the Shares. For example, from July 1, 2021 to June 30, 2026. During such period, the Index Price has ranged from $18.14 to $685.96, with the straight average being $108.29 through June 30, 2026. In addition, during the twelve months ended June 30, 2026, the Index Price ranged from $35.01 to $685.96. The Sponsor has not observed a material difference between the Index Price and average prices from the Constituent Trading Platforms individually or as a group. The price of ZEC more generally has experienced volatility similar to the Index Price during these periods. For additional information on movement of the Index Price and the price of ZEC, see “Part I—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Historical NAV and ZEC Prices” in the Annual Report.

Furthermore, because the number of Digital Asset Trading Platforms is limited, the Index will necessarily be comprised of a limited number of Digital Asset Trading Platforms. The limited number of Digital Asset Trading Platforms that support ZEC could be further reduced by legislation that has been enacted or is being considered in certain jurisdictions, such as the European Union, that may cause Digital Asset Trading Platforms to limit the listing of tokens with privacy-enhancing features, such as ZEC. In addition, certain Digital Asset Trading Platforms have previously delisted ZEC. If a Digital Asset Trading Platform were subjected to regulatory, volatility or other pricing issues, the Index Provider would have limited ability to remove such Digital Asset Trading Platform from the Index, which could skew the price of ZEC as represented by the Index. Trading on a limited number of Digital Asset Trading Platforms may result in less favorable prices and decreased liquidity of ZEC and, therefore, could have an adverse effect on the value of the Shares.

Purchasing activity associated with acquiring ZEC required for the creation of Baskets may increase the market price of ZEC on the Digital Asset Markets, which will result in higher prices for the Shares. Alternatively, selling activity associated with sales of ZEC withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of ZEC on the Digital Asset Markets, which will result in lower prices for the Shares. Increases or decreases in the market price of ZEC may also occur as a result of the purchasing or selling activity of other market participants. Other market participants may attempt to benefit from an increase or decrease in the market price of ZEC that may result from increased purchasing or selling activity of ZEC connected with the creation or redemption of Baskets. Consequently, the market price of ZEC may decline immediately after Baskets are created. Decreases in the market price of ZEC may also occur as a result of sales in Secondary Markets by other market participants. If the Index Price declines, the value of the Shares will generally also decline.

Competition from the emergence or growth of other digital assets could have a negative impact on the price of ZEC and adversely affect the value of the Shares.

As of June 30, 2026, ZEC was the 12th largest digital asset by market capitalization as tracked by CoinMarketCap.com. As of June 30, 2026, the alternative digital assets tracked by CoinMarketCap.com, had a total market capitalization of approximately $1.8 trillion (including the approximately $6.7 billion market cap of ZEC), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. ZEC faces competition from a wide range of digital assets. ZEC is supported by fewer trading platforms than more established digital assets, such as Bitcoin and Ether, which could impact its liquidity. In addition, ZEC is in direct competition with other digital assets associated with privacy preserving features, such as XMR and DASH. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the Zcash Network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche or Cardano, also could have a negative impact on the demand for, and price of, ZEC and thereby adversely affect the value of the Shares.

In addition, some digital asset networks may be the target of ill will from users of other digital asset networks. For example, ZEC is the result of a clone of Bitcoin and some users of the Bitcoin Network may harbor ill will towards the Zcash Network, and vice versa. These users may attempt to negatively impact the use or adoption of the Zcash Network.

Investors may also invest in ZEC through means other than the Shares, including through direct investments in ZEC and other financial vehicles, including securities linked to ZEC. The Trust and the Sponsor may in the future face competition with respect to the creation of competing exchange-traded spot ZEC products. Whether the Trust is successful in maintaining its scale and achieving its intended competitive position may be impacted by a range of factors, including the Trust’s timing in entering the market relative to competing spot ZEC exchange-traded products, its fee structure relative to those competing products and potentially new platforms for investing in ZEC. The Trust’s potential competitors may also charge a substantially lower fee than the Sponsor Fee in an effort to achieve initial market acceptance and scale, which could cause investors to favor such competing products over the Trust.

If the Trust fails to continue to maintain or grow sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the shareholders. Furthermore, the Trust may fail to continue to attract adequate liquidity in the secondary market due to such competition, resulting in a small number of Authorized Participants willing to make a market in the Shares, which in turn could result in the Shares trading at a significant premium or discount for extended periods. Likewise, market and financial conditions, among other conditions outside the Trust’s control, may cause investors to find it more attractive to gain exposure to ZEC through other vehicles, rather than the Trust.

In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of ZEC come to represent a significant proportion of the demand for ZEC, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding ZEC, could negatively affect the Index Price, the NAV, the NAV per Share, the value of the Shares, the Principal Market NAV and the Principal Market NAV per Share. Accordingly, there can be no assurance that the Trust will be able to maintain its scale and achieve its intended competitive positioning relative to competitors, which could adversely affect the performance of the Trust and the value of the Shares.

If the digital asset award for mining blocks and transaction fees for recording transactions on the Zcash Network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit or otherwise regulate mining activities, miners may cease expanding processing power or demand high transaction fees, which could negatively impact the value of ZEC and the value of the Shares.

If the digital asset awards for mining blocks or the transaction fees for recording transactions on the Zcash Network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit or otherwise regulate mining activities, miners may cease expending processing power to mine blocks and the security of the Zcash Blockchain could be compromised. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Over the past several years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, including due to an increase in electricity costs, digital asset miners are more likely to immediately sell digital assets earned by mining, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.
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A reduction in the processing power expended by miners on the Zcash Network could increase the likelihood of a malicious actor or botnet obtaining control on the Zcash Network.
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Miners have historically accepted relatively low transaction confirmation fees on most digital asset networks. If miners demand higher transaction fees for recording transactions in the Zcash Blockchain or a software upgrade automatically charges fees for all transactions on the Zcash Network, the cost of using ZEC may increase and the marketplace may be reluctant to accept ZEC as a means of payment. Miners may demand higher transaction fees for a variety of reasons, including to compensate for reductions in the reward received for validating a block as a result of a portion of each block reward going to the Electric Coin Company, the Zcash Foundation and to the Foundation or as a result of the halving of ZEC creation every four years in accordance with ZEC’s protocol.
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Alternatively, miners could collude in an anti-competitive manner to reject low transaction fees on the Zcash Network and force users to pay higher fees, thus reducing the attractiveness of the Zcash Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Zcash Network, the value of ZEC and the value of the Shares.
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To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in mined blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Zcash Blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in the digital asset network.
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Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or when the cost of electricity as compared to mining, validating, or transaction fees make conducting operations uneconomical.

The price of ZEC may become closely correlated with other asset classes.

Returns from investing in ZEC have at times diverged from and/or have not been correlated with those associated with other asset classes, but there can be no assurance that there will be any such divergence, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition,there is no assurance that ZEC will maintain its value in the long, intermediate, short, or any other term. In the event that the price of ZEC declines, the value of the Shares is likely to decline proportionately.

Risk Factors Related to the Trust and the Shares

The limited ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. Although the SEC recently approved orders to permit in-kind creations and redemptions by authorized participants for certain spot digital asset ETP shares, there has yet to be definitive regulatory guidance on the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot ZEC. In particular, registered broker-dealers participating in the in-kind creation or redemption of Shares for ZEC will need to ensure that they can demonstrate compliance with applicable financial responsibility rules. While compliance with such requirements would be the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. Only certain Authorized Participants, at present, have the ability to also, through their affiliates, support in kind creation and redemption activity pursuant to the terms of their Participant Agreements with the Trust. As of the date of this prospectus, Jane Street Capital, LLC and Virtu Americas LLC have executed an agreement providing it with the ability to conduct creations and redemptions in-kind for ZEC in addition to conducting creations and redemptions for cash. The Sponsor may engage additional Authorized Participants who are unaffiliated with the Trust in the future, and such Authorized Participants may be able to conduct creations and redemptions in-kind, in cash, or both.

Even with the approval of in-kind creations and redemptions, the Trust’s limited ability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if Cash Orders are unavailable, either due to the Sponsor’s decision to reject or suspend such orders or otherwise, Authorized Participants may be limited in their ability to redeem or create Shares, in which case the arbitrage mechanism may not function as efficiently. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s limited ability to facilitate in-kind creations and redemptions, and resulting relative reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation of redemption of Shares during times of market volatility or turmoil, among other consequences.

Further, there can be no assurance that additional broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.

Shareholders will not receive the benefits of any forks or airdrops.

The Zcash Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of ZEC adopt the modification. When a modification is introduced and a substantial majority of users and miners’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Zcash Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of Zcash running in parallel, yet lacking interchangeability. In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset, generally for free, based on the fact that they hold such other digital asset. We refer to the right to receive any benefits arising from a fork, airdrop or similar event as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.”

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event. As such, shareholders will not receive the benefits of any forks, and the Trust is not able to participate in any airdrop.

In the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency in-kind to an agent of the shareholders for resale by such agent. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when NYSE Arca will seek or obtain this approval, if at all.

Even if such regulatory approval is sought and obtained, shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares.

Coinbase Global may serve as the ZEC custodian and for competing ZEC-referencing products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Prime Broker and Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded digital asset company in the world by market capitalization and is also the largest digital asset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of digital asset brokerage and custody services, Coinbase Global may serve as the ZEC custodian and prime execution agent for several competing ZEC-referencing products. Therefore, Coinbase Global plays a critical role in supporting the ZEC-referencing ecosystem, and its size and market share create the risk that Coinbase Global may fail to properly resource its operations to adequately support all such products that use its services, which could harm the Trust, the shareholders and the value of the Shares. If Coinbase Global were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

Certain of the Authorized Participants engaged by the Trust may serve in a similar capacity for several competing ZEC-referencing products, which could adversely affect the arbitrage mechanism, the Trust’s operations, the performance of the Trust and ultimately the value of the Shares.

Certain of the Authorized Participants engaged by the Trust may serve in a similar capacity for several competing ZEC-referencing products. As a result, the Authorized Participants may be unable to adequately support all of the ZEC-referencing products that use their respective services. This risk may also be exacerbated as a consequence of the price and volatility of ZEC, as well as the amount of ZEC that is required to create or redeem Shares of the Trust. See “Description of Creation and Redemption of Shares.” Moreover, the Authorized Participants may choose to facilitate creations and redemptions for competing products rather than for the Trust, including as a result of, among other things, how effectively the arbitrage mechanism of the Trust functions, the liquidity for the Shares, the bid/ask spreads in secondary trading of the Shares and the costs associated with creating and redeeming Shares of the Trust, in each case relative to competing products. In addition, given the relatively limited number of market participants that could serve as Authorized Participants of the Trust, the Trust may not be able to engage other providers to serve as Authorized Participants. If any or all of the Authorized Participants were to cease to act in their capacity as Authorized Participants of the Trust, or if any of the Authorized Participants were to favor creating and redeeming shares of competing products over those of the Trust, the Trust may receive inadequate attention or be subject to comparatively unfavorable commercial terms, which could adversely affect the arbitrage mechanism, the Trust’s operations, the performance of the Trust and ultimately the value of the Shares. See also “—Risks Related to the Digital Asset Markets—Competition from the emergence or growth of other digital assets could have a negative impact on the price of ZEC and adversely affect the value of the Shares.”

The Sponsor may implement restatements, amendments or supplements to the Trust Agreement that may not necessarily align with shareholder interests.

There can be no assurance that the Sponsor will implement restatements, amendments or supplements that align with the interests of shareholders. To the extent shareholders do not agree with future amendments to the Trust Agreement, shareholders will not have any ability to consent or object to such amendments, and the shareholders' sole recourse will be to divest or, through an Authorized Participant, redeem their Shares prior to the effective date of such amendments.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may purchase or redeem Baskets. All other investors that desire to purchase or sell Shares must do so through NYSE or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor may implement restatements, amendments or supplements to the Trust Agreement that may increase risk to the Trust's intended tax treatment.

It is possible that, in the future, the Sponsor will implement restatements, amendments, or supplements to the Trust Agreement that could adversely affect the intended tax treatment of the Trust as a grantor trust for U.S. federal income tax purposes, including on the receipt of an opinion of counsel to the effect that doing so should not cause the Trust to fail to qualify as a grantor trust for those purposes. There can be no assurance that the IRS or any court will agree with any such position, or that the Trust will not cease to qualify as a grantor trust as a result of any such restatement, amendment, or supplement.

A single shareholder may acquire control over a majority of the Shares representing ownership in the Trust, which could limit the ability of other shareholders to exercise voting influence or otherwise adversely impact the value of the Shares.

From time to time, the Sponsor may engage in discussions with potential investors to acquire Shares of the Trust, following the effectiveness of the registration statement of which this prospectus forms a part, and pursuant to such registration statement, or investors may otherwise acquire Shares in the open market to increase their ownership percentage. The Sponsor does not believe any such investments are probable as of the date of this prospectus, and there can be no assurance that such investments will take place with any potential investor. However it is possible that a single shareholder acquires control over a majority of the Shares representing ownership in the Trust, either as a result of such discussions with the Sponsor or by such investor’s own open market transactions.

If a single shareholder ever acquires a majority of the Shares representing ownership in the Trust, such shareholder would have control over the limited voting rights granted to the shareholders and would have the ability to control the outcome of virtually all matters presented to our shareholders for their approval. Such shareholder’s interests may conflict with the interests of the Trust’s other shareholders. As long as a single shareholder continues to own a significant or majority percentage of our Shares, this concentrated ownership or influence could impede the development of an active trading market in our Shares or adversely affect an investment in the Shares. Additionally, sales of substantial amounts of Shares by such shareholder, or the perception that these sales may occur, could cause the price of the Shares to experience significant volatility and/or decline, or cause the Trust’s arbitrage mechanism to not function as intended, which could cause the Shares to trade at a discount to the Trust’s NAV per Share, which would adversely impact the value of the Shares. See “—Arbitrage transactions intended to keep the price of the Shares closely linked to the price of ZEC may be problematic if the process for the purchase and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.”

Risk Factors Related to the Regulation of the Trust and the Shares

The lack of full insurance and shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent and Custodian expose the Trust and its shareholders to the risk of loss of the Trust’s ZEC for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insures the Trust’s ZEC.

While the Custodian is required under the Custodian Agreement to maintain insurance coverage that is commercially reasonable for the custodial services it provides, and the Custodian has advised the Sponsor that it maintains insurance coverage at commercially reasonable amounts for the digital assets custodied on behalf of clients, including the Trust’s ZEC, shareholders cannot be assured that the Custodian will maintain adequate insurance or that such coverage will cover losses with respect to the Trust’s ZEC. Moreover, while the Custodian maintains certain capital reserve requirements depending on the assets under custody and to the extent required by applicable law, and such capital reserves may provide additional means to cover client asset losses, the Sponsor does not know the amount of such capital reserves, and neither the Trust nor the Sponsor have access to such information. The Trust cannot be assured that the Custodian will maintain capital reserves sufficient to cover losses with respect to the Trust’s digital assets. In addition, such insurance and capital reserves maintained by the Custodial Entities are shared among all of its customers and are therefore not specific to the Trust. Furthermore, Coinbase has represented in securities filings that the total value of crypto assets in its possession and control is significantly greater than the total value of insurance coverage that would compensate Coinbase in the event of theft or other loss of funds.

Furthermore, under the Custodian Agreement, the Custodian’s liability with respect to the Trust will never exceed the value of the ZEC on deposit in the Digital Asset Account at the time of, and directly relating to, the events giving rise to the liability occurred, as determined in accordance with the Custodian Agreement. In addition, for as long as a cold storage address holds ZEC with a value in excess of the Cold Storage Threshold for a period of five consecutive business days or more without being reduced to the Cold Storage Threshold or lower, the Custodian’s maximum liability for such cold storage address shall be limited to the Cold Storage Threshold. The Sponsor monitors the value of ZEC deposited in cold storage addresses for whether the Cold Storage Threshold has been met by determining the U.S. dollar value of ZEC deposited in each cold storage address on business days. The Custodian is not liable for any lost profits or any special, incidental, indirect, intangible, or consequential damages, whether based in contract, tort, negligence, strict liability or otherwise, and whether or not the Custodian has been advised of such losses or the Custodian knew or should have known of the possibility of such damages. Notwithstanding the foregoing, the Custodian is liable to the Sponsor and the Trust for the loss of any ZEC to the extent that the Custodian directly caused such loss through a breach of the Custodian Agreement, even if the Custodian meets its duty of exercising best efforts, and the Custodian is required to return to the Trust a quantity equal to the quantity of any such lost ZEC. Although the Cold Storage Threshold has never been met for a given cold storage address, to the extent it is met and not reduced within five business days, the Trust would not have a claim against the Custodian with respect to the digital assets held in such address to the extent the value exceeds the Cold Storage Threshold.

The shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including those relating to the provision of instructions relating to the movement of ZEC, is limited. Consequently, a loss may be suffered with respect to the Trust’s ZEC that is not covered by insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the shareholders, under New York law, is limited.

There may be less liquidity or wider spreads in the market for the Shares as compared to the shares of other spot ZEC exchange-traded products, if and when the listing of such products has been approved.

Although the Shares are expected to be publicly listed and traded on NYSE Arca, as a new investment vehicle, there can be no guarantee that the trading market for the Shares will develop as robustly as the trading market for the shares of other spot ZEC exchange-traded products, if and when the listing of such products has been approved, or that one will develop at all. To the extent that no active trading market develops and/or the assets of the Trust do not reach or maintain a viable size to facilitate robust trading, the liquidity of the Shares may be limited, which could result in wider bid/ask spreads and negatively impact the value of the Shares. In addition, if shareholders need to sell their Shares at a time when no active market for them exists, the price shareholders receive for their Shares, assuming that shareholders are able to sell them, likely will be lower than the price that shareholders would receive if an active market did exist and, accordingly, a shareholder may suffer losses.

Changes in SEC policy could adversely impact the value of the Shares.

The effect of any future regulatory change on the Trust or the digital assets held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. If the SEC were to approve any ETF other than ours in the future, such an ETF may be perceived to be a superior investment product offering exposure to digital assets compared to the Trust because the value of the shares issued by such an ETF may more closely track the ETF’s net asset value than do Shares of the Trust, and investors may therefore favor investments in such ETFs over investments in the Trust. Any weakening in demand for the Shares compared to digital asset ETF shares could cause the value of the Shares to decline.

The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares.

The Trust has taken certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Virtual Currency. If the IRS were to disagree with, and successfully challenge, any of these positions the Trust might not qualify as a grantor trust. In addition, the Pre-Creation/Redemption Abandonment Notices (as defined herein) provide that the Trust is irrevocably abandoning, for no direct or indirect consideration, effective immediately prior to each Creation Time or Redemption Time, all Incidental Rights or IR Virtual Currency to which it would otherwise be entitled as of such time and with respect to which it has not taken any Affirmative Action at or prior to such time. The Sponsor has committed to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. There can be no complete assurance that these abandonments will be treated as effective for U.S. federal income tax purposes. If the Trust were treated as owning any asset other than ZEC as of any date on which it creates or redeems Shares, it might cease to qualify as a grantor trust for U.S. federal income tax purposes.

In addition, at this time the Trust is permitted to create or redeem Shares pursuant to In-Kind Orders and Cash Orders. In general, investment vehicles intended to be treated as grantor trusts for U.S. federal income tax purposes historically have created additional trust interests only in kind, and there is no authority directly addressing whether a grantor trust may create or redeem trust interests under procedures similar to those that govern Cash Orders. Accordingly, there can be no complete assurance that the creation or redemption of Shares under the procedures governing Cash Orders will not cause the Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.

Moreover, because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes (as discussed in “Material U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets”), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty). As a result, the taxation of the Trust as a corporation could materially reduce the after-tax return on an investment in Shares, and substantially reduce the value of the Shares, and result in a material divergence between NAV and the value of the Trust’s ZEC.

The treatment of digital assets for U.S. federal income tax purposes is uncertain.

As discussed in the section entitled “Material U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets,” assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the ZEC (and, if applicable, any Incidental Rights and/or IR Virtual Currency) held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that act as substitutes for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital assets (i) are “property” (ii) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” that has been updated from time to time since (the “Ruling & FAQs”). The Ruling & FAQs that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions. While the Ruling & FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for shareholders and could have an adverse effect on the value of ZEC. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust could hold certain types of digital assets that are not within the scope of the Notice in the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, subject to NYSE Arca obtaining regulatory approval from the SEC.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital assets in general.

Future developments regarding the treatment of digital assets for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital assets, such as ZEC, are uncertain, and it is unclear what guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital assets, including on the price of ZEC in the Digital Asset Markets, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes.

Future developments in the treatment of digital assets for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. However, it is unclear what further guidance on the treatment of digital assets for state tax purposes may be issued in the future.

The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital assets for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets for fiat currency. If a foreign jurisdiction with a significant share of the market of ZEC users imposes onerous tax burdens on digital asset users, or imposes sales or value-added tax on purchases and sales of digital assets for fiat currency, such actions could result in decreased demand for ZEC in such jurisdiction.

Any future guidance on the treatment of digital assets for state, local or non-U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital assets, including on the price of ZEC in the Digital Asset Markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

The tax treatment of ZEC and transactions involving ZEC for state and local tax purposes is not settled.

Because ZEC is a new technological innovation, the tax treatment of ZEC for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of ZEC for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of ZEC may have negative consequences, including the imposition of a greater tax burden on investors in ZEC or the imposition of a greater cost on the acquisition and disposition of ZEC generally. Any such treatment may have a negative effect on prices of ZEC and may adversely affect the value of the Shares.

A U.S. tax-exempt shareholder may recognize “unrelated business taxable income” as a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt shareholder should consult its tax adviser regarding whether such shareholder may recognize UBTI as a consequence of an investment in Shares. See “Material U.S. Federal Income Tax Consequences.”

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Holders (as defined under “Material U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders”) should be aware that, in the absence of guidance, a withholding agent (including a broker through which a Non-U.S. Holder holds Shares) may withhold 30% of any such income recognized by a non-U.S. Holder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Holder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Virtual Currency. See “Material U.S. Federal Income Tax Consequences.”

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of ZEC deposited with the Trust in connection with creations. Such ZEC will only be (i) owned by the Trust, (ii) transferred (or converted to U.S. dollars, if necessary) to pay the Trust’s expenses, (iii) distributed or otherwise disposed of in connection with the redemption of Baskets or (iv) liquidated in the event that the Trust terminates or as otherwise required by law or regulation.

DESCRIPTION OF THE SHARES

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Shares. Shares will be issued only in Baskets (a Basket equals a block of 10,000 Shares) in connection with creations. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. The Shares are expected to be listed on NYSE Arca under the ticker symbol “ZCSH”.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which shareholders may vote under the Trust Agreement. For example, shareholders do not have the right to elect or remove directors and will not receive dividends. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as discussed below, any redemption rights or rights to distributions.

Voting and Approvals

The shareholders take no part in the management or control of the Trust. Under the Trust Agreement, shareholders have limited voting rights. For example, in the event that the Sponsor withdraws, a majority of the shareholders may elect and appoint a successor sponsor to carry out the affairs of the Trust. The Sponsor is also permitted to make certain restatements, amendments or supplements to the Trust Agreement that would materially adversely affect the interests of the shareholders as determined by the Sponsor in its sole discretion with a 20-day notice to shareholders. Additionally, the Sponsor is permitted to make certain restatements, amendments, or supplements to the Trust
Agreement that could adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes, but only if certain conditions relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes are satisfied. Furthermore, subject to certain limitations, the Sponsor may make any other amendments to the Trust Agreement which do not materially adversely affect the interests of the shareholders in its sole discretion without shareholder consent. The Sponsor will notify investors of material amendments to or termination of the Trust Agreement by filing a current report on Form 8-K.

Redemptions and Distributions

Through its redemption program, the Trust may redeem Shares from Authorized Participants on an ongoing basis. Although the Trust redeems Baskets only by distributing ZEC or proceeds from the disposition of ZEC, an Authorized Participant may choose to submit Cash Orders, pursuant to which the Authorized Participant will accept cash from the Cash Account in connection with the redemption of Baskets. Cash Orders will be facilitated by the Transfer Agent and Grayscale Investments Sponsors, LLC, which will engage one or more Liquidity Providers receiving ZEC in connection with such orders. The Trust may also redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its AP Designee will receive ZEC directly from the Trust. Pursuant to the terms of the Trust Agreement, the Trust is able to make distributions, if any, on the Shares in cash and in-kind.

In addition, if the Trust is terminated and liquidated, the Sponsor will distribute to the shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. See “Part I—Item 1. Business—Description of the Trust Agreement—The Trustee—Termination of the Trust” in the Annual Report. Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution.

Creation of Shares

As of June 30, 2026, each Share represented approximately 0.0805 ZEC. The Trust creates Shares at such times and for such periods as determined by the Sponsor, but only in one or more whole Baskets. A Basket equals 10,000

Shares. See “Description of Creation and Redemption of Shares.” The creation of a Basket requires the delivery to the Trust of the amount of ZEC (or cash to acquire the amount of ZEC) represented by one Share immediately prior to such creation multiplied by 10,000. The Trust may from time to time halt creations, including for extended periods of time, for a variety of reasons, including in connection with forks, airdrops and other similar occurrences.

Redemption of Shares

The Trust redeems Shares at such times and for such periods as determined by the Sponsor, but only in one or more whole Baskets. A Basket equals 10,000 Shares. See “Description of Creation and Redemption of Shares.” The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. The redemption of a Basket requires the delivery to the Authorized Participant of the amount of ZEC represented by one Share immediately prior to such redemption multiplied by 10,000. The Trust may from time to time halt redemptions, including for extended periods of time, for a variety of reasons, including in connection with forks, airdrops and other similar occurrences.

The Sponsor may suspend the Trust’s redemption program in its sole discretion, or the redemption program may otherwise become unavailable, which could cause the Shares to trade at a discount to the NAV per Share.

Incidental Rights and IR Virtual Currency

On July 29, 2019, the Sponsor delivered to the Custodian a notice (the “Pre-Creation Abandonment Notice”) stating that the Trust is abandoning irrevocably for no direct or indirect consideration, effective immediately prior to each time at which the Trust creates Shares (any such time, a “Creation Time”), all Incidental Rights and IR Virtual Currency to which it would otherwise be entitled as of such time. The Prime Broker Agreement provides that the Trust also will abandon irrevocably for no direct or indirect consideration, effective immediately prior to each Creation Time and each time at which the Trust redeems Shares (any such time, a “Redemption Time”), all Incidental Right or IR Virtual Currency to which it would otherwise be entitled as of such time (such provision, as amended or supplemented from time to time, the “Pre-Redemption Abandonment Notice” and, together with the Pre-Creation Abandonment Notice, the “Pre-Creation/Redemption Abandonment Notices”). An abandonment made pursuant to the Pre-Creation/Redemption Abandonment Notices is referred to herein as a “Pre-Creation/Redemption Abandonment.” Pursuant to the Pre-Creation/Redemption Abandonment Notices, a Pre-Creation/Redemption Abandonment would not apply to any Incidental Right or IR Virtual Currency if (i) the Trust has taken, or is taking at such time, an “Affirmative Action” to acquire or abandon such Incidental Right or IR Virtual Currency at any time prior to the relevant Creation Time or Redemption Time or (ii) such Incidental Right or IR Virtual Currency has been subject to a previous Pre-Creation/Redemption Abandonment. An “Affirmative Action” refers to a written notification from the Sponsor to the Prime Broker, the Custodian or Coinbase Credit of the Trust’s intention (i) to acquire and/or retain an Incidental Right and/or IR Virtual Currency or (ii) to abandon, with effect prior to the relevant Creation Time or Redemption Time, an Incidental Right and/or IR Virtual Currency.

As a result of the Pre-Creation/Redemption Abandonment Notices, since July 29, 2019, the Trust has irrevocably abandoned, prior to the Creation Time of any Shares (and, after the effective date of the registration statement of which this prospectus forms a part, prior to the Redemption Time of any Shares), any Incidental Right or IR Virtual Currency that it may have had any right to receive at such time. The Trust has no right to receive any Incidental Right or IR Virtual Currency abandoned pursuant to either the Pre-Creation/Redemption Abandonment Notices or Affirmative Actions. Furthermore, the Prime Broker, the Custodian and Coinbase Credit have no authority, pursuant to the Prime Broker Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such abandoned Incidental Right or IR Virtual Currency on behalf of the Trust or to transfer any such abandoned Incidental Right or IR Virtual Currency to the Trust if the Trust terminates its custodial arrangement with the Prime Broker, the Custodian and Coinbase Credit. In addition, the Sponsor has committed to cause the Trust not to take any Affirmative Action to acquire any Incidental Right or IR Virtual Currency, and, therefore, irrevocably abandon any Incidental Right and IR Virtual Currency to which the Trust may become entitled in the future.

Because the Sponsor has now committed to causing the Trust to irrevocably abandon all Incidental Rights and IR Virtual Currency to which the Trust otherwise would become entitled in the future, and causing the Trust not to take any Affirmative Actions, the Trust will not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual

Currency. Therefore, the Sponsor's Fee and any Additional Trust Expenses will not be paid, in whole or in part, with Incidental Rights and/or IR Virtual Currency and the Sponsor’s Fee and any Additional Trust Expenses will be paid in ZEC. In addition, in the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency in kind to an agent of the shareholders for resale by such agent. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when NYSE Arca will seek or obtain this approval, if at all. See “Risk Factors—Risks Related to the Trust and the Shares—Shareholders will not receive the benefits of any forks or airdrops.”

The Sponsor has controls in place to monitor for material hard forks or airdrops. The Sponsor will notify investors of any material change to its policy with respect to Incidental Rights and IR Virtual Currency by filing a current report on Form 8-K.

Book-Entry Form

Shares are held primarily in book-entry form by the Transfer Agent. The Sponsor or its delegate will direct the Transfer Agent to credit or debit, as applicable, the number of Baskets to the applicable Authorized Participant. The Transfer Agent will issue or cancel Baskets, as applicable. Transfers will be made in accordance with standard securities industry practice. The Sponsor may cause the Trust to issue Shares in certificated form in limited circumstances in its sole discretion.

Share Splits

In its discretion, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket. For example, if the Sponsor believes that the per Share price in the secondary market for Shares has risen or fallen outside a desirable trading price range, it may declare such a split or reverse split.

DESCRIPTION OF CREATION AND REDEMPTION OF SHARES

The following is a description of the material terms of the Trust Documents as they relate to the creation and redemption of the Trust’s Shares on an ongoing basis.

General

The Trust issues Shares to and redeems Shares from Authorized Participants on an ongoing basis, but only in one or more Baskets (with a Basket being a block of 10,000 Shares). The Trust will not issue fractions of a Basket. The Sponsor believes that the creation and redemption order size of 10,000 Shares will enable Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Trust. However, the Sponsor may in the future adjust the creation and redemption order size in order to improve the effectiveness of the activities of Authorized Participants in the secondary market for the Shares if the Sponsor determines it to be necessary or advisable. As of June 30, 2026, 804.8241 ZEC are required to create a Basket of 10,000 Shares, representing less than 0.1% of the amount of ZEC traded each day on average. As such, the Sponsor does not expect that the size of the Baskets will have an impact on the arbitrage mechanism.

The creation and redemption of Baskets will be made only upon the delivery to the Trust, or the distribution or other disposition by the Trust, of the number of whole and fractional ZEC represented by each Basket being created or redeemed, which is determined by dividing (x) the amount of ZEC owned by the Trust at 4:00 p.m., New York time, on the trade date of a creation or redemption order, after deducting the amount of ZEC representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one ZEC (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000 (the “Basket Amount”). The U.S. dollar value of a Basket is calculated by multiplying the Basket Amount by the Index Price as of the trade date (the “Basket NAV”). The Basket NAV multiplied by the number of Baskets being created or redeemed is referred to as the “Total Basket NAV.” All questions as to the calculation of the Basket Amount will be conclusively determined by the Sponsor and will be final and binding on all persons interested in the Trust. One or more major market data vendors may provide an intra-day indicative value (“IIV”) per Share updated every 15 seconds, as calculated by NYSE Arca or a third-party financial data provider during NYSE Arca’s Core Trading Session (9:30 a.m. to 4:00 p.m., New York time). Such IIV will be calculated using the same methodology as the NAV per Share of the Trust, specifically by using the prior day’s closing NAV per Share as a base and updating that value during the NYSE Arca Core Trading Session to reflect changes in the value of the Trust’s NAV during the trading day. The IIV on a per Share basis disseminated during the Core Trading Session should not be viewed as a real-time update of the NAV, which is calculated once a day. The amount of ZEC represented by a Share will gradually decrease over time as the Trust’s ZEC are used to pay the Trust’s expenses. As of June 30, 2026 each Share represented approximately 0.0805 ZEC.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Each Authorized Participant must (i) be a registered broker-dealer, (ii) enter into a Participant Agreement with the Sponsor and the Transfer Agent, and (iii) in the case of any creation or redemption pursuant to In-Kind Orders, own a ZEC wallet address that is known to the Custodian as belonging to the Authorized Participant (or its AP Designee) and maintain an account with the Custodian.

An Authorized Participant may act for its own account or as agent for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. Shareholders who are not Authorized Participants will only be able to create or redeem their Shares through an Authorized Participant.

The creation of Baskets requires the delivery to the Trust of the Total Basket Amount (or cash to acquire the Total Basket Amount) and the redemption of Baskets requires the distribution or other disposition by the Trust of the Total Basket Amount. Although the Trust creates Baskets only upon the receipt of ZEC, and redeems Baskets only by distributing ZEC or proceeds from the disposition of ZEC, at this time an Authorized Participant can only submit Cash Orders, pursuant to which the Authorized Participant will deposit cash into, or accept cash from, a segregated account maintained by the Transfer Agent in the name of the Trust for purposes of receiving and distributing cash in connection with the creation and redemption of Baskets (such account, the “Cash Account”).

Cash Orders will be facilitated by the Transfer Agent and the Liquidity Engager. On an order-by-order basis, the Liquidity Engager, will engage one or more Liquidity Providers to obtain or receive ZEC in exchange for cash in connection with such order, as described in more detail below. Each Liquidity Provider must enter into a Liquidity Provider Agreement with the Liquidity Engager and the Sponsor (on behalf of the Trust), which will obligate it to obtain or receive ZEC in connection with creations and redemptions pursuant to Cash Orders.

Unless the Sponsor requires that a Cash Order be effected at actual execution prices (an “Actual Execution Cash Order”), each Authorized Participant that submits a Cash Order to create or redeem Baskets will pay a fee (the “Variable Fee”) based on the Total Basket NAV (a “Variable Fee Cash Order”), and any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the Liquidity Provider until such ZEC have been received or liquidated by the Trust. The Variable Fee is intended to cover all of a Liquidity Provider’s expenses in connection with the creation or redemption order, including any exchange fees that the Liquidity Provider incurs in connection with buying or selling ZEC. The amount may be changed by the Sponsor in its sole discretion at any time, and Liquidity Providers will communicate to the Sponsor in advance the Variable Fee they would be willing to accept in connection with a Variable Fee Cash Order, based on market conditions and other factors existing at the time of such Variable Fee Cash Order.

Alternatively, the Sponsor may require that a Cash Order be effected as an Actual Execution Cash Order, in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, and under such circumstances, any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the Authorized Participant until such ZEC have been received or liquidated by the Trust. See “—Creation Procedures—Actual Execution Cash Orders” and “—Redemption Procedures—Actual Execution Cash Orders.”

In the case of creations, to transfer the Total Basket Amount to the Trust’s Vault Balance, the Authorized Participant or AP Designee, in the case of In-Kind Orders, and the Liquidity Provider, in case of Cash Orders, will transfer ZEC to one of the public key addresses associated with the Vault Balance and as provided by the Sponsor. In the case of redemptions, the same procedure is conducted, but in reverse, using the public key addresses associated with the wallet of the Authorized Participant or AP Designee, in the case of In-Kind Orders, and the Liquidity Provider, in case of Cash Orders, and as provided by such party, as applicable. All such transactions will be conducted on the Blockchain and parties acknowledge and agree that such transfers may be irreversible if done incorrectly. See “Part I—Item 1A. Risk Factors—Risk Factors Related to the Trust and the Shares—ZEC transactions are irrevocable and stolen or incorrectly transferred ZEC may be irretrievable. As a result, any incorrectly executed ZEC transactions could adversely affect the value of the Shares” in the Annual Report.

The Trust may also create and redeem Baskets via In-Kind Orders, pursuant to which an Authorized Participant or its AP Designee will deposit ZEC directly with the Trust or receive ZEC directly from the Trust.

Authorized Participants do not pay a transaction fee to the Trust in connection with the creation or redemption of Baskets, but there may be transaction fees associated with the validation of the transfer of ZEC by the Zcash Network, which will be paid by the Custodian in the case of redemptions and an Authorized Participant, its AP Designee or the Liquidity Provider in the case of creations. Service providers may charge Authorized Participants or AP Designees administrative fees for order placement and other services related to the creation or redemption of Baskets. As discussed above, Authorized Participants will also pay the Variable Fee in connection with Variable Fee Cash Orders. As discussed in further detail below under “—Creation Procedures—Actual Execution Cash Orders” and “—Redemption Procedures—Actual Execution Cash Orders”, under certain circumstances Authorized Participants may also be required to deposit additional cash in the Cash Account, or be entitled to receive excess cash from the Cash Account, in connection with creations and redemptions pursuant to Actual Execution Cash Orders. Authorized Participants will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

The Participant Agreements and the related procedures attached thereto may be amended by the Sponsor and the relevant Authorized Participant. Under the Participant Agreements, the Sponsor has agreed to indemnify each Authorized Participant against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and shareholders should refer to the relevant provisions of the Trust Agreement and the form of Participant Agreement for more detail.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. Orders for creations may be either In-Kind Orders or Cash Orders. In-Kind Orders for creation must be placed with the Transfer Agent no later than 3:59:59 p.m., New York time, and Cash Orders for creation must be placed with the Transfer Agent no later than 1:59:59 p.m., New York time.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to Cash Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Cash Orders in excess of such capped amount. In exercising its discretion to limit the number of Shares created pursuant to Cash Orders, the Sponsor expects to take into consideration a number of factors, including (i) the availability of Liquidity Providers to facilitate Cash Orders and (ii) the cost of processing Cash Orders relative to the cost of processing In-Kind Orders. If the Sponsor decides to limit Cash Orders and there are not otherwise a sufficient amount of In-Kind Orders to allow the arbitrage mechanism to function, or if the Trust is otherwise unable to satisfy creation orders made in cash, the Trust’s ability to create new Shares could be negatively impacted which could impact the Shares’ liquidity and/or cause the Shares to trade at premiums to the NAV per Share, or otherwise have a negative impact on the value of the Shares. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The limited ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.”

In-Kind Orders

Creations pursuant to In-Kind Orders will take place as follows, where “T” is the trade date and each day in the sequence must be a business day.

Trade Date (T)	Settlement Date (T+1, or T+2, as established at the time of order placement)
•
The Authorized Participant places a creation order with the Transfer Agent.
•
The Marketing Agent accepts (or rejects) the creation order, which is communicated to the Authorized Participant by the Transfer Agent.

•
The Authorized Participant or AP Designee transfers the Total Basket Amount to the Trust’s Vault Balance
•
The Trust issues the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and the Transfer Agent delivers such Shares by crediting the number of Baskets created to the Authorized Participant’s DTC account.

Cash Orders

Creations pursuant to Cash Orders will take place as follows, where “T” is the trade date and each day in the sequence must be a business day. Before a creation pursuant to a Cash Order is placed, the Sponsor determines if such creation order will be a Variable Fee Cash Order or an Actual Execution Cash Order, which determination is communicated to an Authorized Participant.

Trade Date (T)	Settlement Date (T+1, or T+2, as established at the time of order placement)

•
The Authorized Participant places a creation order with the Transfer Agent.
•
The Marketing Agent accepts (or rejects) the creation order, which is communicated to the Authorized Participant by the Transfer Agent.
•
The Sponsor notifies the Liquidity Provider of the creation order.
•
The Sponsor determines the Total Basket NAV and any Variable Fee and Additional Creation Cash as soon as practicable after 4:00 p.m., New York time.

•
The Authorized Participant delivers to the Cash Account:

(x) in the case of a Variable Fee Cash Order, the Total Basket NAV, plus any Variable Fee; or

(y) in the case of an Actual Execution Cash Order, the Total Basket NAV, plus any Additional Creation Cash, less any Excess Creation Cash, if applicable

(such amount, as applicable, the “Required Creation Cash”).

•
The Liquidity Provider transfers the Total Basket Amount to the Trust’s Vault Balance.
•
Once the Trust is in simultaneous possession of (x) the Total Basket Amount and (y) the Required Creation Cash, the Trust issues the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant, which the Transfer Agent holds for the benefit of the Authorized Participant.
•
Cash equal to the Required Creation Cash is delivered to the Liquidity Provider from the Cash Account.
•
The Transfer Agent delivers Shares to the Authorized Participant by crediting the number of Baskets created to the Authorized Participant’s DTC account.

Variable Fee Cash Orders

Unless the Sponsor determines otherwise in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, all creations pursuant to Cash Orders are expected to be executed as Variable Fee Cash Orders, and any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring the corresponding Total Basket Amount will be borne solely by the Liquidity Provider until such ZEC have been received by the Trust.

The Sponsor anticipates that the Trust’s cost to acquire the Total Basket Amount in connection with a Variable Fee Cash Order will equal the sum of the corresponding Total Basket NAV and Variable Fee to be delivered by the Authorized Participant to the Trust. In the event that, by 12:00 p.m., New York time on the settlement date of a creation pursuant to a Variable Fee Cash Order, either (x) the Trust’s Vault Balance has not been credited with ZEC in an amount equal to the Total Basket Amount or (y) the Cash Account has not been credited with the Total Basket NAV, plus any Variable Fee, such Cash Order will be deemed a failed trade, with any consideration that has been delivered by the Authorized Participant or the Liquidity Provider in respect of such Cash Order being returned by the Trust.

The Transfer Agent shall under no circumstances cause the Trust to issue Shares in respect of a Variable Fee Cash Order until such time as each of (x) the Total Basket Amount and (y) the Total Basket NAV, plus any Variable Fee, has been delivered to the Trust, and the Trust is in simultaneous possession of both.

Actual Execution Cash Orders

With respect to a creation pursuant to an Actual Execution Cash Order, as between the Trust and an Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the ZEC price utilized in calculating Total Basket NAV on the trade date and the price at which the Trust acquires the ZEC on the settlement date. If the price realized in acquiring the corresponding Total Basket Amount is higher than the Total Basket NAV, the Authorized Participant will bear the dollar cost of such difference by delivering cash in the amount of such difference (the “Additional Creation Cash”) to the Cash Account. If the price realized in acquiring the corresponding Total Basket Amount is lower than the Total Basket NAV, the Authorized Participant will benefit from such difference, with the Trust promptly returning cash in the amount of such excess (the “Excess Creation Cash”) to the Authorized Participant.

In the event that, by 12:00 p.m., New York time on the settlement date of a creation pursuant to an Actual Execution Cash Order, either (x) the Trust’s Vault Balance has not been credited with ZEC in an amount equal to the Total Basket Amount or (y) the Cash Account has not been credited with the Total Basket NAV (net of any Additional Creation Cash or Excess Creation Cash, if applicable), such Cash Order will be deemed a failed trade, with any consideration that has been delivered by the Authorized Participant or the Liquidity Provider in respect of such Cash Order being returned by the Trust.

The Transfer Agent shall under no circumstances cause the Trust to issue Shares in respect of a Cash Order until such time as each of (x) the Total Basket Amount and (y) the Total Basket NAV (net of any Additional Creation Cash or Excess Creation Cash, if applicable) has been delivered to the Trust, and the Trust is in simultaneous possession of both.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place a redemption order specifying the number of Baskets to be redeemed. Redemption orders may be placed as either In-Kind Orders or Cash Orders, as described below. Orders for redemptions may be either In-Kind Orders or Cash Orders. In-Kind Orders for redemption must be placed with the Transfer Agent no later than 3:59:59 p.m., New York time, and Cash Orders for redemption must be placed with the Transfer Agent no later than 1:59:59 p.m., New York time.

The redemption of Shares pursuant to Cash Orders will only take place if approved by the Sponsor in writing, in its sole discretion and on a case-by-case basis. In exercising its discretion to approve the redemption of Shares pursuant to Cash Orders, the Sponsor expects to take into consideration a number of factors, including (i) the availability of Liquidity Providers to facilitate Cash Orders and (ii) the cost of processing Cash Orders relative to the cost of processing In-Kind Orders. If the Sponsor decides to limit Cash Orders and there are not otherwise In-Kind Orders sufficient to allow the arbitrage mechanism the Trust is unable to satisfy redemption orders made in cash, the Trust’s ability to redeem new Shares could be negatively impacted, which could impact the Shares’ liquidity and/or cause the Shares to trade at discounts, and could have a negative impact on the value of the Shares. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The limited ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust” for more information.

The Authorized Participants may only redeem Baskets and cannot redeem any Shares in an amount less than a Basket.

In-Kind Orders

Redemptions pursuant to In-Kind Orders will take place as follows, where “T” is the trade date and each day in the sequence must be a business day.

Trade Date (T)	Settlement Date (T+1, or T+2, as established at the time of order placement)

•
The Authorized Participant places a redemption order with the Transfer Agent.
•
The Marketing Agent accepts (or rejects) the redemption order, which is communicated to the Authorized Participant by the Transfer Agent.

•
The Authorized Participant delivers Baskets to be redeemed from its DTC account to the Transfer Agent.
•
The Custodian transfers the Total Basket Amount to the Authorized Participant or AP Designee, and the Transfer Agent cancels the Shares.

Cash Orders

Redemptions pursuant to Cash Orders will take place as follows, where “T” is the trade date and each day in the sequence must be a business day. Before a redemption pursuant to a Cash Order is placed, the Sponsor determines if such redemption order will be a Variable Fee Cash Order or an Actual Execution Cash Order, which determination is communicated to the Authorized Participant.

Trade Date (T)	Settlement Date (T+1, or T+2, as established at the time of order placement)
•
The Authorized Participant places a redemption order with the Transfer Agent.
•
The Marketing Agent accepts (or rejects) the redemption order, which is communicated to the Authorized Participant by the Transfer Agent.
•
The Sponsor notifies the Liquidity Provider of the redemption order.
•
The Sponsor determines the Total Basket NAV and, in the case of a Variable Fee Cash Order, any Variable Fee, as soon as practicable after 4:00 p.m., New York time.

•
The Authorized Participant delivers Baskets to be redeemed from its DTC account to the Transfer Agent.
•
The Liquidity Provider delivers to the Cash Account:

(x) in the case of a Variable Fee Cash Order, the Total Basket NAV less any Variable Fee; or

(y) in the case of an Actual Execution Cash Order, the actual proceeds to the Trust from the liquidation of the Total Basket Amount (such amount, as applicable, the “Required Redemption Cash”).

•
Once the Trust is in simultaneous possession of (x) the Total Basket Amount and (y) the Required Redemption Cash, the Transfer Agent cancels the Shares comprising the number of Baskets redeemed by the Authorized Participant.
•
The Custodian sends the Liquidity Provider the Total Basket Amount, and cash equal to the Required Redemption Cash is delivered to the Authorized Participant from the Cash Account.

Variable Fee Cash Orders

Unless the Sponsor determines otherwise in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, all redemptions pursuant to Cash Orders are expected to be executed as Variable Fee Cash Orders, and any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in disposing of the corresponding Total Basket Amount will be borne solely by the Liquidity Provider.

The Sponsor anticipates that the Trust’s proceeds from liquidating the Total Basket Amount in connection with a Variable Fee Cash Order will equal the corresponding Total Basket NAV less the Variable Fee to be delivered by the Liquidity Provider to the Trust. In the event that, by 12:00 p.m. (New York time) on the settlement date of a redemption pursuant to a Variable Fee Cash Order, either (x) the Transfer Agent’s account at DTC has not been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed or (y) the Cash Account has not been credited with the Total Basket NAV, less any Variable Fee, such Cash Order will be deemed a failed trade, with any consideration that has been delivered by the Authorized Participant or the Liquidity Provider in respect of such Cash Order being returned by the Trust.

The Transfer Agent shall under no circumstances deliver the Required Redemption Cash to the Authorized Participant in respect of a Variable Fee Cash Order until such time as (x) the Baskets to be redeemed have been delivered to the Transfer Agent and (y) the Total Basket NAV, less any Variable Fee, has been delivered to the Cash Account, and the Trust and/or the Transfer Agent is in simultaneous possession of both.

Actual Execution Cash Orders

With respect to a redemption pursuant to an Actual Execution Cash Order, as between the Trust and an Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the ZEC price utilized in calculating Total Basket NAV on the trade date and the price at which the Trust disposes of the ZEC on the settlement date. If the price realized in disposing the corresponding Total Basket Amount on the settlement date is lower than the Total Basket NAV on the trade date, the Authorized Participant will bear the dollar cost of such difference (the “Redemption Cash Shortfall”), with the amount of cash to be delivered to the Authorized Participant being reduced by the amount of such Redemption Cash Shortfall. If the price realized in disposing the corresponding Total Basket Amount on the settlement date is higher than the Total Basket NAV on the trade date, the Trust will deliver cash in the amount of such excess (the “Additional Redemption Cash”) to the Authorized Participant.

In the event that, by 12:00 p.m. (New York time) on the settlement date of a redemption pursuant to an Actual Execution Cash Order, either (x) the Transfer Agent’s account at DTC has not been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed or (y) the Cash Account has not been credited with the Total Basket NAV (plus any Additional Redemption Cash or net of any Redemption Cash Shortfall), such Cash Order will be deemed a failed trade, with any consideration that has been delivered by the Authorized Participant or the Liquidity Provider in respect of such Cash Order being returned by the Trust.

The Transfer Agent shall under no circumstances deliver the Required Redemption Cash to the Authorized Participant in respect of a Cash Order until such time as (x) the Total Basket Amount has been delivered to the Transfer Agent and (y) the Total Basket NAV (plus any Additional Redemption Cash or net of any Redemption Cash Shortfall, if applicable) has been delivered to the Trust, and the Trust and/or the Transfer Agent is in simultaneous possession of both.

Suspension or Rejection of Orders and Total Basket Amount

The creation or redemption of Shares may be suspended generally, or refused with respect to particular requested creations or redemptions, during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegates make it for all practical purposes not feasible to process creation orders or redemption orders or for any other reason at any time or from time to time. The Marketing Agent may reject an order or, after accepting an order, may cancel such order, if: (i) such order is not presented in proper form as described in the Participant Agreement, (ii) in the case of In-Kind Orders, the transfer of the Total Basket Amount comes from an account other than a ZEC wallet address that is known to the Custodian as belonging to the Authorized Participant or its AP Designee or (iii) the fulfillment of the order, in the opinion of counsel, might be unlawful, among other reasons. None of the Sponsor or its delegates will be liable for the suspension, rejection or acceptance of any creation order or redemption order.

The Sponsor will notify investors of any suspension of creations or redemptions of Shares by filing a current report on Form 8-K. Suspension of the creation or redemption of Shares could negatively impact the Shares’ liquidity and/or cause the Shares to trade at premiums and discounts, and otherwise have a negative impact on the value of the Shares.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value-added tax or similar tax or governmental charge applicable to the creation and redemption of Baskets, regardless of whether such tax or charge is imposed directly on the Authorized Participants, and agree to indemnify the Sponsor and the Trust if the Sponsor or the Trust is required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion addresses the material U.S. federal income tax consequences of the ownership of Shares. Subject to the limitations and qualifications, and based on the assumptions described herein and in the opinion letter filed as Exhibit 8.1 to this registration statement, the statements of law and legal conclusions set forth in the following discussion constitute the opinion of Davis Polk & Wardwell LLP (“Davis Polk”) as to the material U.S. federal income tax consequences of the ownership and disposition of Shares that generally may apply to a “U.S. Holder” or a “non-U.S. Holder” (in each case, as defined below). This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

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financial institutions;
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dealers in securities or commodities;
•
traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;
•
persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;
•
Authorized Participants (as defined below);
•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•
entities or arrangements classified as partnerships for U.S. federal income tax purposes;
•
real estate investment trusts;
•
regulated investment companies; and
•
tax-exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. For the avoidance of doubt, this summary does not discuss any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Shareholders are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Trust

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares.

Although not free from doubt due to the lack of authority directly addressing certain aspects of the Trust’s affairs, in the opinion of Davis Polk the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes. However, there can be no complete assurance that the Trust will be treated as a grantor trust for those purposes. An opinion of counsel is not binding on the IRS or any court, and there are significant uncertainties regarding the application of existing authorities to certain aspects of ZEC and the Trust.

In particular, the Trust has taken certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Virtual Currency. If the IRS were to disagree with, and successfully challenge, any of these positions, the Trust might not qualify as a grantor trust. The Pre-Creation/Redemption Abandonment Notices provide that the Trust will abandon irrevocably, for no direct or indirect consideration, effective immediately prior to each Creation Time and Redemption Time, all Incidental Rights or IR Virtual Currency to which it would otherwise be entitled as of such time and with respect to which it has not taken any Affirmative Action at or prior to such time. Prospectively, the Sponsor has committed to causing the Trust to irrevocably abandon all Incidental Rights and IR Virtual Currency to which the Trust might otherwise become entitled. There can be no complete assurance that these abandonments will be treated as effective for U.S. federal income tax purposes. If the Trust were treated as owning any asset other than ZEC as of any date on which it creates or redeems Shares, it might cease to qualify as a grantor trust for U.S. federal income tax purposes.

In addition, at this time the Trust is permitted to create or redeem Shares pursuant to In-Kind Orders and Cash Orders. In general, investment vehicles intended to be treated as grantor trusts for U.S. federal income tax purposes historically have created additional trust interests only in kind, and there is no authority directly addressing whether a grantor trust may create or redeem trust interests under procedures similar to those that govern Cash Orders. Accordingly, there can be no complete assurance that the creation or redemption of Shares under the procedures governing Cash Orders will not cause the Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.

Moreover, because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).

The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the ZEC (and any Incidental Rights and/or IR Virtual Currency) held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that act as substitutes for fiat currency) for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, such digital assets (i) are “property,” (ii) are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” that has been updated from time to time since (the “Ruling & FAQs”). The Ruling & FAQs provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions. While the Ruling & FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for shareholders and could have an adverse effect on the prices of digital assets, including the price of ZEC in the Digital Asset Market, and therefore could have an adverse effect on the value of Shares. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust could hold certain types of digital assets that are not within the scope of the Notice, in the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, subject to NYSE Arca obtaining regulatory approval from the SEC.

The remainder of this discussion assumes that ZEC, and any Incidental Rights and/or IR Virtual Currency that the Trust may hold, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Shareholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital assets in general, including, in the case of shareholders that are generally exempt from U.S. federal income taxation, whether such shareholders may recognize “unrelated business taxable income” (“UBTI”) as a consequence of a fork, airdrop or similar occurrence.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:

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an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;
•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or
•
an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Except as specifically noted, the discussion below assumes that each U.S. Holder will acquire all of its Shares on the same date for the same price per Share and solely for cash or solely for ZEC that were originally acquired by the U.S. Holder for cash on the same date).

As discussed in the section entitled “Description of Creation and Redemption of Shares,” a U.S. Holder may be able to acquire Shares of the Trust by contributing ZEC in kind to the Trust (either directly or through an Authorized Participant acting as agent of the U.S. Holder). Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, such a contribution should not be a taxable event to the U.S. Holder.

For U.S. federal income tax purposes, each U.S. Holder will be treated as owning an undivided interest in the ZEC held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions. When a U.S. Holder purchases Shares solely for cash, (i) the U.S. Holder’s initial tax basis in its pro rata share of the ZEC held in the Trust will be equal to the amount paid for the Shares and (ii) the U.S. Holder’s holding period for its pro rata share of such ZEC will begin on the date of such purchase. When a U.S. Holder acquires Shares in exchange for ZEC, (i) the U.S. Holder’s initial tax basis in its pro rata share of the ZEC held in the Trust will be equal to the U.S. Holder’s tax basis in the ZEC that the U.S. Holder transferred to the Trust and (ii) the U.S. Holder’s holding period for its pro rata share of such ZEC generally will include the period during which the U.S. Holder held the ZEC that the U.S. Holder transferred to the Trust. The Ruling & FAQs confirm that if a taxpayer acquires tokens of a digital asset at different times and for different prices, the taxpayer has a separate tax basis in each lot of such tokens. Under the Ruling & FAQs, a U.S. Holder that owns more than one lot of ZEC contributes a portion of its ZEC to the Trust in exchange for Shares, the U.S. Holder could designate the lot(s) from which such contribution will be made, provided that the U.S. Holder is able to identify specifically which ZEC it is contributing and to substantiate its tax basis in that ZEC. In general, if a U.S. Holder acquires Shares (i) solely for cash at different prices, (ii) partly for cash and partly in exchange for a contribution of ZEC or (iii) in exchange for a contribution of ZEC with different tax bases, the U.S. Holder’s share of the Trust’s ZEC will consist of separate lots with separate tax bases. In addition, in this situation, the U.S. Holder’s holding period for the separate lots may be different.

Gains or losses from the sale of ZEC to fund cash redemptions are expected to be treated as incurred only by the shareholder that is being redeemed. However, when the Trust transfers ZEC to the Sponsor as payment of the Sponsor’s Fee, or sells ZEC to fund payment of any Additional Trust Expenses, each U.S. Holder will be treated as having sold its pro rata share of that ZEC for their fair market value at that time (which, in the case of ZEC sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof). As a result, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. Holder’s pro rata share of the ZEC transferred and (ii) the U.S. Holder’s tax basis for its pro rata share of the ZEC transferred. Any such gain or loss will be short-term capital gain or loss if the U.S. Holder’s holding period for its pro rata share of the ZEC is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for its pro rata share of the ZEC is more than one year. A U.S. Holder’s tax basis in its pro rata share of any ZEC transferred by the Trust generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the ZEC held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of ZEC transferred and the denominator of which is the total amount of ZEC held in the Trust immediately prior to the transfer. Immediately after the transfer, the U.S. Holder’s tax basis in its pro rata share of the ZEC remaining in the Trust will be equal to the tax basis of its pro rata share of the ZEC held in the Trust immediately prior to the transfer, less the portion of that tax basis allocable to its pro rata share of the ZEC transferred.

As noted above, the IRS has taken the position in the Ruling & FAQs that, under certain circumstances, a hard fork of a digital asset constitutes a taxable event giving rise to ordinary income, and it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. As described above, the Sponsor has committed to causing the Trust to abandon all Incidental Rights and IR Virtual Currency to which the Trust otherwise might become entitled. If, however, the Trust were to receive and retain IR Virtual Currency in the future, a U.S. Holder would have a basis in that IR Virtual Currency equal to the amount of income the U.S. Holder recognizes as a result of such fork or airdrop and the U.S. Holder’s holding period for such IR Virtual Currency would begin as of the time it recognizes such income.

U.S. Holders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. As a result, a non-corporate U.S. Holder’s share of these expenses will not be deductible for U.S. federal income tax purposes.

On a sale or other disposition of Shares, a U.S. Holder will be treated as having sold the ZEC underlying such Shares. Accordingly, the U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale of the Shares and (ii) the portion of the U.S. Holder’s tax basis in its pro rata share of the ZEC held in the Trust that is attributable to the Shares that were sold or otherwise subject to a disposition. Such tax basis generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the ZEC held in the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of Shares disposed of and the denominator of which is the total number of Shares held by such U.S. Holder immediately prior to such sale or other disposition (such fraction, expressed as a percentage, the “Share Percentage”). If the U.S. Holder’s share of the Trust’s ZEC consists of separate lots with separate tax bases and/or holding periods, the U.S. Holder will be treated as having sold the Share Percentage of each such lot. Gain or loss recognized by a U.S. Holder on a sale or other disposition of Shares will generally be short-term capital gain or loss if the U.S. Holder’s holding period for the ZEC underlying such Shares is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for the ZEC underlying such Shares is more than one year. The deductibility of capital losses is subject to significant limitations.

If the Trust redeems all or a portion of a U.S. Holder’s Shares in exchange for the underlying ZEC represented by the redeemed Shares, such redemption generally would not be a taxable event to the U.S. Holder. The U.S. Holder’s tax basis in the ZEC received in the redemption generally would be the same as the U.S. Holder’s tax basis for the portion of its pro rata share of the ZEC held in the Trust immediately prior to the redemption that was attributable to the Shares redeemed, determined as described above, and the U.S. Holder’s tax basis in its remaining pro rata portion, if any, of the ZEC held in the Trust after the redemption would be equal to the tax basis of its pro rata share of the total amount of the ZEC held in the Trust immediately prior to the redemption, less the U.S. Holder’s tax basis in the ZEC received in the redemption. The U.S. Holder’s holding period with respect to the ZEC received would generally include the period during which the U.S. Holder held the Shares so redeemed. A subsequent sale of the ZEC received in such redemption would generally be a taxable event.

After any sale or other disposition of fewer than all of a U.S. Holder’s Shares, the U.S. Holder’s tax basis in its pro rata share of the ZEC held in the Trust immediately after the disposition will equal the tax basis in its pro rata share of the total amount of the ZEC held in the Trust immediately prior to the disposition, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder on the disposition (or, in the case of a redemption pursuant to an In-Kind Order, the portion of tax basis that is treated as the basis of the ZEC received by the U.S. Holder in the redemption).

Any brokerage or other transaction fee incurred by a U.S. Holder in purchasing Shares generally will be added to the U.S. Holder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee or other transaction fee incurred by a U.S. Holder in selling Shares generally will reduce the amount realized by the U.S. Holder with respect to the sale.

In the absence of guidance to the contrary, it is possible that any income recognized by a U.S. tax-exempt shareholder as a consequence of a hard fork, airdrop or similar occurrence would constitute UBTI. A tax-exempt shareholder should consult its tax adviser regarding whether such shareholder may recognize some UBTI as a consequence of an investment in Shares.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Holder. The term “non-U.S. Holder” does not include (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year, (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes. Shareholders described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to its share of any gain recognized on the Trust’s transfer of ZEC in payment of the Sponsor’s Fee or any Additional Trust Expense or on the Trust’s sale or other disposition of ZEC. In addition, assuming that the Trust holds no asset other than ZEC, a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain it recognizes on a sale or other disposition of Shares. A non-U.S. Holder also will generally not be subject to U.S. federal income or withholding tax with respect to any distribution received from the Trust, whether in cash or in-kind.

Provided that it does not constitute income that is treated as “effectively connected” with the conduct of a trade or business in the United States, U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by a non-U.S. Holder will generally be subject to U.S. withholding tax at the rate of 30% (subject to possible reduction or elimination pursuant to an applicable tax treaty and to statutory exemptions such as the portfolio interest exemption). Although the Sponsor has committed to causing the Trust to abandon all Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future, and although there is no guidance on point, if the Trust were to receive and retain IR Virtual Currency arising from a future fork, airdrop or similar occurrence, it is likely that any ordinary income recognized by a non-U.S. Holder as a result would constitute FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source FDAP income. Non-U.S. Holders should be aware that, in the absence of guidance, a withholding agent (including a broker through which Shares are held) may withhold 30% from a non-U.S. Holder’s pro rata share of any such income. A non-U.S. Holder that is a resident of a country that maintains an income tax treaty with the United States may be eligible to claim the benefits of that treaty to reduce or eliminate, or to obtain a partial or full refund of, the 30% U.S. withholding tax on its share of any U.S.-source FDAP income, but only if the non-U.S. Holder’s home country treats the Trust as “fiscally transparent,” as defined in applicable Treasury regulations.

In order to prevent the possible imposition of U.S. “backup” withholding and (if applicable) to qualify for a reduced rate of withholding tax at source under a treaty, a non-U.S. Holder must comply with certain certification requirements (generally, by delivering a properly executed IRS Form W-8BEN or W-8BEN-E to the relevant withholding agent).

U.S. Information Reporting and Backup Withholding

The Trust or the appropriate broker will file certain information returns with the IRS and provide shareholders with information regarding their annual income (if any) and expenses with respect to the Trust in accordance with applicable Treasury regulations.

A U.S. Holder will generally be subject to information reporting requirements and backup withholding unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. In order to avoid the information reporting and backup withholding requirements, a non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person. The amount of any backup withholding will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

FATCA

As discussed above, it is unclear whether any ordinary income recognized by a non-U.S. Holder as a result of a fork, airdrop or similar occurrence would constitute U.S.-source FDAP income. Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of U.S.-source FDAP income and, subject to the discussion of proposed U.S. Treasury regulations below, of gross proceeds of dispositions of certain types of property that produce U.S.-source FDAP income to, “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. In addition, regulations proposed by the U.S. Department of the Treasury (the preamble to which indicates that taxpayers may rely on the regulations pending their finalization) would eliminate the requirement under FATCA of withholding on gross proceeds. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Shareholders should consult their tax advisers regarding the effects of FATCA on an investment in the Trust.

ERISA AND RELATED CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts (“IRAs”) and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Section 4975 of the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of Plan assets. Government plans, non-U.S. plans and certain church plans (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transactions provisions of ERISA or Section 4975 of the Code, but may be subject to similar rules under other federal, state, local, non-U.S. or other applicable laws (“Similar Laws”).

General Fiduciary Matters

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the risks discussed in this prospectus, in “Part I—Item 1A. Risk Factors” in the Annual Report, in any applicable prospectus supplement and in the other documents incorporated or deemed incorporated by reference herein, and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction under ERISA or the Code, (iii) the Plan’s funding objectives, and (iv) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. Fiduciaries of Non-ERISA Arrangements should carefully consider whether an investment in Shares would violate any applicable Similar Laws.

Plan Asset Issues

Under the Department of Labor’s regulations at section 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulations”), if a Plan invests in an equity interest of an entity that is “a publicly-offered security,” the entity will not be deemed to hold “plan assets” subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code. A “publicly-offered security” is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is “freely transferable” is a factual question determined on the basis of facts and circumstances. A class of securities is “widely-held” if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. It is anticipated that the Shares will constitute “publicly-offered securities” as defined in the Plan Asset Regulations. Accordingly, only Shares held by a Plan, and not the underlying ZEC held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the fiduciary responsibility and prohibited transaction rules of ERISA and the Code.

Investment by Certain Retirement Plans

IRAs and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code Section 401(a) plan should consult with their own advisors as to the consequences of an investment in Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Trustee, the Sponsor, the distributor or any of their respective affiliates or employees either: (i) has investment discretion with respect to the investment of such Plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a prohibited transaction under ERISA and/or the Code, unless an exemption is available.

Representation

Accordingly, by acceptance of Shares, each purchaser and subsequent transferee of Shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Shares constitutes assets of any Plan or Non-ERISA Arrangement or (ii) the acquisition, holding and subsequent disposition of the Shares by such purchaser or transferee will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any applicable Similar Law.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of ERISA and the Code as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS OR NON-ERISA ARRANGEMENTS IS IN NO RESPECT A REPRESENTATION BY THE SPONSOR OR ANY OTHER PARTY RELATED TO THE TRUST THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT OR PLANS OR NON-ERISA ARRANGEMENTS GENERALLY, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT OR PLANS OR NON-ERISA ARRANGEMENTS GENERALLY. THE PERSON WITH INVESTMENT DISCRETION WITH RESPECT TO ANY PLAN OR NON-ERISA ARRANGEMENT SHOULD CONSULT WITH ITS OWN COUNSEL AND ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST, IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN OR NON-ERISA ARRANGEMENT BEFORE PURCHASING SHARES. NEITHER THIS DISCUSSION NOR ANYTHING IN THIS PROSPECTUS IS OR IS INTENDED TO BE INVESTMENT ADVICE DIRECTED AT ANY POTENTIAL PURCHASER THAT IS A PLAN OR NON-ERISA ARRANGEMENT, OR AT SUCH PURCHASERS GENERALLY.

PLAN OF DISTRIBUTION

Buying and Selling Shares

The Trust intends to list the Shares for trading on NYSE Arca under the symbol “ZCSH.” Most investors will buy and sell Shares of the Trust in secondary market transactions through brokers. Shares will be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, investors may incur customary brokerage commissions and charges, as well as any bid-ask spread. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of Shares is a best efforts offering. The Trust continuously offers Creation Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants may pay a transaction fee for each order they place to create or redeem Creation Baskets.

The offering of Shares is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Creation Baskets from, and have Creation Baskets redeemed by, the Trust. An Authorized Participant is under no obligation to create or redeem Creation Baskets or to offer to the public any Shares it does create. A broker-dealer participating in the distribution of Shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the 1933 Act, in connection with such sales.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Basket from the Trust, breaks the Creation Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple its purchases of Shares from the Trust with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the Securities Act.

Under the Authorized Participant Agreements, the Sponsor has agreed to indemnify each Authorized Participant against certain liabilities, including liabilities under the 1933 Act. Authorized Participants will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

LEGAL MATTERS

The validity of the Shares will be passed upon by Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust. Davis Polk & Wardwell LLP, as special tax counsel to the Trust, will render an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares.

EXPERTS

The financial statements of the Trust as of and for the years ended December 31, 2024 and 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Marcum LLP, an independent registered public accounting firm, has audited the financial statements of the Trust as of December 31, 2023, and for the year then ended, which are incorporated by reference in this prospectus. Such financial statements are in reliance upon the report of Marcum LLP, given upon their authority as an expert in accounting and auditing. Marcum LLP was dismissed as auditors on March 1, 2024 and, accordingly, have not performed any audit or review procedures with respect to any financial statements for the periods after the date of such dismissal.

The report of Marcum on the financial statements of the Trust for the year ended December 31, 2023 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except for the inclusion of an emphasis of matter paragraph with respect to investments in digital assets. In connection with the audit of the year ended December 31, 2023 and the subsequent interim period from January 1, 2024 through March 1, 2024, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in their report on the financial statements for such year.

On March 1, 2024 KPMG LLP was formally appointed as the Trust’s new independent registered accountants. For the two most recent fiscal years and interim periods prior to KPMG LLP’s appointment, the Trust, or persons acting on its behalf, did not consult KPMG LLP regarding: (i) the application of accounting principles to any completed or proposed transaction; or (ii) any matter that was the subject of a disagreement with the Trust’s former accountant or any reportable event as defined under Item 304(a)(1) of Regulation S-K. Accordingly, no disclosures are required with respect to such consultations.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Sponsor has filed on behalf of the Trust a registration statement on Form S-3 with the SEC under the Securities Act of 1933. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. As such we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto. For further information about us and about the securities we hereby offer, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

We file annual, quarterly and periodic reports and other information with the SEC. These filings contain important information which does not appear in this prospectus but is incorporated by reference herein. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at www.grayscale.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below.

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025;
•
Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026; and
•
Any Current Reports on Form 8-K filed with the SEC prior to the effectiveness of the registration statement of which this prospectus forms a part.

Any future filings the Sponsor or the Trust makes with the SEC pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K), on or after the date of this prospectus and before the termination or completion of this offering of our Shares shall be deemed to be incorporated by reference in this prospectus and to become a part of it from the dates that such documents are filed with the SEC. Certain statements and portions of this prospectus will automatically update and may replace information in the above listed documents incorporated by reference. Likewise, information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace statements in and portions of this prospectus and information previously filed with the SEC.

Notwithstanding the foregoing paragraphs, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents, other than information in future filings that is deemed not to be filed. Please direct your written or telephone requests to Grayscale Investments Sponsors, LLC, 290 Harbor Drive, 4th Floor, Stamford, Connecticut 06902, (212) 668-1427.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following terms has the meaning set forth below.

“Account”—The accounts associated with the Trust’s Vault Balance and Settlement Balance.

“Actual Exchange Rate”—With respect to any particular asset, at any time, the price per single unit of such asset (determined net of any associated fees) at which the Trust is able to sell such asset for U.S. dollars (or other applicable fiat currency) at such time to enable the Trust to timely pay any Additional Trust Expenses, through use of the Sponsor’s commercially reasonable efforts to obtain the highest such price.

“Actual Execution Cash Order”—A Cash Order pursuant to which any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the Authorized Participant.

“Additional Creation Cash”—In connection with a creation pursuant to an Actual Execution Cash Order, the amount of additional cash required to be delivered by the Authorized Participant in the event the price realized in acquiring the corresponding Total Basket Amount is higher than the Total Basket NAV on the trade date.

“Additional Redemption Cash”—In connection with a redemption pursuant to an Actual Execution Cash Order, the amount of additional cash to be delivered to the Authorized Participant in the event the price realized in disposing the corresponding Total Basket Amount is higher than the Total Basket NAV on the trade date.

“Additional Trust Expenses”—Together, any expenses incurred by the Trust in addition to the Sponsor’s Fee that are not Sponsor-paid Expenses, including, but not limited to, (i) taxes and governmental charges, (ii) expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders, (iii) any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, (iv) the fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including legal, marketing and audit fees and expenses) to the extent exceeding $600,000 in any given fiscal year and (v) extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

“Administrator”—The Bank of New York Mellon, a New York corporation authorized to conduct banking business.

“Administrator Fee”—The fee payable to any administrator of the Trust for services it provides to the Trust, which the Sponsor will pay such administrator as a Sponsor-paid Expense.

“Affirmative Action”—A decision by the Trust to acquire or abandon specific Incidental Rights and IR Virtual Currency at any time prior to the time of a creation or redemption of Shares.

“AP Designee”—An Authorized Participant’s designee in connection with In-Kind Orders.

“Authorized Participant”—Certain eligible financial institutions that have entered into an agreement with the Trust and the Sponsor concerning the creation or redemption of Shares. Each Authorized Participant (i) is a registered broker-dealer, (ii) has entered into a Participant Agreement with the Sponsor and the Transfer Agent and (iii) in the case of creations or redemptions through In-Kind Orders must also own, or their AP Designee (as defined above) must own, a digital wallet address that is known to the Custodian as belonging to the Authorized Participant or its AP Designee and maintain an account with the Custodian.

“Basket”—A block of 10,000 Shares.

“Basket Amount”—On any trade date, the amount of ZEC required as of such trade date for the creation or redemption of a Basket, as determined by dividing (x) the amount of ZEC owned by the Trust at 4:00 p.m., New York time, on such trade date, after deducting the amount of ZEC representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one ZEC (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000.

“Basket NAV”—The U.S. dollar value of a Basket calculated by multiplying the Basket Amount by the Index Price as of the trade date.

“Binance”—Binance Holdings Ltd.

“Bitcoin”—A type of digital asset based on an open-source cryptographic protocol existing on the Bitcoin network.

“Bitcoin Network”—The online, end-user-to-end-user network hosting the public transaction ledger and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Bitcoin Network.

“Blockchain” or “Zcash Blockchain”—The public transaction ledger of the Zcash Network on which transactions in ZEC are recorded.

“Board”—Board of Directors of Grayscale Investments, Inc., which as of October 22, 2025, and pursuant to the Management Reorganization, manages and directs the affairs of the Sponsor. Prior to January 1, 2025, any references to the "Board" refer to the board of directors of Grayscale Investments, LLC, the former Sponsor of the Trust. From January 1, 2025, to October 22, 2025, any references to the “Board” refer to the board of directors of GSOIH. From and after October 22, 2025, any references to the “Board” refer to the board of directors of Grayscale Investments.

“Cash Account”—The segregated account maintained by the Transfer Agent in the name of the Trust for purposes of receiving cash from Authorized Participants and Liquidity Providers in connection with creations of Shares and distributing cash to Authorized Participants and Liquidity Providers in connection with redemptions of Shares.

“Cash Order”—An order for the creation or redemption of Shares pursuant to procedures facilitated by the Transfer Agent and pursuant to which a Liquidity Provider is engaged to facilitate the purchase or sale of ZEC. A Cash Order may be executed as either a Variable Fee Cash Order or an Actual Execution Cash Order. Unless the Sponsor determines otherwise in its sole discretion based on market conditions and other factors existing at the time of such Cash Order, all creations and redemptions pursuant to Cash Orders are expected to be executed as Variable Fee Cash Orders.

“CEA”—Commodity Exchange Act of 1936, as amended.

“CFTC”—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Code”—The U.S. Internal Revenue Code of 1986, as amended.

“Coinbase”—Coinbase, Inc.

“Coinbase Credit”—Coinbase Credit, Inc.

“Coinbase Derivatives”—Coinbase Derivatives, LLC.

“Co-Transfer Agent”—Continental Stock Transfer & Trust Company.

“Covered Person”—The Sponsor and its affiliates.

“Creation Basket”—Basket of Shares issued by the Trust upon deposit of the Basket Amount required for each such Creation Basket.

“Creation Time”—With respect to the creation of any Shares by the Trust, the time at which the Trust creates such Shares.

“Custodial and Prime Broker Services”—The services of the Custodian and the Prime Broker that provide for: (i) holding of the Trust’s ZEC in the Vault Balance and the Settlement Balance; (ii) transfer of the Trust’s ZEC between the relevant Vault Balance and the Settlement Balance; (iii) the deposit of ZEC from a public blockchain address into the respective account or accounts in which the Vault Balance or the Settlement Balance are maintained; and (iv) the withdrawal of ZEC from the Vault Balance to a public blockchain address the Trust controls.

“Custodial Entities”—The Prime Broker, together with the Custodian.

“Custodian”—Coinbase Custody Trust Company, LLC.

“Custodian Fee”—Fee payable to the Custodian and the Prime Broker for services they provide to the Trust, which the Sponsor shall pay to the Custodian and the Prime Broker as a Sponsor-paid Expense.

“DCG”—Digital Currency Group, Inc.

“DCG Holdco”—DCG Grayscale Holdco, LLC.

“Digital Asset Market”—A “Brokered Market,” “Dealer Market,” “Principal-to-Principal Market” or “Exchange Market,” (referred to as “Trading Platform Market” in this prospectus) as each such term is defined in the Financial Accounting Standards Board Accounting Standards Codification Master Glossary.

“Digital Asset Trading Platform”—An electronic marketplace where trading platform participants may trade, buy and sell ZEC based on bid-ask trading. The largest Digital Asset Trading Platforms are online and typically trade on a 24-hour basis, publishing transaction price and volume data.

“Digital Asset Trading Platform Market”—The global exchange market for the trading of ZEC, which consists of transactions on electronic Digital Asset Trading Platforms.

“DSTA”—The Delaware Statutory Trust Act, as amended.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.

“ERISA”—The U.S. Employee Retirement Income Security Act of 1974, as amended.

“Excess Creation Cash”—In connection with a creation pursuant to an Actual Execution Cash Order, the amount of excess cash to be returned to the Authorized Participant in the event the price realized in acquiring the corresponding Total Basket Amount is lower than the Total Basket NAV on the trade date.

“Exchange Act”—The Securities Exchange Act of 1934, as amended.

“FCA”—The Financial Conduct Authority.

“FDIC”—The Federal Deposit Insurance Corporation.

“FinCEN”—The Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.

“FINRA”—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers, including Authorized Participants.

“FTX”—FTX Trading, Ltd.

“Grayscale Investments”—Grayscale Investments, Inc., a Delaware corporation and a consolidated subsidiary of DCG.

“Grayscale Securities”—Grayscale Securities, LLC.

“GSI”—Grayscale Investments, LLC, the Sponsor of the Trust until December 31, 2024.

“GSIS”—Grayscale Investments Sponsors, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Grayscale Operating, LLC.

“GSO”—Grayscale Operating, LLC, a Delaware limited liability company and a consolidated subsidiary of Digital Currency Group, Inc.

“GSOIH”—GSO Intermediate Holdings Corporation, a Delaware corporation and a consolidated subsidiary of DCG.

“Incidental Rights”—Rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of ZEC and arise without any action of the Trust, or of the Sponsor or Trustee on behalf of the Trust.

“Index”— The CoinDesk Zcash Benchmark Rate. From the commencement of the Trust’s operations until March 31, 2026, the Index was the CoinDesk Zcash Price Index (ZCX).

“Index License Agreement”—The license agreement, dated as of February 1, 2022, between the Index Provider and the Sponsor governing the Sponsor’s use of the Index for calculation of the Index Price, as amended by Amendment No. 1 thereto and as the same may be amended from time to time.

“Index Price”—The U.S. dollar value of a ZEC derived from the Digital Asset Trading Platforms that are reflected in the Index, calculated at 4:00 p.m., New York time, on each business day. See “Prospectus Summary—The Index and the Index Price” for a description of how the Index Price is calculated. For purposes of the Trust Agreement, the term ZEC Index Price shall mean the Index Price as defined herein.

“Index Provider”—CoinDesk Indices, Inc., a Delaware corporation that publishes the Index. Prior to its sale to an unaffiliated third party on November 20, 2023, DCG was the indirect parent company of CoinDesk Indices, Inc. As a result, CoinDesk Indices, Inc. was an affiliate of the Sponsor and the Trust and was considered a related party of the Trust.

“In-Kind Order”—An order for the creation or redemption of Shares pursuant to which the Authorized Participant (or its AP Designee) will deliver or receive ZEC directly from the Trust’s Vault Balance.

“Investment Advisers Act”—Investment Advisers Act of 1940, as amended.

“Investment Company Act”—Investment Company Act of 1940, as amended.

“Investor”—Any investor that has entered into a subscription agreement with an Authorized Participant, pursuant to which such Authorized Participant will act as agent for the investor.

“IR Virtual Currency”—Any virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.

“IRS”—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.

“Liquidity Engager”—Grayscale Investments Sponsors, LLC, acting other than in its capacity as Sponsor, and in its capacity to engage one or more Liquidity Providers.

“Liquidity Provider” —One or more eligible companies that facilitate the purchase and sale of ZEC in connection with creations or redemptions pursuant to Cash Orders. The Liquidity Providers with which Grayscale Investments Sponsors, LLC, acting in its capacity as the Liquidity Engager, will engage in ZEC transactions are third parties that are not affiliated with the Sponsor or the Trust and are not acting as agents of the Trust, the Sponsor, or any Authorized Participant, and all transactions will be done on an arms-length basis. Except for the contractual relationships between each Liquidity Provider and Grayscale Investments Sponsors, LLC in its capacity as the Liquidity Engager, there is no contractual relationship between each Liquidity Provider and the Trust, the Sponsor, or any Authorized Participant.

“Management Reorganization”—An internal corporate reorganization consummated on October 22, 2025. As a result of the Management Reorganization, Grayscale Investments is now the sole managing member of GSO, the sole member of the Sponsor, and the Board of Grayscale Investments is responsible for managing and directing the affairs of the Sponsor.

“Marketing Agent”—Foreside Fund Services, LLC.

“Marketing Agent Agreement”—An agreement entered into by the Sponsor, on behalf of the Trust, dated , with Foreside Fund Services, LLC.

“Marketing Fee”—Fee payable to the marketer for services it provides to the Trust, which the Sponsor will pay to the marketer as a Sponsor-paid Expense.

“NAV”—The aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars or other fiat currency), less its liabilities (which include estimated accrued but unpaid fees and expenses), a Non-GAAP metric, calculated in the manner set forth under “Part I—Item 1. Business—Valuation of ZEC and Determination of NAV” in the Annual Report. See also “Trust Objective and Determination of Principal Market NAV and NAV” in this prospectus for a description of the Trust’s Principal Market NAV, as calculated in accordance with GAAP. Prior to February 7, 2024, NAV was referred to as Digital Asset Holdings. For purposes of the Trust Agreement, the term ZEC Holdings shall mean the NAV as defined herein.

“NAV Fee Basis Amount”—The amount on which the Sponsor’s Fee for the Trust is based, as calculated in the manner set forth under “Part I—Item 1. Business—Valuation of ZEC and Determination of NAV” of the Annual Report.

“NYSE Arca”—NYSE Arca, Inc.

“OTCQX”—The OTCQX Best Market of OTC Markets Group Inc.

“Participant Agreement”—An agreement entered into by an Authorized Participant with the Sponsor and the Transfer Agent, that provides the procedures for the creation and redemption of Baskets via a Liquidity Provider.

“Pre-Creation Abandonment Notice”—A notice, delivered to the Custodian on July 29, 2019, stating that the Trust is abandoning irrevocably for no direct or indirect consideration, effective immediately prior to a Creation Time for the Trust, all Incidental Rights and IR Virtual Currency to which it would otherwise be entitled as of such time and with respect to which the Trust has not taken any Affirmative Action at or prior to such time.

“Pre-Creation/Redemption Abandonment”—The abandonment by the Trust, irrevocably for no direct or indirect consideration, all Incidental Rights and IR Virtual Currency to which the Trust would otherwise be entitled, effective immediately prior to a Creation Time or a Redemption Time (as the case may be) for the Trust.

“Pre-Creation/Redemption Abandonment Notices”—Together, the Pre-Creation Abandonment Notice and the Pre-Redemption Abandonment Notice.

“Pre-Redemption Abandonment Notice”—A provision, as amended or supplemented from time to time, in the Prime Broker Agreement that provides that the Trust will abandon irrevocably for no direct or indirect consideration, effective immediately prior to each Creation Time and each Redemption Time for the Trust, all Incidental Rights and IR Virtual Currency to which it would otherwise be entitled as of such time and with respect to which the Trust has not taken any Affirmative Action at or prior to such time.

“Prime Broker”—Coinbase, Inc.

“Prime Broker Agreement”—The Prime Broker Agreement, dated as of , by and among the Trust, the Sponsor and the Prime Broker, on behalf of itself, the Custodian and Coinbase Credit, that governs the Trust’s and the Sponsor’s use of the Custodial and Prime Broker Services provided by the Custodian and the Prime Broker.

“Principal Market NAV”—The net asset value of the Trust determined on a GAAP basis. Prior to February 7, 2024, Principal Market NAV was referred to as NAV.

“Redemption Cash Shortfall”—In connection with a redemption pursuant to an Actual Execution Cash Order, the amount by which the cash to be delivered to the Authorized Participant is reduced in the event the price realized in disposing the corresponding Total Basket Amount is lower than the Total Basket NAV on the trade date.

“Redemption Time”—With respect to the redemption of any Shares by the Trust, the time at which the Trust redeems such Shares.

“Reorganization”—The internal corporate reorganization of Grayscale Investments, LLC consummated on January 1, 2025.

“Required Redemption Cash”—The actual proceeds to the Trust from the liquidation of the Total Basket Amount.

“SEC”—The U.S. Securities and Exchange Commission.

“Secondary Index”—The Coin Metrics Real-Time Rate.

“Secondary Index Price”—The price set by Coin Metrics Real-Time Rate as of 4:00 p.m., New York time, on the valuation date. See “Item 1. Business—Overview of the ZEC Industry and Market—ZEC Value—The Index and the Index Price—Determination of the Index Price When Index Price is Unavailable” in the Annual Report for a description of how the Secondary Index Price is utilized when the Index Price is unavailable.

“Secondary Index Provider”—Coin Metrics Inc., a Delaware corporation that publishes the Secondary Index.

“Secondary Market”—Any marketplace or other alternative trading system, as determined by the Sponsor, on which the Shares may then be listed, quoted or traded, including but not limited to, NYSE Arca and the OTCQX tier of the OTC Markets Group Inc.

“Securities Act”—The Securities Act of 1933, as amended.

“Settlement Balance”—An account controlled and maintained by the Custodian to which cash and digital assets of the Trust are credited on the Trust’s behalf.

“Shares”—Common units of fractional undivided beneficial interest in, and ownership of, the Trust.

“SIPC”—The Securities Investor Protection Corporation.

“Sponsor” or “Co-Sponsor”—The sponsor of the Trust. Grayscale Investments, LLC was the sponsor of the Trust before January 1, 2025, Grayscale Operating, LLC was a co-sponsor of the Trust from January 1, 2025 to May 3, 2025, and Grayscale Investments Sponsors, LLC was a co-sponsor of the Trust from January 1, 2025 to May 3, 2025 and is the sole sponsor thereafter.

“Sponsor-paid Expenses”—The fees and expenses incurred by the Trust in the ordinary course of its affairs that the Sponsor is obligated to assume and pay, excluding taxes, but including: (i) the Marketing Fee, (ii) the Administrator Fee, (iii) the Custodian Fee and fees for any other security vendor engaged by the Trust, (iv) the Transfer Agent fee, (v) the Trustee fee, (vi) the fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including customary legal, marketing and audit fees and expenses) in an amount up to $600,000 in any given fiscal year, (vii) ordinary course, legal fees and expenses, (viii) audit fees, (ix) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act or the Exchange Act, (x) printing and mailing costs, (xi) costs of maintaining the Trust’s website and (xii) applicable license fees, provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

“Sponsor’s Fee”—A fee, payable in ZEC, which accrues daily in U.S. dollars at an annual rate of % of the NAV Fee Basis Amount of the Trust as of 4:00 p.m., New York time, on each day; provided that for a day that is not a business day, the calculation of the Sponsor’s Fee will be based on the NAV Fee Basis Amount from the most recent business day, reduced by the accrued and unpaid Sponsor’s Fee for such most recent business day and for each day after such most recent business day and prior to the relevant calculation date.

“Total Basket Amount”—With respect to any creation or redemption order, the applicable Basket Amount multiplied by the number of Baskets being created or redeemed.

“Total Basket NAV”—The applicable Basket NAV Amount multiplied by the number of Baskets being created or redeemed.

“Transfer Agency and Service Agreement”—The agreement between the Sponsor and the Transfer Agent which sets forth the obligations and responsibilities of the Transfer Agent with respect to transfer agency services and related matters.

“Transfer Agent”—The Bank of New York Mellon, a New York corporation authorized to conduct banking business.

“Transfer Agent Fee”—Fee payable to the Transfer Agent for services it provides to the Trust, which the Sponsor will pay to the Transfer Agent as a Sponsor-paid Expense.

“Trust”—Grayscale Zcash Trust (ZEC), a Delaware statutory trust, formed on October 23, 2017 under the Delaware Statutory Trust Act, as amended, and pursuant to the Trust Agreement. In connection with the effectiveness of this registration statement and the listing of the Shares on NYSE Arca, the Sponsor intends to rename the Trust as Grayscale Zcash ETF by filing a Certificate of Amendment to the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA.

“Trust Agreement”—The Second Amended and Restated Declaration of Trust and Trust Agreement between the Trustee and the Sponsor establishing and governing the operations of the Trust.

“Trustee”—CSC Delaware Trust Company (formerly known as Delaware Trust Company), a Delaware trust company, is the Delaware trustee of the Trust.

“U.S.”—United States.

“U.S. dollar” or “$”—United States dollar or dollars.

“U.S. GAAP”—United States generally accepted accounting principles.

“Variable Fee” —An amount in cash based on the Total Basket NAV, which shall be paid by the Authorized Participant in connection with Variable Fee Cash Orders. The amount may be changed by the Sponsor in its sole discretion at any time.

“Variable Fee Cash Order”—A Cash Order pursuant to which any price differential between (x) the Total Basket NAV on the trade date and (y) the price realized in acquiring or disposing of the corresponding Total Basket Amount, as the case may be, will be borne solely by the applicable Liquidity Provider.

“Vault Balance”—A segregated custody account controlled and secured by the Custodian to store private keys, which allow for the transfer of ownership or control of the Trust’s ZEC on the Trust’s behalf.

“Zcash Network”—The online, end-user-to-end-user network hosting the public transaction ledger, known as the Zcash Blockchain, and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Zcash Network.

“ZEC” or “Zcash” —Zcash tokens, which are a type of digital asset based on an open source cryptographic protocol existing on the Zcash Network, comprising units that constitute the assets underlying the Trust’s Shares.

GRAYSCALE ZCASH TRUST (ZEC)

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PRELIMINARY PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) does not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses will be paid by Grayscale Investments Sponsors, LLC, the sponsor of the Registrant (“Sponsor”).

Item 15. Indemnification of Directors and Officers.

Section 2.4(a) of the Trust Agreement (“Trust Agreement”) between CSC Delaware Trust Company, the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel), tax or penalty of any kind and nature whatsoever (collectively, “Expenses”), arising out of, imposed upon or asserted at any time against such Indemnified Person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor the Sponsor shall be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of the Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within 60 days of a request for payment owed under Section 2.4 of the Trust Agreement, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under Section 2.4 of the Trust Agreement. Any amount payable to an Indemnified Person under Section 2.4 of the Trust Agreement may be payable in advance and shall be secured by a lien on the Trust property. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons under this Section 2.4 shall survive the termination of the Trust Agreement.

Section 6.7 of the Trust Agreement provides that the Sponsor, its affiliates and their respective members, managers, directors, officers, employees, agents and controlling persons (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust against any loss, judgment, liability, expense and amount paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor Indemnified Party was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Sponsor Indemnified Party and (ii) any such indemnification will only be recoverable from the ZEC and proceeds from the disposition of ZEC on deposit in the Trust’s accounts as well as any rights of the Trust pursuant to any other agreements to which the Trust is a party.

All rights to indemnification permitted in Section 6.7 of the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor Indemnified Party, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor Indemnified Party, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Internal Revenue Code of 1986, as amended, by or against the Sponsor Indemnified Party.

Notwithstanding the other provisions of Section 6.7 of the Trust Agreement, the Sponsor Indemnified Party and any person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement. Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor Indemnified Party shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor Indemnified Party on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a shareholder of the Trust or the legal action is initiated by a shareholder of the Trust and a court of competent jurisdiction specifically approves such advance; and (iii) the Sponsor Indemnified Party undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under Section 6.7 of the Trust Agreement. In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder of the Trust’s (or assignee’s) obligations or liabilities unrelated to Trust business, such shareholder of the Trust (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Item 16. Exhibits and Financial Statement Schedules.

(a)
Exhibits

See Exhibit Index below, which is incorporated by reference herein.

(b)
Financial Statement Schedules

Not applicable

Item 17. Undertakings.

(a)
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, the:

(A)
Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1#	Second Amended and Restated Declaration of Trust and Trust Agreement (incorporated by reference to Exhibit 4.1 of the Form 8-K filed by the Registrant on March 10, 2026).

4.2	Form of Participant Agreement.

5.1*	Opinion of Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust.

8.1*	Opinion of Davis Polk & Wardwell LLP, as special tax counsel to the Trust.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust, included in Exhibit 5.1.

23.4*	Consent of Davis Polk & Wardwell LLP, as special tax counsel to the Trust, included in Exhibit 8.1.

24.1#	Power of Attorney of certain officers and directors of the Sponsor, included on the signature page of the original filing of this Registration Statement.

24.2	Power of Attorney of certain officers and directors of the Sponsor, included on the signature page of this Registration Statement.

99.1†	Prime Broker Agreement, dated as of October 3, 2025, by and among the Trust, the Sponsor and the Prime Broker, on behalf of itself, the Custodian and Coinbase Credit.

99.2†	Fund Administration and Accounting Agreement.

99.3#

Distribution and Marketing Agreement, dated October 3, 2022, between the Sponsor and Grayscale Securities, LLC (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Registrant on October 3, 2022).

99.4†#

Index License Agreement, dated February 1, 2022, between the Sponsor and the Index Provider (incorporated by reference to Exhibit 10.3 of the Registration Statement on Form 10 filed by the Registrant on May 5, 2022).

99.5†#

Amendment No. 1 to the Index License Agreement, dated June 20, 2023, between the Sponsor and Index Provider (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Registrant on June 23, 2023).

99.6†#

Amendment No. 6 to the Index License Agreement date March 1, 2025, between the Sponsor and the Index Provider (incorporated by reference to Exhibit 10.5 of the Annual Report on Form 10-K filed by the Registrant on March 7, 2025).

99.7†	Transfer Agency and Service Agreement, dated October 9, 2025, between the Trust and the Transfer Agent.

99.8†	Co-Transfer Agency Agreement, dated October 9, 2025, between the Sponsor and Continental Stock Transfer & Trust Company.

99.9†#	Assignment and Assumption Agreement (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Registrant on January 3, 2025).

99.10†#	Coinbase Assignment Agreement (incorporated by reference to Exhibit 10.2 of the current report on Form 8-K filed by the Registrant on January 3, 2025).

99.11†#	Master Services Agreement, dated August 6, 2020, between the Sponsor and the Secondary Index Provider.

99.12†	Amendment No. 2 to the Fund Administration and Accounting Agreement.

99.13†	Amendment No.2 to the Transfer Agency and Service Agreement.

99.14*	Amendment to the Co-Transfer Agency Agreement

99.15	Form of Liquidity Provider Agreement

99.16†	Master Services Agreement, dated August 6, 2020, between Sponsor and the Secondary Index Provider.

107#	Filing Fee Table.

† Portions of this exhibit (indicated by asterisks) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the Registrant treats as private or confidential.

# Previously filed.

* To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the the City of Stamford, State of Connecticut, on July 31, 2026.

GRAYSCALE INVESTMENTS SPONSORS, LLC
as Sponsor of Grayscale Zcash Trust (ZEC)

By:	/s/ Kathryn Masci
Name: Kathryn Masci
Title: Member of the Board of Managers and
Interim Chief Financial Officer*

POWER OF ATTORNEY

Each of the undersigned officers and managers of the Sponsor of the Registrant hereby severally constitutes and appoints Peter Mintzberg and Kathryn Masci, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Mintzberg	Member of the Board of Managers and	July 31, 2026
Peter Mintzberg	Chief Executive Officer
(principal executive officer)*

/s/ Kathryn Masci	Member of the Board of Managers and	July 31, 2026
Kathryn Masci	Interim Chief Financial Officer
(principal financial and principal accounting officer)*

/s/ Craig Salm	Member of the Board of Managers	July 31, 2026
Craig Salm	and Chief Legal Officer*

* The Registrant is a trust and the persons are signing in their capacities as officers and managers of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.